EXECUTION VERSION
PURCHASE AND SALE AGREEMENT
between
LEXINGTON HOTEL, LLC,
as SELLER,
and
DIAMONDROCK NY LEX OWNER, LLC,
as PURCHASER
Dated as of May 12, 2011

TABLE OF CONTENTS

1. DEFINITIONS	1
2. PURCHASE AND SALE; PROPERTY NOT INCLUDED IN SALE	1
3. PURCHASE PRICE; DEPOSIT	4
4. RIGHTS OF INSPECTION AND CONFIDENTIALITY	5
5. ESCROW AGENT; ESCROW PROVISIONS	9
6. STATUS OF THE TITLE	11
7. TITLE INSURANCE, LIENS	12
8. APPORTIONMENTS	15
9. EMPLOYEES	23
10. COVENANTS OF SELLER; APPROVALS	28
11. CONDITIONS PRECEDENT TO CLOSING	30
12. FIRPTA COMPLIANCE	31
13. REPRESENTATIONS AND WARRANTIES	31
14. DAMAGE AND DESTRUCTION	37
15. CONDEMNATION	39
16. BROKERS AND ADVISORS	40
17. TRANSFER TAXES AND RECORDING CHARGES; OTHER COSTS	41
18. DELIVERIES TO BE MADE ON THE CLOSING DATE	41
19. CLOSING DATE	45
20. NOTICES	46
21. DEFAULT BY PURCHASER OR SELLER	48
22. MISCELLANEOUS	53
23. ESTOPPELS	58
24. PROPERTY CONVEYED “AS IS” AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	58
25. EXCULPATION	60
26. FRANCHISE AGREEMENT	60
27. PRESS RELEASES	62
28. ASSIGNMENT OF MORTGAGE	62
29. TAX CONSIDERATIONS	63

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TABLE OF CONTENTS
(continued)
Schedules

A	Definitions
B	Legal Description of the Land
C-1	List of Contracts
C-2	List of Equipment Leases
D	Marked Title Commitment
E-1	List of Leases
E-2	Tenant Arrearages
F	Pending Litigation
G	List of Excluded Personalty
H	Environmental Reports
Exhibits

1	Bargain and Sale Deed
2	Bill of Sale
3	FIRPTA Certificate
4	Title Affidavit
5	ERISA Letter
6	Assignment and Assumption of Contracts
7	General Assignment and Assumption Agreement
8	Assignment and Assumption of Collective Bargaining Agreement
9	Escrow Holdback Agreement
10	Escrow Agreement
11	Tenant / Contract Service Provider Direction Letter
12	Franchise Indemnity Agreement
13	Assignment and Assumption of Leases
14	Replacement Management Agreement
15	Representation Bring-Down Certificate
16	Radisson Consent

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of May 12, 2011 (the “Effective Date”) by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), and DIAMONDROCK NY LEX OWNER, LLC, a Delaware limited liability company, having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller is the owner and holder of the fee estate in that certain plot, piece and parcel of land (the “Land”) located at 511 Lexington Avenue, New York, New York, and more particularly described in Schedule B attached hereto, together with the building and all other improvements (collectively, the “Building”) located on the Land (the Building and the Land being sometimes referred to hereinafter, collectively, as the “Premises”);
WHEREAS, a portion of the Premises is currently being operated as that certain hotel commonly known as “The Radisson Lexington Hotel” (the “Hotel”), which Hotel includes, without limitation, approximately 712 guest rooms, meeting facilities, conference rooms, restaurants, a fitness center and retail facilities;
WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to cause the sale, assignment and transfer of its interests in and to the Property to Purchaser on the Closing Date, in accordance with the terms and provisions of this Agreement, and Purchaser desires to purchase the Property from Seller on the Closing Date, upon the terms more particularly set forth in this Agreement; and
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
1. DEFINITIONS.
When used in this Agreement, the capitalized terms shall have the meanings as indicated on Schedule A attached hereto.
2. PURCHASE AND SALE; PROPERTY NOT INCLUDED IN SALE.
(a) On the Closing Date, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and assume from Seller, subject to the terms and conditions of this Agreement, all of Seller’ right, title and interest in and to the following:
(i) the Premises;
(ii) all easements, licenses, rights of way, privileges and appurtenances and other rights pertaining to the Premises;

(iii) all tangible personal property owned by Seller and located in the Premises and used solely in connection with the operation of the Premises, including, without limitation, appliances, furniture, furnishings, equipment, carpeting, draperies and curtains, tools and supplies, decorations, china, glassware, linens, silver, utensils and other items of personal property (excluding cash and deposit accounts), and all vehicles (if any) used in connection with the Hotel, in all cases subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business in accordance with the provisions of this Agreement (collectively, the “Personalty”);
(iv) (A) to the extent transferable, all existing warranties and guaranties (express or implied) issued or assigned to Seller in connection with the Premises or the Personalty; (B) all transferable names, marks, logos and designs, used in the operation or ownership of the Premises or the Personalty or any part thereof, if any, but specifically excluding any name including “Radisson” and any and all names, marks and intellectual property licensed under the Franchise Agreement or otherwise belonging to Franchisor or any of its affiliates, and all derivatives and cognates thereof and any logos or other identification or trademarks relating thereto (and Purchaser acknowledges that Seller expressly disclaims any representation or warranty, express or implied, regarding (i) ownership, right to use or registration of any names, marks, logos, designs or other intellectual property, or (ii) whether use of any intellectual property violates any ownership or other rights of any third parties); (C) all transferable licenses, franchises (subject to the provisions of Section 26 hereof) and permits owned by Seller and used in or relating to the ownership, occupancy or operation of the Premises or the Personalty or any part thereof, subject to Purchaser’s compliance with any limitations or restrictions on transfer or assignment of any computer-related materials or software which are contained in any license or similar agreement; (D) all assignable telephone numbers, TWX numbers, post office boxes, signage rights, utility and development rights and privileges, general intangibles, business records, site plans, surveys, environmental and other physical reports, plans and specifications pertaining to the Premises and the Personalty; and (E) all assignable websites and domains used exclusively for the Hotel, including access to the FTP files of the websites to obtain website information and content pertaining to the Hotel (the property described in this clause (iii) of Section 2(a) being herein referred to collectively as the “Intangibles”);
(v) all assignable service, maintenance, supply and other contracts relating to the operation and maintenance of the Premises or the Personalty or other property used in connection with the operation of the Premises or the Personalty (collectively, together with any amendments or modifications thereto, the “Contracts”), which are (A) listed on Schedule C-1, but excluding the Existing Management Agreement, the Franchise Agreement and any Contracts that are terminated on or before the Closing in accordance with the provisions of this Agreement, (B) listed on Schedule C-2 (the “Equipment Leases”), and (C) entered into after the Effective Date in accordance with the provisions of this Agreement;

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(vi) (A) all food and beverages (subject to any legal restrictions pertaining to the sale or transfer of alcoholic beverages); (B) inventory held for sale to Hotel guests and others in the ordinary course of business including all opened and unopened retail inventory in any area at the Hotel conducting retail sales (collectively, “Retail Inventory”); (C) engineering, maintenance and housekeeping supplies, including soap and cleaning materials, fuel and materials; stationery and printing items and supplies; and (D) other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Premises or the Personalty, in each case to the extent located at the Premises, together with any additions thereto prior to Closing and subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business in accordance with the provisions hereof (all of the foregoing described in sub-clauses (A) — (D) being referred to as the “Consumable Inventory” and, to the extent contained in unopened boxes, bottles, jars or containers of any type as of the Closing Date, shall collectively be referred to, together with unopened packages of china, glass, silver and linens, as the “Unopened Inventory”);
(vii) all leases for the lease and occupancy of space at the Premises (collectively, the “Leases”) which are (A) listed and described on Schedule E attached hereto and made a part hereof, but excluding any Leases that are terminated on or before the Closing in accordance with the provisions of this Agreement, and (B) are entered into after the Effective Date in accordance with the provisions of this Agreement, in each case, including any security deposits relating to such Leases held by Seller and not applied to the tenant’s obligations as of the Closing Date. For purposes of this Agreement, the term “Leases” does not include Bookings;
(viii) all accounts receivable of the Hotel and all related operations which are outstanding and less than one hundred twenty (120) days past due as of the Closing Date (collectively, the “Receivables”) (which receivables are not included in the Purchase Price and shall be purchased by Purchaser at Closing for an amount equal to 98% of the amount of those accounts receivable as set forth on the Hotel’s most current balance sheet);
(ix) subject to Section 8 hereof, all contracts or reservations for the use of guest rooms, ballroom and banquet facilities, conference facilities, meeting rooms or other facilities of the Hotel and located within the Premises (“Bookings”), and any deposits held by Seller in connection with the Bookings not previously applied;
(x) subject to Section 8(j) hereof, Seller’s interest in the funds contained in “house banks” for the Hotel as of the Cut-Off Time, whether held in the name of Seller, the Hotel or Manager and owned by Seller (collectively, the “House Bank Funds”). Purchaser expressly acknowledges and agrees that the Property to be transferred to Purchaser pursuant to this Agreement does not include any reserve or other accounts created or maintained by or on behalf of Seller or Manager in connection with the ownership or operation of the Premises; and
(xi) files and records in Seller’s possession or reasonable control and relating to the Premises (including but not limited to all files and records relating to the Hotel and the development, operation, management, maintenance, repair, marketing and promotion thereof, such as financial records and statements, maintenance records, building plans, specifications and drawings, group and individual guest history records and all reservation and booking records for rooms and meeting space, regardless of whether such files and records are stored in paper form, on computer hard drive, computer disk, CD Rom, DVD or other medium).
The items described in sub-clauses (i) through (xi) above shall be referred to herein collectively as the “Property”.

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(b) Notwithstanding anything to the contrary contained in Section 2(a) above, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Property to be sold to Purchaser hereunder:
(i) any tangible or intangible property (including, without limitation, fixtures, personal property or intellectual property) owned or leased by (A) any supplier, vendor, licensor, lessor or other party under any Contracts, (B) the tenants under any Leases, (C) Manager, (D) Franchisor, (E) any employees, (F) any guest or customers of the Hotel, or (G) any other third party;
(ii) all cash on hand or on deposit in any operating account or other account or reserve, except for security deposits held by Seller as landlord with respect to any Lease as of the Closing Date and the House Bank Funds each of which are to be transferred at Closing subject to the terms of this Agreement; and
(iii) all personal property listed on Schedule G attached hereto, if any (collectively, “Excluded Personalty”).
3. PURCHASE PRICE; DEPOSIT.
(a) The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) is THREE HUNDRED THIRTY-FIVE MILLION and 00/100 DOLLARS ($335,000,000.00), subject to apportionment as provided in Section 8 hereof, which shall be payable as follows:
(i) Simultaneously with the execution hereof, Purchaser is delivering to Commonwealth Land Title Insurance Company, 140 East 45th Street, 22nd Floor, New York, New York 10017, Attention: Peter G. Doyle, as escrow agent (the “Escrow Agent”), via wire transfer in immediately available federal funds the sum of THIRTY-THREE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($33,500,000.00) (the “Deposit”), to be held by Escrow Agent pursuant to the escrow instructions set forth in Section 5 hereof (the “Escrow Instructions”). It shall be a condition precedent to the effectiveness of this Agreement that Purchaser shall have timely delivered the Deposit to Escrow Agent, as provided above.
(ii) At Closing, Seller shall be entitled to retain the Deposit and Purchaser shall deliver to Seller the balance of the Purchase Price (i.e., the Purchase Price less the Deposit (and without deduction for any interest accrued thereon), subject to apportionment as provided in Section 8 hereof. All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts designated by Seller in accordance with wiring instructions delivered by Seller prior to Closing, and divided into such amounts designated by Seller as may be required to facilitate the consummation of the transactions contemplated by this Agreement.

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(b) Seller and Purchaser shall use commercially reasonable efforts, based on the depreciated book value of the Personalty as set forth in the books and records of Seller, to agree, no later than three (3) Business Days prior to the Closing Date, upon an allocation of the Purchase Price among the Real Property and various items of Personalty. If Seller and Purchaser agree on such allocations, each party agrees to file federal, state and local tax returns consistent with such allocations agreed upon between the parties. If Seller and Purchaser cannot agree upon such allocations of the Purchase Price, each party shall file federal, state and local tax returns based on each party’s own determination of the proper allocations of the Purchase Price, each bearing its own consequences of any discrepancies.
4. RIGHTS OF INSPECTION AND CONFIDENTIALITY.
(a) Subject to the provisions of this Section 4, Purchaser and/or any of Purchaser’s agents, employees, attorneys, accountants, consultants, advisors, lenders, investors, inspectors, appraisers, engineers, contractors, experts, partners, prospective partners, prospective investors, mortgage brokers and officers (collectively, “Purchaser’s Representatives”) shall have the right, from time to time, upon reasonable advance notice, and subject to the rights of Manager under the Existing Management Agreement, guests of the Hotel and the tenants under the Leases, to enter upon and pass through the Premises during normal business hours to inspect the Premises and examine the operations of Seller related thereto, including, without limitation, any operating files maintained by or for the benefit of Seller in connection with the leasing, operation, current maintenance and/or management of the Property (“Property Information”), including, without limitation, the Leases, the Contracts, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Hotel, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Hotel, environmental audits and similar materials, materials related to Hotel Employees and the Union, to the extent Seller is not prohibited by applicable contracts or law from disclosing such materials, and any other documents relating to the Property in Seller’s or Manager’s possession or reasonable control, but excluding materials not directly related to the current ownership, maintenance and/or management of the Property such as, without limitation, Seller’s financial projections, forecasts, budgets, appraisals, company tax records, internal memoranda, correspondence and reports and similar proprietary or confidential information. Notwithstanding any such inspection, or anything to the contrary herein contained, Purchaser’s obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the date hereof in connection with any such inspection, access or otherwise; it being agreed that Seller is permitting Purchaser such right of inspection and access as a courtesy to Purchaser in its preparation for taking title to the Property. Without limiting the generality of the foregoing, (i) Purchaser agrees that it shall not have any so-called “due diligence period” and that it shall have no right to terminate this Agreement or obtain a reduction of the Purchase Price as a result of any such fact, circumstance or other matter so discovered (including, without limitation, relating to the physical condition of the Premises, the operations of the Premises or otherwise) and (ii) Purchaser shall have no right to terminate this Agreement or obtain a return of the Deposit except as expressly provided in this Agreement.

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(b) In conducting any inspection of the Premises, (i) Purchaser shall, and shall cause any of Purchaser’s Representatives to, at all times comply with the terms and provisions of this Agreement (if applicable) and all applicable governmental laws, rules and regulations, (ii) Purchaser and Purchaser’s Representatives shall not enter the Premises unless there is a representative of Seller present at all times during each such inspection; provided, however, that upon no less than three (3) Business Days’ advance notice to Seller, Seller shall make a representative available at reasonable times to accompany Purchaser and/or Purchaser’s Representatives, (iii) neither Purchaser nor any of Purchaser’s Representatives shall take any of the following actions: (A) contact or have any discussions with Manager’s on-site managers or on-site employees, or any other employees working at the Hotel, any guests of the Hotel, any party to any Contract (other than Seller or Manager), any tenants under the Leases, the Existing Mortgage Lender (except as provided in Section 28 hereof) or any governmental authority (other than (x) to perform customary municipal and public record searches, or (y) in connection with obtaining a temporary or permanent liquor license or the transfer of the Existing Liquor License in accordance with Section 10(d) below) without in each instance (I) obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld, and (II) providing Seller with the option to either attend or participate in any meetings, conversations or communications between Purchaser and such party or expressly waiving its right to do so in writing (which writing may be in the form of an email), and Purchaser shall not communicate in any manner with any such party without satisfying the foregoing, (B) interfere with the business of Seller (or any of its tenants) or Manager conducted at the Premises or disturb the use or occupancy of any occupant of the Premises, including any guest of the Hotel, or (C) cause physical damage to the Property or any portion thereof. Purchaser and Purchaser’s Representatives shall not be permitted to conduct borings of the Premises or drilling in or on the Premises, or any other invasive testing, in connection with the preparation of an environmental audit or in connection with any other inspection of the Property, without the consent of Seller, which consent may be withheld in Seller’s sole discretion.
(c) Prior to entering the Premises to conduct any such inspection, (i) Purchaser shall obtain, and during the period of such access shall maintain, at its expense (and shall require and cause any Purchaser’s Representatives entering the Premises that are independent contractors to obtain and maintain, at their expense), commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, naming Seller, Manager and any other parties that Seller may require to be named (together with each of their respective successors and assigns), as additional insureds (provided, that Seller has previously furnished to Purchaser the name and address of any such other party), on a primary and noncontributory basis, from an Acceptable Purchaser Insurance Company, which insurance policies must have limits for bodily injury and death of not less than Five Million Dollars ($5,000,000) for any one occurrence and not less than Five Million Dollars ($5,000,000) for property damage liability for any one occurrence, and (ii) Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages. Such insurance shall state that it shall not be suspended, voided and/or cancelled by any party, reduced in coverage or in limits except after thirty (30) days’ prior written notice has been delivered to Seller.
(d) Purchaser agrees to pay to Seller on demand, the reasonable cost of repairing and restoring any damage to the Property (or portion thereof) caused by Purchaser or Purchaser’s Representatives, provided that Seller shall have delivered reasonable evidence of such damage and of the cost incurred by Seller in making such repairs. Any liens against the Premises (or any portion thereof) arising from the performance of services by third-party contractors in connection with Purchaser’s inspection of the Premises shall be removed by Purchaser as promptly as practicable and in any event not later than ten (10) Business Days after Purchaser shall have been notified of the filing of such liens. The provisions of this Section 4(d) shall survive the Closing or any termination of this Agreement.

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(e) If Purchaser fails to close upon the purchase contemplated by this Agreement in accordance with the provisions hereof, Purchaser agrees to promptly deliver to Seller copies of any and all third-party reports, studies, environmental audits, environmental assessments, or other documents or information prepared for Purchaser or obtained by Purchaser or Purchaser’s Representatives with respect to the Property, without any representation or warranty; provided, however, that Purchaser shall not be required to deliver any of the foregoing materials to Seller to the extent the same contain any information which is proprietary or confidential to third parties to whom Purchaser owes a duty of confidentiality. The provisions of this Section 4(e) shall survive any termination of this Agreement.
(f) All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser’s Representatives relating to such inspection of the Property and its other due diligence shall be at the sole expense of Purchaser.
(g) (i) Purchaser acknowledges and agrees that any and all of the Property Information which is delivered to (or is otherwise made available to) Purchaser or any of Purchaser’s Representatives by, or at the direction of Seller, or any of its agents or affiliates, including, without limitation, all information relating to the Property contained in the secure website to which Purchaser has previously been granted access, or which is prepared by, or for Purchaser or Purchaser’s Representatives, or which otherwise relates to the Property or is derived in connection with Purchaser’s or Purchaser’s Representatives’ inspection of the Property, is deemed to be confidential in nature (collectively, the “Property Confidential Information”). The parties further acknowledge and agree that the terms and conditions of this Agreement are confidential in nature (the “Agreement Confidential Information” and, together with the Property Confidential Information, collectively, the “Confidential Information”). For the purpose of clarity, each party acknowledges and agrees that there is no obligation to treat as confidential all or any Confidential Information which was publicly known or available to the public at the time of disclosure by such party (or such party’s representatives) except where such Confidential Information was known publicly or available to the public as a result of such disclosure by such party (or such party’s representatives) made in breach of any term of this Agreement.
(ii) Purchaser shall not disclose, and agrees to use commercially reasonable efforts, and to act in good faith, to ensure that Purchaser’s Representatives shall not disclose, the contents of the Confidential Information to any party outside of Purchaser’s organization or Purchaser’s Representatives. Purchaser’s obligations under this Section 4(g) shall be subject to Purchaser’s and/or Purchaser’s Representatives right to make disclosures (A) as may be required by law or a court, (B) pursuant to or in connection with any filings with the Securities and Exchange Commission or by any rules or regulations of any public stock exchange or stock quotation system, that may be applicable to Purchaser or any of Purchaser’s direct or indirect constituent owners or affiliates, and (C) as may be necessary or appropriate to disclose, in Purchaser’s reasonable judgment, to direct or indirect investors or otherwise in connection with a proposed equity offering to be made by Purchaser or an Affiliate of Purchaser; provided, that in the case of sub-clause (A) above, Purchaser will provide Seller with prompt notice so that Seller may, in its sole discretion, seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Purchaser will furnish (and Purchaser shall cause Purchaser’s Representatives to furnish) only that portion of the Confidential Information which said party is

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required to disclose as determined by its counsel. In permitting Purchaser and the Purchaser’s Representatives to review the Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and Purchaser’s Representatives, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall return to Seller or, with Seller’s prior written consent, destroy all originals and all copies of the Confidential Information (including, without limitation, any materials prepared by Purchaser or Purchaser’s Representatives incorporating the Confidential Information) at such time as this Agreement is terminated, provided that, if this Agreement is terminated by reason of Seller’s default, Purchaser shall not be required to return materials prepared by Purchaser or Purchaser’s Representatives. Purchaser further acknowledges that Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Confidential Information or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Confidential Information. The provisions of this Section 4(g)(ii) shall survive any termination of this Agreement for a period of twenty-four (24) months.
(h) Purchaser and Principal, jointly and severally hereby agree to indemnify, defend and hold Seller and its disclosed or undisclosed, direct and indirect shareholders, officers, directors, trustees, partners, principals, members, employees, agents, contractors, attorneys, accountants, consultants and any successors or assigns of the foregoing (collectively with Seller, the “Seller Related Parties” or each a “Seller Related Party”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any of Seller Related Parties, to the extent they relate to, arise out of or are the result of (i) Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of the Property, or any tests, inspections or other due diligence activities conducted pursuant to this Agreement (except to the extent any of the forgoing indemnified items are the result of (A) any Seller Related Parties willful misconduct or gross negligence or (B) pre-existing physical conditions of the Property which are not exacerbated by Purchaser and/or Purchaser Representatives), and/or (ii) the breach by Purchaser or Purchaser’s Representatives of the confidentiality requirements and inspection obligations described in this Section 4. Without limiting the foregoing indemnity, if (1) Purchaser or Principal pays a Seller Related Party (and such Seller Related Party actually receives) any amounts relating to the foregoing indemnity claim and (2) any such Seller Related Party subsequently recovers insurance proceeds in connection with such indemnity claim, then Seller shall promptly pay (or cause the applicable Seller Related Party to promptly pay) such insurance proceeds to Purchaser or Principal, as applicable, up to the amount actually received by any such Seller Related Party from Purchaser or Principal, as applicable, with respect to the indemnity claim in question. Seller shall have the right (but not the obligation) to cure any of Purchaser’s and/or Purchaser’s Representatives’ violations of this Section 4. The provisions of this Section 4(h) shall survive the Closing or any termination of this Agreement.

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5. ESCROW AGENT; ESCROW PROVISIONS.
(a) Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall (i) acknowledge to Seller and Purchaser its receipt of the Deposit, (ii) cause the Deposit to be deposited into an interest bearing account at JPMorgan Chase, N.A. or another national bank selected by Seller and reasonably approved by Purchaser (the “Escrow Bank”), and (iii) hold the Deposit (together with all interest accrued thereon) in accordance with the Escrow Instructions as set forth in this Section 5.
(b) Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, pursuant to the terms of this Agreement and under the following conditions:
(i) The Deposit shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a statement executed by Seller and Purchaser authorizing the release of the Deposit to Seller; or
(ii) The Deposit shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller stating that Seller is entitled to the Deposit under this Agreement, which demand shall specify the provision of this Agreement which entitles Seller to the Deposit; provided, that Purchaser shall not have given written notice of objection in accordance with the provisions set forth in Section 5(c) hereof; or
(iii) The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Purchaser is entitled to the return of the Deposit under this Agreement, which demand shall specify the provision of this Agreement which entitles Purchaser to the return of the Deposit; provided, that Seller shall not have given written notice of objection in accordance with the provisions set forth in Section 5(c) hereof; or
(iv) The Deposit shall be delivered to Purchaser or Seller as directed by the joint written instruction of Seller and Purchaser (which instruction may be delivered separately by each of Seller and Purchaser).
(c) Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to Section 5(b)(ii) or Section 5(b)(iii) hereof, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such party’s receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until (i) Escrow Agent receives written joint notice from Seller and Purchaser directing the disbursement of the Deposit (which notice may be delivered separately by each of Seller and Purchaser), in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (ii) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending, or (iii) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including, but not limited to, depositing the Deposit, and the interest accrued thereon, in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action, as determined by a final non-appealable order of such court.

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(d) Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any actual out-of-pocket expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold the Deposit, and the interest accrued thereon, and may decline to take any other action. After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.
(e) Escrow Agent shall have the right at any time to resign upon ten (10) Business Days’ prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

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(f) The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as expressly provided in this Agreement. At the Closing, Seller shall be entitled to retain the Deposit (together with all interest accrued thereon) and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit (but without deduction for any interest accrued thereon)) to Seller, as adjusted pursuant to Section 8 hereof. At the Closing, Purchaser shall not be entitled to any credit against the Purchase Price with respect to any such interest paid to Seller. The party receiving such interest shall pay any income taxes thereon. The provisions of this Section 5(f) shall survive the Closing or termination of this Agreement.
(g) At the Closing, Escrow Agent shall execute and deliver the Escrow Holdback Agreement and the Escrow Agreement (if applicable pursuant to Section 21(c)(ii)(B) of this Agreement) to Seller and Purchaser.
6. STATUS OF THE TITLE.
Subject to the terms and provisions of this Agreement, Seller’s interest in the Premises shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject to the following (collectively, the “Permitted Encumbrances”):
(a) those matters set forth in Schedule B-II of the Commitment attached hereto as Schedule D, which are not marked as “Omit”;
(b) (i) any state of facts disclosed by that certain survey of the Land prepared by S.P. Belcher and dated October 25, 1920, and most recently updated by visual examination on August 31, 2006 by Roland K. Link (the “Existing Survey”), and (ii) any matters disclosed in any update to the Existing Survey or any future survey (for example, minor encroachments), that do not affect the use, operations, or marketability of the Property and are otherwise immaterial;
(c) Non-Objectionable Encumbrances and any liens, encumbrances or other title exceptions approved or waived by Purchaser as provided in Section 7;
(d) Property Taxes which are a lien but not yet due and payable;
(e) any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Premises, including, without limitation, those relating to zoning and land use;
(f) all violations of laws, rules, regulations, statutes, ordinances, orders or requirements (“Violations”) now or hereafter issued or noted;
(g) any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes, and other fixtures and facilities in, over, under and upon the Premises either shown on the Existing Survey or consistent with the present use of the Premises;
(h) any matters that are (x) required by the Franchise Agreement or (y) otherwise permitted or consented to by Purchaser in accordance with this Agreement;
(i) the rights of Franchisor under the Franchise Agreement;

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(j) the rights of tenants under the Leases; and
(k) the rights of Hotel guests which occupy the Hotel or have a reservation for rooms, food and beverages, meetings and other customary Hotel uses relating to periods subsequent to the Closing Date to the extent such rights were granted or such reservations were made in the ordinary course of business.
7. TITLE INSURANCE, LIENS.
(a) (i) Purchaser acknowledges that it has received and has reviewed (A) a title commitment or title report for an owner’s policy of title insurance, dated April 29, 2011 (Reference No. NY110378) (the “Commitment”) from Commonwealth Land Title Insurance Company, 140 East 45th Street, 22nd Floor, New York, New York 10017, Attention: Peter G. Doyle ((212) 973-6209; email: pdoyle@cltic.com) (the “Title Company”), and (B) the Existing Survey. Purchaser agrees that its agreement to acquire the Property at Closing in its “AS IS” condition as set forth in Section 24 hereof shall include its agreement to acquire the Property subject to the Permitted Encumbrances and any other matters set forth in the Commitment (which are not marked as “Omit” on the Commitment attached hereto as Schedule D), such matters that are marked as “Omit” are referred to herein collectively as the “Omitted Exceptions”). Seller acknowledges and agrees that, at or prior to the Closing, Seller shall cure, or otherwise cause to be removed, the Omitted Exceptions such that the same shall not appear as Schedule B exceptions on Purchaser’s title policy to be obtained in accordance with Section 7(a)(vi) hereof. After the Effective Date and prior to the Closing Date, Purchaser shall have the right to object to any new title exception, encumbrance or lien on title which is reflected in any updates to the Commitment (but not set forth in the Commitment) or any updates to the Existing Survey (but not reflected in the Existing Survey) (each an “Update Notice”), by delivery of written notice (“Purchaser’s Objection Notice”) to Seller and Seller’s attorneys, on or prior to the date which is five (5) Business Days after Purchaser’s receipt of the Update Notice, but only if same is not a Permitted Encumbrance (a “Title Objection”). If Purchaser shall deliver a Purchaser’s Objection Notice, any Title Objection which is not objected to in such Purchaser’s Objection Notice, but which was reflected in the Commitment, the Existing Survey, any updates to the Commitment or any updates to the Existing Survey that was the subject of such Purchaser’s Objection Notice, shall not constitute a Title Objection, but shall be deemed a Permitted Encumbrance. If Purchaser receives an Update Notice of said new matter less than five (5) Business Days prior to the then Scheduled Closing Date, then Purchaser must deliver any such Purchaser’s Objection Notice prior to the then Scheduled Closing Date. Notwithstanding anything herein to the contrary, Purchaser shall not be entitled to object to, and shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections but shall be deemed Permitted Encumbrances) (x) over which the Title Company is willing to insure (without additional cost to Purchaser or where Seller pays such cost for Purchaser) or against which the Title Company is willing to provide affirmative insurance (without additional cost to Purchaser or where Seller pays such cost for Purchaser), (y) which will be extinguished upon the transfer of the Property to Purchaser, or (z) which cannot be cured or removed by the payment of a liquidated sum of money or the use of commercially reasonable efforts and do not materially adversely affect the value, use or operation or marketability of the title to, the Premises, (collectively, the “Non-Objectionable Encumbrances”).

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(ii) Except as set forth in Section 7(a)(iii) hereof, it is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses, in order to attempt to eliminate any Title Objections or to otherwise cause title in the Premises to be in accordance with the terms of this Agreement on the Closing Date. Seller shall notify Purchaser (“Seller’s Response Notice”) within five (5) Business Days of Seller’s receipt of Purchaser’s Objection Notice as to whether Seller is prepared to cure the Title Objections identified in Purchaser’s Objection Notice. Seller’s failure to furnish Seller’s Response Notice within said five (5) Business Day period shall be deemed to constitute Seller’s election not to cure said Title Objections. In the event Seller notifies (or is deemed to have notified) Purchaser that Seller is unable or unwilling to cure any of the Title Objections, then Purchaser shall elect by providing written notice to Seller (a “Purchaser’s Election Notice”) to either terminate this Agreement, in which case Purchaser shall receive a refund of the Deposit (together with all interest accrued thereon), or to proceed to Closing and accept title to the Premises subject to the Title Objections without any liability or obligation on the part of Seller by reason of such Title Objections and without any abatement of the Purchase Price. In the event Purchaser fails to furnish Purchaser’s Election Notice to Seller within five (5) Business Days following Seller’s Response Notice (or within five (5) Business Days following the date Seller is deemed to have elected not to cure said Title Objections, if Seller has not timely furnished a Seller’s Response Notice), then Purchaser shall be deemed to have waived its right to object to any such Title Objection (and the same shall no longer constitute a Title Objection, but shall instead be deemed a Permitted Encumbrance).
(iii) Notwithstanding the foregoing, Seller shall, on or before the Closing, be obligated to remove (A) all mortgages (collectively, “Mortgages”) which affect the Property, including, without limitation, the Existing Mortgage to the extent the same is not assigned to Purchaser’s lender(s) pursuant to and in accordance with Section 28 hereof; (B) all mechanics’, laborers’ or materialmens’ liens affecting the Property which arise from work performed by or on behalf of Seller or any other Seller Related Parties; (C) all judgment and tax liens affecting the Property, which are against Seller (collectively, “Monetary Liens”); and (D) any Title Objections which would not fall within the definition of sub-clauses (A), (B) or (C) above and which can be removed by the payment of a liquidated sum of money, provided, however, that with respect to such items set forth in this sub-clause (D), in no event shall Seller be obligated to expend an amount in excess of the Pre-Closing Claim Amount (in the aggregate for all matters under this Agreement to which the Pre-Closing Claim Amount is applicable) pursuant to the provisions of this sentence. Notwithstanding the foregoing, if a Monetary Lien is bonded over by Seller or others at Closing such that it is omitted from the Commitment and Purchaser’s title policy (or is otherwise insured over by the Title Company), then such Monetary Lien shall be deemed to be a Non-Objectionable Encumbrance.
(iv) Any liens or encumbrances (collectively, “Tenant Lien”) created by or against a Tenant shall neither be a Monetary Lien nor a Title Objection. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no obligation to pay, satisfy, discharge or remove of record (or cause to be paid, satisfied, discharged or removed of record) any Tenant Lien; provided, that Seller shall use commercially reasonable efforts to enforce its rights, as landlord under its lease with a Tenant, to cause said Tenant to pay, satisfy, discharge or remove of record a Tenant Lien promptly after Seller’s becoming apprised of the existence of such Tenant Lien.

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(v) Subject to the express provisions of this Section 7(a), if Seller is unable to eliminate the Title Objections by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon prior notice (“Title Cure Notice”) to Purchaser, adjourn the Scheduled Closing Date for up to sixty (60) days in order to attempt, as expeditiously as possible, to eliminate such Title Objections.
(vi) At the Closing, Purchaser shall obtain title insurance from the Title Company (on a direct basis through Peter G. Doyle ((212) 973-6209; e-mail: pdoyle@cltic.com), with (x) Royal Abstract of New York LLC, 500 Fifth Avenue, Suite 1540, New York, New York 10110, Attention: Martin Kravet ((212) 376-0900; e-mail: mkravet@royalabstract.com), (y) National Land Tenure Company, LLC, 1122 Franklin Avenue, Suite 400, Garden City, New York 11530, Attention: Matthew M. Miller ((516) 227-0800; email: mmillernlt@hotmail.com), and (z) First American Title Insurance Company, 1801 K Street NW, Suite 200-K, Washington, DC 20006 (collectively, the “Co-Insurers”) as co-insurers with the Title Company, with respect to Purchaser’s acquisition of the Property and any financing obtained in connection therewith. The Title Company and the Co-Insurers shall provide title insurance (owner and mortgagee policies) for any of the transactions contemplated under this Agreement in the following percentages: (i) the Title Company, 40%, (ii) Royal Abstract of New York LLC, 25%, (iii) National Land Tenure Company, LLC, 25%, and (iv) First American Title Insurance Company, 10%.
(vii) Purchaser, at its sole cost and expense, shall pay at the Closing all premiums, charges and disbursements required by the Title Company in accordance with its rates for issuance of the title insurance policies and issuance of any endorsements the Purchaser may request. The provisions of this Section 7(a)(vii) shall survive Closing and delivery of the Deed.
(b) In no event shall any lien, encumbrance or other exception arising as a result of any act or omission of Purchaser or anyone acting on behalf of Purchaser be deemed a Title Objection.
(c) Purchaser agrees to purchase the Premises subject to any and all Violations, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Premises. Seller shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a violation being placed on the Premises. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, or other conditions, and Purchaser shall accept the Premises subject to all such Violations, the existence of any conditions at the Premises which would give rise to such Violations, if any, and any governmental claims arising from the existence of such Violations, in each case without any abatement of or credit against the Purchase Price.

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8. APPORTIONMENTS.
(a) The following shall be apportioned between Seller and Purchaser as of 11:59 p.m. (the “Cut-Off Time”) on the day immediately preceding the Closing Date (the “Apportionment Date”) on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year, such that Purchaser shall be treated as the owner of the Property for purposes of prorations of income and expenses, on and after the day of Closing:
(i) Subject to Section 8(d), prepaid rents, fixed rents and additional rents payable pursuant to Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, “Rents”);
(ii) real estate taxes, sewer rents and taxes, water rates and charges (to the extent not accounted for pursuant to sub-clause (iii) below), vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Premises (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, are to be apportioned in accordance with Section 8(b) below;
(iii) charges for all utilities and other due and unpaid operating expenses shall be paid by Seller (and apportioned if necessary) in accordance with Section 8(c) hereof;
(iv) prepaid fees for licenses and other permits assigned to Purchaser at the Closing (which cover any period after the Closing);
(v) any amounts prepaid or payable by Seller under Contracts (if any) which are to be assumed by Purchaser at Closing;
(vi) administrative charges, if any, permitted under the Leases or applicable law, on security deposits held pursuant to the Leases;
(vii) Subject to Section 8(e), wage and fringe benefits (including, without limitation, vacation pay, sick days, health, welfare, pension and disability benefits) and other compensation payable to all Hotel Employees.
(viii) all other operating expenses with respect to the Premises to the extent such matters are customarily apportioned in connection with real estate closings of hotel properties located in New York, New York.
(b) (i) Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs, the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding year to the latest assessed valuation, but promptly after the assessment and/or tax rate for the current year are fixed, the apportionment thereof shall be recalculated and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other within five (5) Business Days based on such calculation. If as of the Closing Date the Premises or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien or has become payable, Seller shall pay the unpaid installments of such assessments which are due prior to the Closing Date and Purchaser shall pay the installments which are due on or after the Closing Date.

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(ii) Seller may file and/or prosecute an application for the reduction of the assessed valuation of the Premises or any portion thereof for real estate taxes or a refund of Property Taxes previously paid (a “Tax Certiorari Proceeding”) to the City of New York for any fiscal year. Seller shall have the right to withdraw, settle or otherwise compromise Tax Certiorari Proceedings affecting real estate taxes assessed against the Premises (A) for any fiscal period prior to the fiscal year in which the Closing shall occur without the prior consent of Purchaser, and (B) for the fiscal year in which the Closing shall occur or any fiscal year thereafter, provided Purchaser shall have consented with respect thereto, which consent shall not be unreasonably withheld or delayed. The amount of any tax refunds (net of attorneys’ fees and other costs of obtaining such tax refunds) with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs shall be apportioned between Seller and Purchaser as of the Apportionment Date. If, in lieu of a tax refund, a tax credit is received with respect to any portion of the Premises for the tax year in which the Apportionment Date occurs, then (x) within thirty (30) days after receipt by Seller or Purchaser, as the case may be, of evidence of the actual amount of such tax credit (net of attorneys’ fees and other costs of obtaining such tax credit), the tax credit apportionment shall be readjusted between Seller and Purchaser, and (y) upon realization by Purchaser of a tax savings on account of such credit, Purchaser shall pay to Seller an amount equal to the savings realized (as apportioned). All refunds, credits or other benefits applicable to any fiscal period prior to the fiscal year in which the Closing shall occur shall belong solely to Seller (and Purchaser shall have no interest therein) and, if the same shall be paid to Purchaser or anyone acting on behalf of Purchaser, same shall be paid to Seller within thirty (30) days following receipt thereof and, if not timely paid, with interest thereon from the thirtieth (30th) day following such receipt until paid to Seller at a rate equal to ten percent (10%) per annum. All refunds, credits or other benefits applicable to any fiscal period following the fiscal year in which the Closing shall occur shall belong solely to Purchaser (and Seller shall have no interest therein) and, if the same shall be paid to Seller or anyone acting on behalf of Seller, same shall be paid to Purchaser within thirty (30) days following receipt thereof and, if not timely paid, with interest thereon from the thirtieth (30th) day following such receipt until paid to Purchaser at a rate equal to ten percent (10%) per annum. Purchaser agrees to reasonably cooperate with Seller in all such Tax Certiorari Proceedings. To the extent received by either party, sums payable to the other party hereunder shall be held by the receiving party as a trust fund, and remitted to the other party within thirty (30) days of receipt. Purchaser shall assume all liabilities under the property tax certiorari agreements with respect to the Property between Ditchik & Ditchik LLP and Seller, including, without limitation any fees or other amounts payable to Ditchik & Ditchik LLP thereunder, true, correct and complete copies of which have been provided to Purchaser.
(c) Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, gas, steam, sewer, water bills, trash removal bills, janitorial and maintenance service bills and other utility bills (collectively, “Utilities”) relating to the Premises and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller after the same have been determined. Seller shall attempt to have all utility meters read as of the day immediately preceding the Closing Date. Seller shall promptly pay all unpaid bills, which obligation shall survive Closing. At Closing, Seller shall receive a credit for all refundable cash or other deposits posted with utility companies serving the Premises or any governmental agencies or authorities or posted pursuant to any Contract, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

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(d) (i) Monthly base rents (collectively, “Base Rents”) under the Leases shall be adjusted and prorated on an if, as and when collected basis. Base Rents collected by Purchaser or Seller after the Closing Date from tenants who owe Base Rents for periods prior to the Closing Date, shall be applied, (A) first to rents due and payable for the calendar month in which the Closing occurs, (B) next to all rents due and payable for the period after the calendar month in which the Closing occurs, and (C) next to all rents due and payable for the period preceding the calendar month in which the Closing occurs. Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) Business Days, pay to the other party the portion thereof to which it is so entitled.
(ii) Purchaser shall bill tenants owing Base Rents for periods prior to the Closing Date as are set forth on such updated arrearage schedule, on a monthly basis and Purchaser shall use commercially reasonable efforts to collect such past due Base Rents; provided, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Base Rents. Rents collected by Purchaser after the Closing Date to which Seller is entitled shall be paid to Seller within five (5) Business Days after receipt thereof by Purchaser. Purchaser shall provide Seller with monthly reports setting forth the status of such collection efforts. With respect to tenants who are not, at the time in question, in occupancy of any portion of the Premises, Seller may take all steps it deems appropriate, including litigation, to collect Base Rents delinquent as of the Closing Date which are still uncollected, and Seller shall give Purchaser written notice of any such actions taken to pursue such tenants. With respect to tenants who are, at the time in question, in occupancy of any portion of the Premises, Seller shall not take any action to pursue such tenants to collect such delinquencies (including, without limitation, litigation, seeking eviction of any tenant or causing any Lease to be terminated).
(iii) With respect to any Lease that provides for the payment of additional or escalation rent based upon (A) a percentage of a tenant’s gross sales during a specified annual or other period or (B) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter’s wages (collectively, “Overage Rent”), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.
(iv) Purchaser shall (A) promptly render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Overage Rent attributable to an accounting period that expired prior to the Closing Date; and (C) use commercially reasonable efforts in the collection of such Overage Rent; provided, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rent. With respect to tenants who are not, at the time in question, in occupancy of any portion of the Premises, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits) and Seller shall give Purchaser written notice of any such actions taken to pursue such tenants. With respect to tenants who are, at the time in question, in occupancy of any portion of the Premises, Seller shall not take any action to pursue such tenants to collect such delinquencies (including, without limitation, litigation, seeking eviction of any tenant or causing any Lease to be terminated). Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Overage Rent for any period prior to the Closing Date, including the aforementioned updated arrearage schedule. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller.

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(v) Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period. If, prior to the Closing Date, Seller receives any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums (less reasonable collection costs actually incurred by Seller) shall be apportioned at the Closing Date. If Purchaser receives any installments of Overage Rent attributable to Overage Rent for periods prior to the accounting period in which the Closing Date occurs, such sums (less reasonable collection costs actually incurred by Purchaser) shall be paid to Seller within five (5) Business Days after Purchaser receives payment thereof.
(vi) Any payment by tenants of Overage Rent shall be applied to Overage Rent then due and payable in the following order of priority: (A) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs (subject to apportionment pursuant to this Section 8), (B) second, in payment of Overage Rent for the accounting period following the one in which the Closing Date occurs, and (C) third, in payment of Overage Rent for the period preceding the accounting period in which the Closing Date occurs.
(vii) To the extent any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser on the Closing Date based on such estimated payments (i.e., with (x) Seller entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Seller for such periods), (y) Purchaser entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs, and (z) Seller and Purchaser apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs). At the time(s) of final calculation and collection from (or refund to) tenants of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Seller and Purchaser, with the net credit resulting from such re-proration, after accounting for amounts required to be refunded to tenants, being payable to the appropriate party (i.e., to Seller if the recalculated amounts exceed the estimated amounts and to Purchaser if the recalculated amounts are less than the estimated amounts).

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(viii) To the extent that any amounts are paid or payable to Seller by a tenant under a Lease in advance of the period to which such expense applies, whether as a one-time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.
(ix) To the extent tenants pay items of Rent which are not Base Rents or Overage Rent, such as charges for electricity, steam, water, cleaning, overtime services, sundry charges or other charges of a similar nature (collectively, “Additional Rent”), such rent shall be applied based on the period covered by such Additional Rent charge (i.e., the period the applicable work, utility or service was provided). In the case of any Additional Rent payable for a period that expired prior to the Closing Date, but which is to be paid after the Closing Date, Purchaser shall pay the entire amount thereof to Seller within five (5) Business Days after receipt thereof, less any reasonable collection costs actually incurred. Purchaser shall (A) promptly render bills for any Additional Rent payable for any period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (B) bill tenants for such Additional Rent attributable to a period that expired prior to the Closing Date, on a monthly basis, and (C) use commercially reasonable efforts in the collection of such Additional Rent; provided, that Purchaser shall have no obligation to commence any actions or proceedings to collect any Additional Rent. With respect to tenants who are not, at the time in question, in occupancy of any portion of the Premises, Seller shall have the right to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits) and Seller shall give Purchaser written notice of any such actions taken to pursue such tenants. With respect to tenants who are, at the time in question, in occupancy of any portion of the Premises, Seller shall not take any action to pursue such tenants to collect such delinquencies (including, without limitation, litigation, seeking eviction of any tenant or causing any Lease to be terminated). Seller shall furnish to Purchaser all information relating to the period prior to the Closing Date necessary for the billing of such Additional Rent, and Purchaser shall deliver to Seller, concurrently with delivery to tenants, copies of all statements relating to Additional Rent for any period prior to the Closing Date, including the aforementioned updated arrearage schedule. Purchaser shall bill tenants for Additional Rent relating to periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller. Additional Rent payable for the period in which the Closing Date occurs shall be apportioned between Seller and Purchaser based upon the same method used to apportion the underlying expense being billed to such tenant, or if such expense is not being apportioned, then based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.
(x) To the extent any payment received from a tenant after Closing does not indicate whether the payment is for an item of Base Rent, Overage Rent or Additional Rent, and the same cannot be clearly determined from the context of such payment, then such payment will be applied (x) first to payment of any Base Rent then due or delinquent, in accordance with paragraphs (i) and (ii) above, (y) second to payment of any Additional Rent then due or delinquent, in accordance with paragraph (x) above and (z) third to any Overage Rent then due or delinquent, in accordance with paragraphs (iii)-(ix) above.

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(e) All salaries, bonuses, other compensation and employment benefits for unused vacation, holiday, sick leave and personal days if, and to the extent, that amounts are accrued and vested and unused prior to the Closing Date, and contributions for retirement and welfare benefits, together with F.I.C.A., unemployment and other payroll taxes and benefits due with respect to the employment of all Hotel Employees, shall be prorated between Seller and Purchaser as of the Closing Date, with accrued vacation and other benefits due to Bargaining Unit Employees being determined in accordance with the Collective Bargaining Agreement and such matters for Non-Union Employees being determined in accordance with past practices. Purchaser shall pay the salaries and related benefits that are payable to any Hotel Employees for work performed at the Hotel on the Closing Date, whether prior to or following the time of Closing, regardless of whether such persons are employees of Seller or Purchaser.
(f) (i) At Closing, Seller shall receive one-half (1/2) of all revenues from the Hotel guest rooms and facilities occupied on the Apportionment Date with respect to the one night during which the Cut-Off Time occurs, including any sales taxes, room taxes, occupancy taxes and other taxes charged to guests in such rooms, all parking charges, sales from mini-bars, in-room food and beverage, telephone, facsimile and data communications, in-room movie, laundry, and other service charges allocable to such rooms with respect to the Apportionment Date. All revenues from restaurants, bars, lounges, vending machines and other service operations conducted at the Hotel shall be allocated based on whether the same accrued before or after the Cut-Off Time, and Seller shall cause the Manager to separately record sales occurring before and after the Cut-Off Time at the Hotel. The foregoing amounts are referred to collectively as “Guest Revenues”. Notwithstanding the foregoing, all revenues from any bars and lounges at the Hotel shall be prorated based on the actual closing time for such bar or lounge. For example, if such bar or lounge closes at 2 a.m. on the Closing Date, Seller shall retain the revenues from such services and operations even though such revenues were generated two (2) hours after the Cut-Off Time.
(ii) Revenues from conferences, receptions, meetings, and other functions occurring in any conference, banquet or meeting rooms in the Hotel, or in any adjacent facilities owned or operated by Seller, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals, and telecommunications charges, shall be allocated between Seller and Purchaser, based on when the function therein commenced, with (i) one-day functions commencing prior to the Cut-Off Time being allocable to Seller, (ii) functions commencing after the Cut-Off Time being allocable to Purchaser, and (iii) multi-day functions that include periods from both before and after the Cut-Off Time being allocated on a pro rata basis between Seller and Purchaser according to when the event commences and is scheduled to end in relation to the Cut-Off Time. The foregoing amounts are referred to collectively as “Conference Revenues.”

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(iii) At Closing, all Receivables shall be assigned to Purchaser and Seller shall receive a proration credit in an amount equal to 98% of face value (without further adjustment or allowance for uncollectible accounts) of such receivables as set forth on Manager’s books including, without limitation, receivables accrued in connection with hotel reservations, the use of guest rooms, banquet and meeting room receivables (including any cancellation fees due to Seller in connection with any of the foregoing) as reflected on the city ledger, guest ledger or any other receivable ledger. Purchaser shall have no right to any adjustment to the prorations with respect to the Receivables on or after Closing for inability to collect outstanding Receivables or otherwise. All accounts receivable more than one hundred twenty (120) days past due on the Closing Date (“Retained Receivables”) shall be retained by Seller at Closing and (i) Purchaser shall cause its manager to endeavor to collect the Retained Receivables in a manner consistent with its efforts to collect the accounts receivable due to Purchaser, and (ii) Purchaser and its manager shall deliver to Seller any amounts received by them after the Closing Date on account of the Retained Receivables reasonably promptly following receipt by Purchaser or its manager.
(iv) Any Hotel operating revenues not otherwise provided for in this Section 8(f), shall be prorated between Purchaser and Seller as of the Apportionment Date.
(g) At Closing, Purchaser shall receive a proration credit equal to the aggregate amount of all outstanding accounts payable for the Hotel as of the Closing Date (“Hotel Payables”) as set forth in a schedule attached to the Preliminary Closing Statement Statement and Purchaser shall assume the obligation to satisfy all Hotel Payables for which Purchaser received such credit at Closing. After Closing, before paying any amount invoiced or otherwise claimed by a third party due with respect to the Hotel operations prior to Closing which is not included on such schedule (or is claimed in an amount larger than that shown on such schedule), Purchaser shall first submit such invoice or claim to Seller. Unless Seller, within fifteen (15) days after receiving such submission, objects to such invoice or claim (thereby making it a “Seller Disputed Payable”), Purchaser may pay the same and take a credit for such payment on the Final Statement. Seller shall make commercially reasonable efforts to resolve any Seller Disputed Payables in a timely manner; provided, that Purchaser shall have the right to pay any invoice or claim the non-payment of which does or could, in Purchaser’s reasonable judgment (i) result in the withholding of goods or services to the Hotel, or (ii) constitute a lien against the Property (or any portion thereof). Notwithstanding the foregoing, upon Closing Purchaser shall assume all obligations of Seller to pay for any (i) consumables or other items ordered by or for the benefit of Seller in the ordinary course of business but which are not yet received as of the Closing Date, and (ii) items or services listed on a purchase order log prepared by Manager which are not yet received as of the Closing Date, which list shall be updated by Manager immediately prior to Closing; provided, that there shall not be any adjustment to the Purchase Price in connection with Purchaser’s assumption of the liabilities described in clauses (i) and (ii) of this sentence.
(h) At Closing, Seller shall receive a credit in the amount of the fair market value of the Consumable Inventory, the Unopened Inventories and the Retail Inventories.
(i) Purchaser shall receive a proration credit equal to the aggregate amount of advance deposits that shall have been received by Seller prior to the Cut-Off Time on account of pending reservations for use or occupancy of the Property after the Cut-Off Time.
(j) Seller shall receive a credit at Closing in an amount equal to all House Bank Funds.

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(k) Seller shall receive a credit at Closing in an amount equal to any fees and other amounts paid or advanced by Seller to Franchisor under the Franchise Agreement which relate to periods from and after the Closing Date, to the extent that (a) such amounts may be applied to Purchaser’s obligations under the New License, (b) Franchisor does not directly reimburse Seller for such fees and other amounts at Closing, and (c) Purchaser receives a credit for such amounts from Franchisor.
(l) Unless this Section 8 expressly provides otherwise, all items of revenue and expense with respect to the Hotel’s operations shall be classified and determined in accordance with the Uniform System of Accounts for the Lodging Industry, as reasonably modified by Manager for use at the Hotel consistent with past practices within the twelve (12) months preceding the Closing, and otherwise in accordance with generally accepted accounting principles.
(m) At or prior to the Closing, Seller and Purchaser and/or their respective agents or designees will jointly prepare a preliminary closing statement (the “Preliminary Closing Statement”) which will show the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing pursuant to Section 3 hereof, as applicable. Within twelve (12) months following the Closing Date, Seller and Purchaser will jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due to Seller or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within ten (10) Business Days following that party’s receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto, except to the extent that any such determinations are not able to be finally determined until a later date or are expressly subject to a longer survival period hereunder. Seller and Purchaser agree that any items which are not capable of being determined at the time the Final Closing Statement shall be determined as soon as feasible and paid promptly after such determination. Prior to and following the Closing Date, each party shall provide the other with such information and data as the other shall reasonably request (including, without limitation, access to the books, records, files and ledgers) with respect to the Property during normal business hours upon reasonable advance notice in order to make the preliminary and final adjustments and prorations provided for herein.
(n) Purchaser and Seller shall each bear their own accounting costs to resolve all prorations provided for under this Section 8.
(o) The provisions of this Section 8 shall survive the Closing.

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(p) The rights and obligations of Purchaser under this Section 8 may be assigned to a taxable REIT direct or indirect subsidiary (“TRS”) of DiamondRock Hospitality Company; provided, that any such TRS shall at all times be a wholly owned direct or indirect subsidiary of DiamondRock Hospitality Company and shall not be a Prohibited Person. Seller acknowledges that (i) Purchaser will enter into a lease with the TRS, (ii) the operations of the Hotel will be conducted on behalf of the TRS, and (iii) any debits or credits related to operations will be solely at the expense of, or for the benefit of, the TRS; provided, however, as between Purchaser and Seller, any such debits or credits will be included within the adjustments to the Purchase Price as determined in accordance with this Agreement. Nothing contained in this Section 8(p) shall affect or otherwise release Purchaser and/or Principal from its obligations under this Agreement.
9. EMPLOYEES.
(a) For purposes of this Agreement, (i) “Hotel Employees” means, collectively, all individuals employed at the Hotel by Manager or Seller as of the Closing Date, irrespective of whether such individuals are active, on leaves of absence or otherwise inactive but still employed at the Hotel, and (ii) “Bargaining Unit Employees” shall mean all employees of Seller who work at the Hotel and are covered by the Collective Bargaining Agreement. The provisions of this Agreement set forth in Sections 9(b) through Section 9(f) will apply to Purchaser if and to the extent that Seller immediately before the Closing has a corresponding and direct obligation to Hotel Employees or to Bargaining Unit Employees and to their Union. The provisions of Section 9(f), and any obligation of Purchaser thereunder shall be to the same extent and have the same nature as that of Seller immediately before the Closing. The provisions of Section 9(h) will operate and be applied, if and only to the extent that Seller has an obligation to contribute to the Retirement Plan that runs directly to such plan. Nothing in this Section 9 is intended by its own force and without the consent of Purchaser to increase any obligation or commitment of Purchaser beyond the obligation or commitment that Seller has immediately before the Closing.
(b) Purchaser agrees that it will, or it will cause its manager to, extend offers to hire effective at and upon Closing, a sufficient number of the Hotel Employees (“Rehired Employees”) so that Seller shall not be required to give any layoff, closing or other termination notices or otherwise incur any liability pursuant to the provisions of the Federal Worker Adjustment and Retraining Notification Act. 29 U.S.C. 2101-2109 (the “Federal WARN Act”), the New York State Worker Adjustment and Retraining Notification Act, N.Y. Labor Law §860 et seq. and 12 NYCRR Part 921 (“New York WARN Act”), and the Displaced Building Service Workers Act set forth in Section 22-505 of the Administrative Code of the City of New York (the “Displaced Building Service Workers Act”). Purchaser further agrees that (i) Bargaining Unit Employees shall be offered employment in accordance with Section 9(e) below, (ii) Purchaser or, as the case may be, its manager shall be required to assume and discharge, in accordance with their terms, all obligations and liabilities of Seller or Manager with respect to costs of termination of any employees who are not Bargaining Unit Employees (“Non-Union Employees”) incurred after the Closing including, without limitation, any severance claim made after the Closing by any Non-Union Employee that is not offered employment by Purchaser, or Purchaser’s manager.

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(c) From and after the Closing, Purchaser (i) shall be solely responsible for complying or causing compliance with all applicable provisions of federal, state and municipal laws and regulations relating to Rehired Employees, including Purchaser’s covenants set forth in this Section 9, including without limitation compliance with any applicable provisions of the Federal WARN Act, the New York WARN Act or the Displaced Building Service Workers Act, and (ii) hereby agrees to indemnify, defend, protect and hold Seller, Manager, and their respective affiliates harmless from and against any and all claims, liabilities, debts, costs, expenses, damages, attorneys’ fees and disbursements arising out of any violation of the Federal WARN Act, the New York WARN Act or the Displaced Building Service Workers Act in connection with the transaction contemplated by this Agreement. Seller agrees to indemnify, defend, protect and hold Purchaser, Purchaser’s manager, and their respective affiliates harmless from and against any and all claims, liabilities, debts, costs, expenses, damages, attorneys’ fees and disbursements arising out of any violation of the Federal WARN Act, the New York WARN Act or the Displaced Building Service Workers Act for any period prior to the Closing (excluding any matters arising from the transaction contemplated by this Agreement).
(d) During the period prior to Closing, the parties agree to reasonably cooperate and also to consult on a regular basis and coordinate their activities relating to employee matters so as to facilitate a smooth transition of Hotel operations and the continued proper performance by the Hotel Employees of their respective duties up to Closing. Other than in the ordinary course of operations, Seller and/or Manager shall not replace, layoff or terminate any of the Hotel Employees, without Purchaser’s prior written consent, which consent may not be unreasonably withheld. Seller shall promptly deliver to Purchaser copies of any written materials delivered or received relating to Union representation of Hotel Employees, and Seller shall keep Purchaser updated with respect to the status of any discussions with respect thereto.
(e) Purchaser shall: (i) credit Rehired Employees with their original date of hire with the Hotel for purposes of any length of service requirements, waiting periods, vesting periods, or differential benefits based on length of service in any benefit plan established or maintained by or on behalf of Purchaser (or Purchaser’s manager) for which such Hotel Employees may be eligible after the Closing; (ii) provide, subject to the consent of any third-party insurer or other similar third party having liability for benefit payments, that any pre-existing conditions, restrictions or waiting periods under any benefit plan established by or on behalf of Purchaser providing medical, dental, vision, or prescription drug coverage or benefits are waived to the extent necessary and possible under the applicable plans to provide immediate coverage for Hotel employees who are hired for the Hotel following termination of such Hotel Employees’ coverage under the benefit plans maintained by or on behalf of Seller, such that Seller shall not have COBRA obligations for any such Hotel Employees who are hired by Purchaser; and (iii) indemnify, defend and hold Seller harmless from and against all loss, expense (including reasonable attorneys’ fees and disbursements incurred to enforce this indemnity), damage and liability resulting from any COBRA obligations arising in respect of Rehired Employees and any obligations respecting Rehired Employees regarding employee benefits arising from and after the Closing Date.

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(f) Without limiting any other provision of this Section 9, (i) Seller has informed Purchaser that Seller is a party to and is bound by the terms of that certain Industry Wide Agreement between Hotel Association of New York, Inc. and New York Hotel and Motel Trades Council, AFL-CIO (“Union”) which is in effect through June 30, 2012, including any related written memorandum of understanding and other related agreements, as provided by their terms (collectively, the “Collective Bargaining Agreement”), (ii) a copy of the Collective Bargaining Agreement had previously been delivered or made available to Purchaser for its review, and (iii) Purchaser or Purchaser’s manager shall offer to retain all Bargaining Unit Employees and, if they accept their offers, their employment will continue uninterrupted without loss of seniority, compensation, benefits or other terms and conditions of employment subject to the Collective Bargaining Agreement and applicable law, and (iii) the Purchaser will recognize the Union and assume and be bound by the Collective Bargaining Agreement from and after the Closing Date. Purchaser further agrees to an assumption agreement in the form of the IWA Assumption Agreement attached hereto as Exhibit 8 and made a part hereof to effectuate an assumption of the Collective Bargaining Agreement in its name (without modification or amendment). To the extent required by the Collective Bargaining Agreement, Purchaser shall also cause its designated manager that becomes the employer of the Bargaining Unit Employees to be a party to the IWA Assumption Agreement.
(g) Under the Collective Bargaining Agreement, Seller currently contributes, on a monthly basis, various amounts under the (i) New York Hotel Trades Council and Hotel Association of New York City, Inc. Health Benefits Fund, (ii) New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund, (iii) New York Hotel Trades Council and Hotel Association of New York City, Inc. Prepaid Legal Services Fund, and (iv) New York Hotel Trades Council and Hotel Association of New York City, Inc. Industry Training and Scholarship Fund (collectively, the “Union Employee Benefit Funds”). At Closing, regular contributions paid or payable with respect to the Union Employee Benefit Funds shall be prorated, with the appropriate party receiving a credit or debit to the Purchase Price, on a pro rata basis based on the date Closing occurs.
(h) Retirement Plan.
(i) The Seller is not currently an “employer” with respect to the Hotel for purposes of Title IV of ERISA, and subsequent to the Closing Date, the Purchaser will also not be an “employer” with respect to the Hotel for purposes of Title IV of ERISA. The “employer” with respect to the Hotel for purposes of Title IV of ERISA is, as to each of the parties, the manager of the Hotel. As a result, neither the Seller has nor, subsequent to the Closing Date, the Purchaser shall have, an obligation to contribute to the New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund (the “Retirement Plan”) with respect to the Hotel. The parties recognize, however, that the Retirement Plan may contend otherwise, and accordingly, the parties have agreed to include provisions herein sufficient to comply with Section 4204 of ERISA as if the Seller had an obligation to contribute to the Retirement Plan with respect to the Hotel. In doing so, neither the Seller nor the Purchaser admits or acknowledges that it is an “employer” with respect to the Hotel for purposes of Title IV of ERISA, or has an obligation to contribute to the Retirement Plan with respect to the Hotel.
(ii) Seller and Purchaser agree that during the Contribution Period, Purchaser (to the extent Seller has had an obligation to contribute) shall make contributions to the Retirement Plan in accordance with the Collective Bargaining Agreement, for substantially the same number of contribution base units, within the meaning of Section 4001(a)(11) of ERISA, for which Seller or Manager had an obligation to contribute with respect to the Hotel. If, as a result of a failure to comply with the foregoing requirements or as a result of any other action by Purchaser, Seller incurs any withdrawal liability under the Retirement Plan with respect to the Hotel, the Purchaser shall indemnify, defend, and hold Seller and any of its ERISA affiliates harmless from and against any such liability and all related costs and expenses, including reasonable attorneys’ fees.

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(iii) Purchaser agrees to reasonably cooperate with Seller and/or Retirement Plan representatives with respect to any inquiry or reasonable request for information and assistance in order to facilitate the transfer of the contribution obligation with respect to the Retirement Plan from Seller (or the manager of the Hotel) to Purchaser (or the manager of the Hotel). The parties agree that they will notify the Retirement Plan of their intention that this transaction comply with Section 4204 of ERISA.
(iv) Subject to Section 9(h)(vii), during the period commencing on the first day of the plan year following the Closing Date and ending on the expiration of the fifth such plan year (the “Contribution Period”), Purchaser shall provide to the Retirement Plan either a bond, letter of credit, or an escrow in an amount and manner meeting the requirements of Section 4204 of ERISA. The cost of any bond, letter of credit, or escrow provided under this Section 5.8(h)(iv) shall be paid by Purchaser.
(v) To the extent required pursuant to Section 4204(a)(3) of ERISA, Seller shall provide to the Retirement Plan a bond or escrow equal to the present value of the withdrawal liability Seller would have had to the Retirement Plan with respect to the assets acquired by Purchaser pursuant to this Agreement (but for the provisions of Section 4204 of ERISA), reduced to the extent provided under Section 4204(a)(3) of ERISA in the event only a portion of Seller’ assets are distributed during the Contribution Period.
(vi) If Purchaser at any time withdraws from the Retirement Plan in a complete or partial withdrawal with respect to the assets acquired by Purchaser pursuant to this Agreement during the Contribution Period, Purchaser shall be primarily liable and pay, and Seller shall be secondarily liable for any withdrawal liability Seller would have had to the Retirement Plan with respect to the Hotel (but for the provisions of Section 4204 of ERISA) if any withdrawal liability of Purchaser with respect to such Retirement Plan is not paid. Purchaser shall indemnify and hold Seller harmless for any withdrawal liability incurred by Seller pursuant to the preceding sentence. Purchaser agrees to provide Seller with reasonable advance notice of any action or event which could result in the imposition of any withdrawal liability contemplated by this Section 9(h)(vi), and in any event Purchaser shall immediately furnish Seller with a copy of any notice including, but not limited to a notice of withdrawal liability, it may receive with respect to the Retirement Plan, together with all the pertinent details. If any such withdrawal liability shall be assessed against Purchaser, Purchaser further agrees to provide Seller with reasonable advance notice of any intention on the part of Purchaser not to make full payment of any withdrawal liability when the same shall become due. Any proposed notice or communication to the Retirement Plan relating to Purchaser’s obligations under this Section shall be provided to Seller at least ten (10) days before such notice is provided to the Retirement Plan, and the form of such notice and communication shall be subject to Seller’s written approval, which approval shall not be unreasonably withheld.

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(vii) Notwithstanding anything contained in Section 9(h)(iv) to the contrary, Purchaser shall not be obligated to provide any bond, letter of credit, or escrow in the event and to the extent Purchaser obtains from the Retirement Plan or the Pension Benefit Guaranty Corporation a proper variance or exemption under Section 4204(c) of ERISA and the applicable regulations thereunder, provided any and all requirements of said variance or exemption are met and Purchaser approves such exception. Upon Purchaser’s request, Seller agrees to reasonably cooperate with Purchaser in providing the Retirement Plan with notice of the parties’ intention that this transaction be covered by Section 4204 of ERISA.
(i) Purchaser agrees to indemnify, defend and hold harmless Seller, Manager and any other Seller Related Parties from and against any claim, liability, or judgment asserted against any of the Seller Related Parties on account of or with respect to any of the following: (i) any causes of action, damages, complaints, judgments, orders and/or claims, whatsoever, and all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection therewith, which may be asserted against any of the Seller Related Parties on account of any violation of the National Labor Relations Act, Title VII of the Civil Rights Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Vocational Rehabilitation Act of 1973, the Federal WARN Act and/or the New York WARN Act, the Displaced Building Service Workers Act, New York Labor Law, New York State and City Human Rights Law, and/or any other applicable federal, state or city employment statutes, laws, rules and regulations (collectively, “Employment Laws”) by Purchaser, or any designee or management company engaged by Purchaser to employ Hotel personnel, except to the extent such are based on the acts of any Seller Related Parties, and (ii) any claims or liabilities arising (A) under the federal Employee Retirement Income Security Act, as amended, and/or any other applicable federal or state law or regulation concerning employee benefit plans with respect to the employment of employees by Purchaser or such designee or management company from and after the Closing, or (B) from or under any employee benefit plan applicable to any Rehired Employee or any other employee hired by Purchaser or such designee or management company to perform services at or for the Hotel, to the extent that any such claim or liability relates to any period of employment from and after the Closing.
(j) Seller agrees to indemnify, defend and hold harmless Purchaser, or any designee or management company engaged by Purchaser to employ Hotel personnel and their respective officers, directors, members, owners and affiliates (herein, the “Purchaser Related Parties”) from and against any claim, liability, or judgment asserted against any of the Purchaser Related Parties on account of or with respect to any of the following: (i) any causes of action, damages, complaints, judgments, orders and/or claims, whatsoever, and all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred in connection therewith, which may be asserted against any of the Purchaser Related Parties on account of any violation of the Employment Laws occurring up to and including the Closing by Seller-Related Parties, except to the extent such are based on the acts of any Purchaser-Related Parties and (ii) any claims or liabilities arising (A) under the federal Employee Retirement Income Security Act, as amended, and/or any other applicable federal or state law or regulation concerning employee benefit plans with respect to the employment of employees by Seller-Related Parties up to and including the Closing, or (B) from or under any employee benefit plan applicable to any Rehired Employee or any other employee hired by Purchaser or such designee or management company to perform services at or for the Hotel, to the extent that any such claim or liability relates to any period of employment up to and including the Closing.
(k) Purchaser’s and Seller’s obligations under this Section 9 shall survive Closing.

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10. COVENANTS OF SELLER; APPROVALS.
(a) Interim Covenants of Seller. During the period between the Effective Date and the earlier of (x) the termination of this Agreement or (y) Closing, except as otherwise expressly set forth to the contrary herein (or unless expressly required to comply with the Franchise Agreement in which event Purchaser’s consent shall not be required), Seller hereby covenants as follows:
(i) Seller shall (and shall cause Manager to) operate and maintain the Hotel in a manner generally consistent with the requirements of the Franchise Agreement and the manner in which Seller and Manager have operated and maintained the Hotel during the twelve (12) month period immediately prior to the date hereof, except that Seller shall not be required to make any capital improvement or replacement to the Premises;
(ii) Seller shall not enter into any Lease or terminate, amend, modify (except as required pursuant to its terms or other de minimis amendments or modifications), renew, grant any consent rights relating to assignment, subletting or material alterations or knowingly waive any of its rights under any Lease, or accept rental more than one (1) month in advance without first obtaining written consent from Purchaser; provided, that any agreement entered into by Seller with a tenant to confirm the terms of any right or option exercised by such tenants, or otherwise required by the applicable Lease, shall not require Purchaser’s consent;
(iii) Seller shall not sell or assign, or enter into any agreement to sell or assign all or any portion of the Property, except for the provision of hotel rooms and facilities in the ordinary course;
(iv) Seller shall not enter into any new Contracts relating to the operation of the Premises that will be binding on Purchaser or will affect the Premises following Closing without first obtaining written consent from Purchaser, except for (A) utility service agreements (e.g., electricity, water, gas, telephone, cable and any other utility services necessary for the use and operation of the Premises), (B) boiler and compressor service agreements relating to the operation of the Premises, and (C) such other agreements that Seller reasonably determines are necessary or advisable for the operation of the Premises (provided, that any such agreements are terminable, without premium or penalty, on not more than ninety (90) days’ notice);
(v) Seller shall not amend or modify (other than non-material amendments or modifications, or amendments and/or modifications which do not survive the Closing) or renew any of the Contracts that will survive the Closing without first obtaining written consent from Purchaser; provided, that such prior approval shall not be required with respect to any Contracts that are terminable, without premium or penalty, on not more than ninety (90) days’ notice;
(vi) Seller shall not initiate or settle any litigation that will materially adversely affect the Premises following Closing, without Purchaser’s prior written consent; and

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(vii) Seller shall maintain (or shall cause Manager to maintain) in full force and effect the insurance policies currently in effect with respect to the Premises (or replacements containing similar coverage).
(b) Approvals. Except as otherwise expressly provided in this Agreement, whenever Seller is required to obtain Purchaser’s approval with respect to any transaction, documents, action or other matter provided for herein, Purchaser shall, (i) within five (5) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same (and if a disapproval, said disapproval shall be accompanied by Purchaser’s reasonable basis therefor), and (ii) not unreasonably withhold or condition such approval and if Purchaser fails to notify Seller of its disapproval within said 5-Business Day period, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have approved the same. For the avoidance of doubt, any such Seller request or Purchaser notice to Seller as aforesaid shall be given in accordance with the terms of Section 20 hereof.
(c) Management Agreement. Purchaser acknowledges that the Hotel is being operated and managed by Highgate Oxford Management Company, LLC, a Delaware limited liability company (the “Existing Manager”), pursuant to that certain Hotel Management Agreement dated as of October 1, 2004, by and between Seller, Lexington Hotel Operating Lessee, LLC., a Delaware limited liability company, and the Existing Manager (the “Existing Management Agreement”). At Closing, (i) the Existing Management Agreement will be terminated effective as of the Closing Date at Seller’s sole cost and expense, and (ii) as a condition to Seller’s obligation to close the transaction contemplated under this Agreement, Purchaser shall enter into a replacement management agreement with Highgate Hotels, L.P., a Delaware limited partnership (“Manager”) for the operation and management of the Hotel in the form attached hereto as Exhibit 14 (the “Replacement Management Agreement”).
(d) Alcoholic Beverage License. Purchaser acknowledges that Seller is the current licensee under the existing alcoholic beverage license for the Hotel (the “Existing Liquor License”). Seller shall reasonably cooperate with Purchaser in submitting documents to the New York State Liquor Authority (the “NYSLA”) and obtaining all necessary approvals needed by Purchaser in order to obtain all appropriate licenses and permits for the sale of alcoholic beverages at the Hotel; provided, that such cooperation shall (i) not create any potential liability for Seller, and (ii) be at no cost or expense to Seller. To that end, upon the issuance of a temporary retail permit for the Hotel, Seller hereby agrees to deliver the Existing Liquor License to the NYSLA for safekeeping and, upon the issuance of a liquor license for the Hotel, Seller hereby agrees to cause the Existing Liquor License to be surrendered to the NYSLA and shall provide the NYSLA with all necessary documentation, including, without limitation, a Petition for Surrender of License, in connection therewith. In no event shall Seller be required to transfer to Purchaser any unopened alcoholic beverage inventory which is located at or held for use in the Hotel unless and until Seller has received a liquidators permit and Purchaser has obtained a valid and effective license entitling Purchaser to sell alcoholic beverages at the Hotel and only to the extent that Seller is permitted to transfer such inventories pursuant to applicable law. Promptly following the Effective Date, Purchaser shall file all necessary applications and supporting materials with the New York State Liquor Authority as may be required to obtain a temporary retail permit and liquor license for the Hotel, and shall diligently pursue the issuance of such temporary retail permit and liquor license. If Purchaser has not secured a temporary retail permit or liquor license for the Hotel as of the Scheduled Closing Date, then Purchaser shall have the one-time right to adjourn the Scheduled Closing Date to any Business Day occurring on or before June 8, 2011 by giving notice to Seller at least three (3) Business Days prior to the then Scheduled Closing Date; provided, that, the failure of Purchaser to secure a temporary retail permit or liquor license by the Scheduled Closing Date (as the same may be adjourned pursuant to the immediately preceding sentence) shall not excuse or in any other way affect Purchaser’s obligation to consummate the transaction contemplated under this Agreement and the Purchase Price shall not be reduced and Seller shall have no additional obligation as a result thereof.

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11. CONDITIONS PRECEDENT TO CLOSING.
(a) Purchaser’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Purchaser, at its election, upon written notice delivered to Seller at or prior to the Closing, may waive all or any of such conditions:
(i) Seller shall have executed, acknowledged (if applicable) and delivered to Purchaser all of the documents required of Seller at Closing under this Agreement;
(ii) All of Seller’s representations and warranties set forth in Section 13(a) of this Agreement shall be true and correct in all material respects on the Closing Date; provided, however, that it shall not be deemed a failure of a condition to Closing under this Section 11(a) (and shall also not be deemed a default by Seller) if, with respect to Seller’s representations and warranties set forth in Section 13(a)(iv), Section 13(a)(v), Section 13(a)(vi) and Section 13(a)(ix) through Section 13(a)(xvii), (A) the facts relating to any such representation which has become untrue (other than as a result of a Seller default) does not have a material adverse effect on the operations of the Premises, or (B) any such representation was untrue when made but Seller has caused such representation to be true at Closing in all material respects; and
(iii) Seller shall have caused Manager to enter into the Replacement Management Agreement at Closing.
(b) Seller’s obligation to close the transactions hereunder shall be subject to the satisfaction of the following conditions precedent, provided that Seller, at its election, upon written notice delivered to Purchaser at or prior to the Closing, may waive all or any of such conditions:
(i) Purchaser shall have executed, acknowledged (if applicable) and delivered to Seller all of the documents required of Purchaser at Closing under this Agreement, including, without limitation the Replacement Management Agreement;
(ii) Purchaser shall have delivered to Escrow Agent the Purchase Price and Escrow Agent shall have been irrevocably authorized to deliver same to Seller; and
(iii) All of Purchaser’s representations and warranties set forth in Section 13(e) of this Agreement shall be true and correct in all material respects on the Closing Date.
(c) Seller and Purchaser each covenant and agree to use commercially reasonable, diligent and good faith efforts to satisfy (or cause the satisfaction of) the conditions precedent to the Closing set forth in this Section 11 on or prior to the Closing Date.

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12. FIRPTA COMPLIANCE.
Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended), as the same may be amended from time to time, or any successor or similar law. Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver to Purchaser a certification as to Seller’s non-foreign status in substantially the form attached hereto as Exhibit 3 and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.
13. REPRESENTATIONS AND WARRANTIES
(a) Seller hereby represents to Purchaser that the following are true and correct in all material respects as of the date hereof:
(i) Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation, and has or will have at Closing all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.
(ii) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller, including, without limitation, the United States of America, the State of New York, or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party, or by which Seller is bound or affected, which conflict or violation would prevent Seller from performing its obligations pursuant to this Agreement.
(iii) This Agreement has been duly authorized by all necessary action on the part of Seller, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Seller to obtain any consent, authorization or approval of (or registration with) any governmental authority or any third-party under any law, statute, rule, regulation, judgment, order, writ, injunction, decree, contract or agreement which is binding upon Seller, the failure of which would prevent Seller from performing its obligations under this Agreement.

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(iv) Except as set forth on Schedule F attached hereto and except for insured claims, there is no pending or, to Seller’s knowledge, threatened action, suit, claim, investigation or proceeding at law or in equity against Seller and/or Seller’s members, before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which is reasonably likely to materially and adversely affect the Property or which otherwise would prevent Seller from performing its material obligations under this Agreement on the Closing Date.
(v) To Seller’s knowledge, there are no condemnation or eminent domain proceedings pending or threatened against the Premises.
(vi) Seller has no Plans (as that term is defined in Section 3(3) of ERISA) of which Seller is a sponsor or to which it contributes or has contributed or in which it otherwise participates or has participated.
(vii) Neither Seller, nor any person controlling or controlled by Seller is in violation of any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). Seller is not a person or an entity described by Section 1 of the Executive Order (No. 13,224) Blocking Premises and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001) (the “Executive Order”) and does not engage in any dealings or transactions and is not otherwise associated with any such persons or entities.
(viii) None of Seller or its affiliates are acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(ix) Attached hereto as Schedule C-1 and Schedule C-2 is a complete list of all Contracts which currently affect the Property and that may be in effect after Closing, and Seller has delivered (or otherwise made available to Purchaser) true, correct and complete copies of such Contracts and no uncured written notice of default has been delivered by Seller or received by Seller with respect to any Contracts.
(x) Attached hereto as Schedule E-1 is a true, correct and complete list of all Leases which currently affect the Premises, and Seller has delivered to Purchaser (or otherwise made available to Purchaser) true, correct and complete copies of such Leases. To Seller’s knowledge, attached hereto as Schedule E-2 is a true, correct and complete list of all outstanding tenant arrearages under the Leases (the “Tenant Arrearages”), as of the date specified thereon. As of the date hereof, except in connection with the Tenant Arrearages and the litigation involving Habana Room Restaurant disclosed on Schedule F attached hereto, Seller has neither given nor received any written notice of default under any Lease which default remains uncured. No tenant under any Lease has delivered any notice to Seller or Manager exercising any right of termination under its Lease. There are no construction allowances or material brokerage commissions now due or payable in the future in connection with the Leases.

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(xi) The Franchise Agreement is the only agreement between Seller and Franchisor regarding the operation of the Hotel as one of Franchisor’s “System Hotels” (as defined in the Franchise Agreement) under the Radisson brand. Seller has delivered (or otherwise made available to Purchaser) a true, correct and complete copy of the Franchise Agreement and no uncured written notice of default has been delivered by Seller or received by Seller from Franchisor. In the event that Franchisor issues a Denial Notice, the provisions of this Section 13(a)(xi) shall automatically cease to apply and the foregoing representation shall be of no further force or effect.
(xii) There are no employees of the Hotel other than Hotel Employees.
(xiii) All Personalty (other than trade fixtures belong to tenants) are owned by Seller (other than any leased Personalty under the Equipment Leases), free and clear of any liens or encumbrances except for Permitted Encumbrances.
(xiv) Seller has not granted, and to Seller’s knowledge there do not exist in favor of any person or party: (i) any option to buy all or any portion of the Property (other than to Purchaser as contemplated by this Agreement), or (ii) any right of first offer or right of first refusal to purchase all or any portion of the Property.
(xv) Seller is not the debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of creditors.
(xvi) There exist no actual or, to Seller’s knowledge, threatened in writing union strikes, work stoppages or slow downs or any other labor disputes concerning individuals employed at the Hotel which may materially and adversely affect the Property or which would otherwise prevent Seller from performing its material obligations under this Agreement on the Closing Date, except as set forth on Schedule F.
(xvii) Except as disclosed on Schedule H or in the environmental reports (and all modifications thereto) listed on Schedule H, Seller has not received any written notice from any governmental or regulatory authority of the presence or release of any Hazardous Substance that is regulated under any Environmental Laws that would cause the Premises to be in material violation of any applicable Environmental Laws, which material violation remains uncured.
(b) For the purposes of this Agreement the term “to Seller’s knowledge”, and similar terms, shall be limited to the actual knowledge of Vann Avedisian (the “Seller Knowledge Party”). The knowledge of others shall not be imputed to the Seller Knowledge Party. The parties hereby agree that recourse under this Agreement is limited to Seller and no claim will be made against Neil Luthra individually or in his capacity as the Seller Knowledge Party.

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(c) Notwithstanding the foregoing, if to Purchaser’s knowledge, any of Seller’s representations or warranties set forth in Section 13(a) hereof were untrue prior to Closing and Purchaser nonetheless elects to close the purchase contemplated under this Agreement, then Purchaser shall not be permitted to seek damages (or deliver a Claim Notice) with respect to the breach of such representations or warranties following Closing (but the foregoing shall not prohibit Purchaser from seeking a Purchase Price credit in respect thereof to the extent permitted under Section 21(c)(ii) hereof).
(d) The parties agree that under no circumstance will either party be entitled to Consequential Damages as a result of a breach of a representation or warranty under this Agreement, and each party hereby waives any rights to seek same. Purchaser shall notify Seller in writing within five (5) Business Days after Purchaser’s knowledge of any default or breach hereunder by Seller or that any of Seller’s representations was untrue when made or has subsequently become untrue, and Seller shall not be liable for any claims or suits relating to a particular default or breach if Purchaser fails to provide a Claim Notice in respect of same within said 3-Business Day period. For the purposes of this Agreement the term “to Purchaser’s knowledge”, and similar terms, shall be limited to the actual knowledge of any one or more of William Tennis and/or Chris King (collectively, the “Purchaser Knowledge Party”). The knowledge of others shall not be imputed to the Purchaser Knowledge Party. The parties hereby agree that recourse under this Agreement is limited to Purchaser and no claim will be made against William Tennis or Chris King individually or in each of his/her capacity as the Purchaser Knowledge Party.
(e) Purchaser represents and warrants to Seller as of the date hereof that:
(i) Purchaser is duly organized, validly existing and in good standing under the laws of the state of its formation, and has the requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.
(ii) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of New York, or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected, as the case may be, which conflict or violation would prevent Purchaser from performing its obligations pursuant to this Agreement.
(iii) This Agreement has been duly authorized by all necessary action on the part of Purchaser, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires Purchaser to obtain any consent, authorization or approval of (or registration with) any governmental authority or any third-party under any law, statute, rule, regulation, judgment, order, writ, injunction, decree, contract or agreement which is binding upon Purchaser, the failure of which would prevent Purchaser from performing its obligations under this Agreement.

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(iv) No action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to Purchaser’s knowledge, threatened, at law or in equity, against Purchaser before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Purchaser’s ability or which otherwise would prevent Purchaser from performing its obligations pursuant to this Agreement, and there are no judgments, decrees or orders entered on a suit or proceeding against Purchaser, an adverse decision in which might, or which judgment, decree or order does, materially and adversely affect Purchaser’s ability or which otherwise would prevent Purchaser from performing its obligations pursuant to, or Seller’s rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby. There is no material litigation or regulatory action pending or, to the Purchaser’s knowledge, threatened against Purchaser, Purchaser’s Principals and/or Related Entities which may materially and adversely affect Purchaser’s ability to perform under, or which otherwise would prevent Purchaser from performing its obligations pursuant to, this Agreement. “Purchaser’s Principals” means Purchaser’s (A) managing members, general partners or principal shareholders and (B) such other members, partners or shareholders who directly or indirectly own a fifteen percent (15%) or greater interest in Purchaser. “Related Entities” means all other entities which may be owned or controlled directly or indirectly by Purchaser’s Principals.
(v) Neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)). Purchaser is not a person or an entity described by Section 1 of the Executive Order and does not engage in any dealings or transactions and is not otherwise associated with any such persons or entities.
(vi) None of Purchaser or, to Purchaser’s knowledge, its affiliates are acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(vii) Purchaser has not been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors.
(viii) Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

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(f) Subject to Purchaser’s compliance with the requirements of Section 13(g) below, Seller’s representations and warranties contained in (i) Section 13(a)(i) through Section 13(a)(iii) above, inclusive, shall survive the Closing as to any Claim asserted in a Claim Notice in accordance with Section 13(g) below until the expiration of the statute of limitations period applicable with respect thereto, and (ii) Section 13(a)(iv) through Section 13(a)(xvii) above, inclusive, shall survive the Closing as to any Claim that is asserted in a Claim Notice in accordance with Section 13(g) below within a period of one hundred eighty (180) days after the Closing Date (such survival periods referred to in sub-clauses (i) and (ii) immediately above, collectively or individually as the context may require, the “Limitation Period”). Each such representation and/or warranty shall automatically become null and void and of no further force and effect after the Limitation Period unless, prior to the end of the Limitation Period, TIME BEING OF THE ESSENCE, Purchaser shall have delivered a Claim Notice relating thereto to Seller. Subject to Section 21(c) below, in no event will Seller be liable to Purchaser in excess of the Maximum Liability Amount, in the aggregate, for actual damages pursuant to any Claim Notice(s).
(g) Subject to the terms of this Agreement (including, without limitation, Section 13(f) above and Section 21(c) below), if either party desires to make a claim that the other was in breach of a representation or warranty contained in Section 13 of this Agreement, then such claiming party shall deliver a written notice (in the case of Seller’s claim, each such notice, a “Breach Notice” and in the case of Purchaser’s claim, each such notice, a “Claim Notice”) thereof to the other party. Any such Breach Notice or Claim Notice, as the case may be, in order to be effective, must allege that (i) the other party was in breach of such representation or warranty either when initially made under this Agreement or when made at Closing, (ii) the claiming party did not have actual knowledge of such breach at Closing (as and to the extent such Breach Notice or Claim Notice is given after the Closing) and (iii) the claiming party has suffered, or reasonably anticipates that it will suffer, actual damages as a direct result thereof. If, following the Closing, a party shall have timely issued a Breach Notice or Claim Notice, as the case may be, the parties shall endeavor in good faith to resolve such matter within twenty (20) Business Days following the issuance of the Breach Notice or the Claim Notice, as applicable (said 20-Business Day period is hereinafter referred to as the “Settlement Period”). If the parties are unable to resolve such matter by the expiration of the Settlement Period, the claiming party may commence a proceeding asserting its claim in a court of competent jurisdiction, subject in all cases to the Limitation Period and the terms of Section 13(f) above. From and after the date that is one hundred fifty (150) days following the expiration of the Settlement Period, the non-claiming party may notify the claiming party in writing that the claiming party must commence a proceeding asserting its claim with respect to the Breach Notice or Claim Notice in question, within thirty (30) days of receipt of said notice. If the claiming party fails to commence such a proceeding within said thirty (30) day period, the non-claiming party may deliver a second notice which shall inform the claiming party, in capitalized type of at least 12 points in size on the top of the first page: “THIS NOTICE IS BEING DELIVERED PURSUANT TO SECTION 13(g) OF THAT CERTAIN PURCHASE AND SALE AGREEMENT WITH [LEXINGTON HOTEL, LLC] [DIAMONDROCK NY LEX OWNER, LLC]. IF YOU FAIL TO COMMENCE A PROCEEDING ASSERTING THE APPLICABLE CLAIM WITHIN TEN (10) BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE, YOU SHALL BE DEEMED TO HAVE WAIVED SUCH CLAIM UNDER THE TERMS OF THE PURCHASE AND SALE AGREEMENT.” If the claiming party thereafter fails to commence a proceeding with respect to such claim within said ten (10) Business Day period, the claim in question shall be deemed waived by the claiming party under this Agreement. In the event that a proceeding is commenced: (A) the party so commencing the proceeding shall diligently prosecute its claim, and (B) the prevailing party shall be entitled to recover its reasonable legal fees and all related out-of-pocket expenses actually incurred from the other party.

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(h) The provisions of this Section 13 shall (i) be subject to the provisions of Section 21(c) and (ii) survive the Closing, but, in the case of the representations and warranties set forth in Section 13(a) above, such survival shall be limited to the extent set forth in Section 13(c) and Section 13(f) above.
14. DAMAGE AND DESTRUCTION.
(a) If all or any part of the Building is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date (and not caused by Purchaser, Purchaser’s Representatives, and/or any of their affiliates), whether or not such damage affects a material part of the Building, then:
(i) If the estimated cost of repair or restoration is less than or equal to five percent (5%) of the Purchase Price or if the estimated time to substantially complete such repair or restoration is nine (9) months or less, neither party shall have the right to terminate this Agreement, (y) the parties shall nonetheless consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage, and (z) Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the balance of the Purchase Price due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages to substantially the same condition as existed prior to the occurrence of such fire or other casualty, in no event to exceed the amount of the loss. In the event such amounts spent by Seller exceed the amount of the deductible on such casualty insurance policy, then Purchaser shall deliver such excess amount to Seller, within ten (10) Business Days of its receipt of any casualty insurance proceeds received on account of such casualty.
(ii) If the estimated cost of repair or restoration exceeds five percent (5%) of the Purchase Price and if the estimated time to substantially complete such repair or restoration exceeds nine (9) months, Purchaser shall have the option, exercisable on or prior to the Casualty Election Date (as defined below), to terminate this Agreement or to consummate the transactions in accordance with this Agreement by delivering notice of such election to Seller; upon Purchaser’s election to terminate this Agreement in accordance herewith, the Deposit (together with all interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty

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described in this clause (ii) shall occur and Purchaser shall not timely elect to consummate the transactions in accordance with this Agreement, then Purchaser shall be deemed to have elected to consummate the transactions in accordance with this Agreement. If a fire or other casualty described in this clause (ii) shall occur and Purchaser shall timely elect (or be deemed to have elected) to consummate the transactions in accordance with this Agreement, (y) the parties shall consummate the transactions in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such destruction or damage and (z) Seller shall assign to Purchaser and Purchaser shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Premises on account of such physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and Purchaser shall receive a credit against the balance of the Purchase Price due at Closing for the amount of the deductible on such casualty insurance policy less any amounts reasonably and actually expended by Seller to collect any such insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages to substantially the same condition as existed prior to the occurrence of such fire or other casualty, in no event to exceed the amount of the loss.
(b) The estimated cost to repair and/or restore and the estimated time to complete, as contemplated in subsection (a) above, shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser’s review and reasonable approval of same and the provisions of Section 14(c) below.
(c) Any disputes under this Section 14 as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the AAA; provided, that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request that the AAA designate an arbitrator. Any dispute submitted to arbitration pursuant to the provisions of this Section 14 shall be held in the City of New York before a single arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the AAA. The arbitrator conducting any such arbitration shall be bound by the provisions of this Agreement and shall not have the power to add to, subtract from or otherwise modify such provisions, and the arbitrator shall consider only the specific issues submitted to it for resolution. Such arbitrator shall be an independent general contractor having at least ten (10) years of experience in the construction of high rise, first class hotel towers in New York, New York comparable to the standards set forth in this Agreement. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.
(d) For the avoidance of doubt, the provisions of Section 5-1311 of the General Obligations Law shall not apply to this Agreement. The provisions of this Section 14 shall survive Closing.
(e) “Casualty Election Date” means (x) the tenth (10th) Business Day following Seller’s delivery of the estimates as described in clause (b) above or, (y) in the event any dispute under this Section 14 as to the cost of repair or restoration or the time for completion of such repair or restoration, the tenth (10th) Business Day following final resolution of such dispute by arbitration determination or agreement of the parties.

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15. CONDEMNATION.
(a) If, prior to the Closing Date, any part of the Premises is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority, having eminent domain power over the Premises, of its intention to take, by eminent domain proceeding, any part of the Premises (a “Taking”), then:
(i) if such Taking involves an area less than or equal to fifteen percent (15%) of the entire Premises and does not materially adversely affect access to, or operations of, the Hotel (which cannot be cured prior to, or in a reasonable period of time after, Closing), then neither party shall have any right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement (it being understood that in the event that a portion of the Premises is taken, Seller shall be relieved of its duty to convey the title to the portion of the parcel so taken) without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said Taking, provided, however, that Seller shall, on the Closing Date (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less any amounts actually expended by Seller in connection with such Taking, or (ii) if no award or other proceeds have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for any amounts actually expended by Seller in connection with such Taking.
(ii) if such Taking involves an area more than fifteen percent (15%) of the entire Premises or materially adversely affects access to, or the operations of, the Hotel (which cannot be cured prior to, or in a reasonable period of time after Closing), then both Purchaser and Seller shall each have the option, exercisable within ten (10) days after receipt of notice of such Taking, TIME BEING OF THE ESSENCE, to terminate this Agreement by delivering written notice thereof to the other party, whereupon the Deposit (together with all interest accrued thereon) shall be returned to Purchaser, and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement, which are expressly provided to survive the termination hereof. If a Taking described in this clause (ii) shall occur and neither party hereunder shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate the transactions contemplated by this Agreement (it being understood that in the event that a portion of the Premises is taken, Seller shall be relieved of its duty to complete construction and convey the title to the portion of the parcel so taken), without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking, provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less any amounts actually expended by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Taking, and Purchaser shall reimburse Seller for any amounts actually expended by Seller in connection with such Taking.

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(b) Any disputes under this Section 15 as to whether the Taking involves more than fifteen percent (15%) of the entire Premises, or whether such Taking materially adversely affects access to, or the operations of, the Hotel, shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the rules of the AAA; provided that if Seller and Purchaser fail to agree on an arbitrator within five days after a dispute arises, then either party may request that the AAA designate an arbitrator. Any dispute submitted to arbitration pursuant to the provisions of this Section 15 shall be held in the City of New York before a single arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the AAA. The arbitrator conducting any such arbitration shall be bound by the provisions of this Agreement and shall not have the power to add to, subtract from or otherwise modify such provisions, and the arbitrator shall consider only the specific issues submitted to it for resolution. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of high rise, first class hotel towers in New York, New York comparable to the standards set forth in this Agreement. The determination of the arbitrator shall be conclusive and binding upon both parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.
16. BROKERS AND ADVISORS.
(a) Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each, a “Broker”) in connection with this Agreement or the transactions contemplated hereby, other than Eastdil Secured, LLC. Purchaser and Principal, jointly and severally, hereby agree to indemnify, defend and hold Seller and the other Seller Related Parties harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (other than Eastdil Secured, LLC) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.
(b) Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby, other than Eastdil Secured, LLC. Seller hereby agrees to indemnify, defend and hold Purchaser and its direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents, contractors and any successors or assigns of the foregoing, harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (including Eastdil Secured, LLC) engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby. Upon the Closing, Eastdil Secured, LLC shall be paid a commission by Seller pursuant to a separate written agreement.
(c) The provisions of this Section 16 shall survive the termination of this Agreement or the Closing.

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17. TRANSFER TAXES AND RECORDING CHARGES; OTHER COSTS.
(a) At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such returns (or, if required by ACRIS E-tax procedures, an electronic version thereof) as may be necessary to comply with any applicable city, county or state conveyance tax laws and/or New York real estate conveyance tax laws (including, without limitation, Article 31 of the Tax Law of the State of New York and the regulations applicable thereto, and the New York City Real Property Transfer Tax Law (Admin. Code Chapter 21) and the regulations applicable thereto) (collectively, as the same may be amended from time to time, the “Transfer Tax Laws”). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the “Transfer Taxes”. On the Closing Date, Seller shall pay (or cause to be paid) to the appropriate party the Transfer Taxes payable under the Transfer Tax Laws, if any, in connection with the consummation of the transactions contemplated by this Agreement.
(b) Seller shall be responsible for (i) the costs of its legal counsel, accountants, advisors and other professionals employed by it in connection with the sale of the Property, and (ii) one-half of all escrow fees, including, without limitation, Escrow Agent fees.
(c) Purchaser shall be responsible for (i) the costs and expenses associated with its inspection of the Premises and its due diligence, (ii) the costs and expenses of its legal counsel, accountants, advisors and other professionals employed by it in connection with the purchase of the Property, (iii) all premiums and fees for title examination and title insurance and endorsements obtained in connection with the transactions contemplated by this Agreement and all related charges and survey costs in connection therewith, (iv) all costs and expenses incurred in connection with any financing obtained by Purchaser, including without limitation, loan fees, mortgage recording taxes, lender’s legal fees and any costs, expenses or fees incurred in connection with the Mortgage Assignment, (v) all recording fees for the Deed and any documentation to be recorded in connection with the purchase transaction contemplated by this Agreement, (vi) all fees, costs and expenses incurred in connection with the transfer of the Existing Liquor License, (vii) all fees, costs and expenses incurred in connection with the transfer of the Franchise Agreement and obtaining a New License, and (viii) one-half of all escrow fees, including, without limitation, Escrow Agent fees.
(d) The provisions of this Section 17 shall survive the Closing.
18. DELIVERIES TO BE MADE ON THE CLOSING DATE.
(a) Seller’s Documents and Deliveries: On the Closing Date, if not previously delivered to, or not in the possession or control of Purchaser, Seller shall deliver or cause to be delivered to Purchaser and/or the Title Company (as applicable) the following:
(i) A duly executed and acknowledged Bargain and Sale Deed Without Covenants Against Grantor’s Acts (the “Deed”), which shall be substantially in the form attached hereto as Exhibit 1;

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(ii) A duly executed Bill of Sale, which shall be substantially in the form attached hereto as Exhibit 2;
(iii) A duly executed certification as to Seller’s non- foreign status, if appropriate, which shall be substantially in the form attached hereto as Exhibit 3;
(iv) An owner’s affidavit (which need only be delivered to the Title Company), which shall be substantially in the form attached hereto as Exhibit 4;
(v) Originals (or if originals are unavailable, copies) of the Leases and Contracts then in effect to the extent in Seller’s possession, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property and any keys to security deposit boxes;
(vi) Originals or, if unavailable, copies, of all warranties and guaranties which Seller is required to assign to Purchaser pursuant to and in accordance with the terms of this Agreement, to the extent same are in Seller’s possession or control;
(vii) Originals or, if unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Premises, to the extent in Seller’s possession or control;
(viii) Originals, or, if unavailable, copies, of plans and specifications, technical manuals and similar materials for the Building to the extent same are in Seller’s possession or control;
(ix) The cash security deposits (together with interest accrued thereon less any permitted administrative fee) and letters of credit held by Seller as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants and relate to tenants occupying space in the Building on the Closing Date pursuant to Leases then in effect;
(x) Keys and combinations in Seller’s possession relating to the operation of the Premises;
(xi) Originals of the Estoppel Certificates, if any, obtained pursuant to Section 23;
(xii) A form of letter to all tenants under the Leases and counterparties to Contracts to be delivered by Purchaser in the form of Exhibit 11;
(xiii) A copy of the termination agreement executed by Seller and Manager, which has the effect of terminating the Existing Management Agreement effective as of the Closing Date;
(xiv) A. At the Closing, Purchaser shall deliver the sum of the Maximum Liability Amount (which amount may be withheld from the Purchase Price at Closing) (the “Holdback Escrow”), to the Escrow Agent to be held in escrow pursuant to an Escrow Holdback Agreement substantially in the form attached hereto as Exhibit 9 (“Escrow Holdback Agreement”), to secure Seller’s obligations after Closing for a Claim;

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B. Unless Purchaser shall have delivered a Claim Notice to Seller prior to the date that is one hundred eighty (180) days after the Closing Date (such period, the “Holdback Period”), Escrow Agent shall be instructed to, and shall, on the first Business Day after the expiration of the Holdback Period, deliver to Seller the Holdback Escrow;
C. Notwithstanding the forgoing, and as more particularly set forth in the Escrow Holdback Agreement, provided Purchaser shall have delivered a Claim Notice to Seller prior to the expiration of the Holdback Period, then, if the Claim asserted in such Claim Notice has not been resolved as of the expiration of the Holdback Period, Escrow Agent shall continue to hold in escrow such portion of the Holdback Escrow in an amount equal to the Claimed Damage set forth in such Claim Notice until Escrow Agent is authorized to disburse the same in accordance with the terms of this sub-paragraph C, and shall pay to Seller the balance of the Holdback Escrow on the first Business Day following the expiration of the Holdback Period. Escrow Agent shall continue to hold the Holdback Escrow until the earlier of (x) Escrow Agent’s receipt of joint instructions from Purchaser and Seller, in which event Escrow Agent shall deliver the Holdback Escrow in accordance with such instructions or (y) the entry of a final, non-appealable judgment with respect to the applicable Claim in which event Escrow Agent shall deliver the Holdback Escrow in accordance with the terms of said judgment;
D. Notwithstanding the forgoing, Seller shall be permitted to deliver to Purchaser at Closing, in lieu of the Holdback Escrow and without the need to enter into the Escrow Holdback Agreement, an indemnity from a creditworthy entity reasonably acceptable to Purchaser which indemnity will (x) be used to secure Seller’s obligations after Closing in the same manner as was intended in sub-paragraphs A, B, and C above and (y) have a maximum liability in the amount of the Maximum Liability Amount;
E. Purchaser shall not be entitled to receive any damages for any Claim that is asserted following the expiration of the applicable Limitation Period with respect to such claim. Further, and notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall Purchaser be permitted to make a Claim for or receive Consequential Damages;
(xv) A duly executed original certificate of Seller in the form of Exhibit 15 updating the representations and warranties of Seller contained herein to the Closing Date and noting any changes thereto; and
(xvi) Any other documents required in connection with the transactions specified in this Agreement, and any other documents reasonably required by the Title Company in connection with the transactions contemplated by this Agreement as long as such documents reasonably required by the Title Company do not require Seller to incur additional cost, take on any additional obligations or expose Seller to any additional risks or liability.

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Seller shall be deemed to have delivered the items set forth in sub-clauses (a)(v), (a)(vi), (a)(vii), (a)(viii) and (a)(x) above if the same are left in the management office of the Premises on the Closing Date.
(b) Purchaser’s Documents and Deliveries: On the Closing Date, Purchaser, shall deliver or cause to be delivered to Seller the following:
(i) The balance of the Purchase Price payable at the Closing by 2:00 P.M., New York time, on the Closing Date (TIME BEING OF THE ESSENCE), as adjusted for apportionments under Section 8, and subject to Purchaser’s delivery of the Holdback Escrow pursuant to Section 18(a)(xiv)(A)(1), if applicable, in the manner required under this Agreement;
(ii) A letter of direction from Purchaser (the form of which shall be subject to Seller’s reasonable approval) directing Escrow Agent to deliver the Deposit (together with all interest accrued thereon) to Seller and to pay the balance of the Purchase Price, as adjusted for apportionments under Section 8, and subject to Purchaser’s delivery of the Holdback Escrow pursuant to Section 18(a)(xiv)(A), and all other amounts due at Closing, or thereafter in accordance with the provisions of this Agreement, to Seller or any other person as Seller shall designate;
(iii) A letter in the form of Exhibit 5 attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Deposit (together with all interest accrued thereon);
(iv) Any other documents required in connection with the transactions specified in this Agreement, and any other documents reasonably required by the Title Company;
(v) An original counterpart of the Replacement Management Agreement; and
(vi) A duly executed original certificate of Purchaser in the form of Exhibit 15 updating the representations and warranties of Purchaser contained herein to the Closing Date.

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(c) Jointly Executed Documents: Seller and Purchaser shall, on or before the Closing Date, each execute, acknowledge (as appropriate) and exchange the following documents:
(i) Any transfer tax returns required under any Transfer Tax Laws applicable to the transactions contemplated under this Agreement;
(ii) An Assignment and Assumption of Contracts, which shall be substantially in the form attached hereto as Exhibit 6;
(iii) A General Assignment and Assumption Agreement, which shall be substantially in the form attached hereto as Exhibit 7;
(iv) An Assignment and Assumption of the Collective Bargaining Agreement, which shall be substantially in the form attached hereto as Exhibit 8;
(v) The Franchise Indemnity Agreement (if applicable);
(vi) An Assignment and Assumption of Leases, which shall be substantially in the form attached hereto as Exhibit 13.
(vii) Any other affidavit, document or instrument required to be delivered by Seller or Purchaser pursuant to the terms of this Agreement.
19. CLOSING DATE.
The closing of the transactions contemplated hereunder (the “Closing”) shall occur, and the documents referred to in Section 18 of this Agreement shall be delivered upon Purchaser’s tender of the Purchase Price provided for in this Agreement, at 10:00 A.M., New York time, on May 25, 2011 (such date, as it may be adjourned pursuant to this Agreement, the “Scheduled Closing Date”; and the actual date of the Closing, the “Closing Date”), at the offices of Seller’s attorneys, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 or, at Seller’s election, 375 Park Avenue, New York, New York 10152. TIME IS OF THE ESSENCE as to Purchaser’s and Seller’s obligation to close the transactions contemplated under this Agreement on the Scheduled Closing Date (or, if either party shall have extended the Scheduled Closing Date pursuant to the terms of this Agreement, on such Scheduled Closing Date so designated by the applicable party; it being acknowledged and agreed that Purchaser shall have no right to extend the Scheduled Closing Date except as expressly provided in Section 10(d)).

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20. NOTICES.
(a) Except as otherwise expressly provided in this Agreement, all notices, demands, requests or other communications hereunder (each a “Notice” and collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (i) certified or registered mail, return receipt requested, postage prepaid, or (ii) national overnight delivery service, or (iii) facsimile transmission (provided that a copy shall be delivered by the next Business Day, by a national overnight delivery service or personal delivery), or (iv) personal delivery, addressed as follows:
If to Seller:
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
545 E. John Carpenter Fwy, Suite 1400
Irving, Texas 75062
Attention: Mahmood Khimji and Lynne A. Messina
Telephone No.: (972) 444-9700
Facsimile No.: (972) 401-2400
and
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
870 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: Neil Luthra
Telephone No.: (212) 707-5041
Facsimile No.: (212) 707-5555
and
Lexington Hotel, LLC
c/o Blackstone Real Estate Advisors
345 Park Avenue
New York, NY 10154
Attention: Bill Stein and Glenn Alba
Telephone No: (212) 583-5898
Facsimile No: (212) 583-5202
and
Lexington Hotel, LLC
c/o Goldman Sachs & Co.
200 West Street, 28th Floor
New York, New York 10282
Attention: Jeffrey M. Fine
Telephone No: (212) 902-4252
Facsimile No: (212) 357-5505

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with copies to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Ross Z. Silver, Esq.
Telephone No.: (212) 859-8078
Facsimile No.: (212) 859-4000
If to Purchaser:
DiamondRock NY Lex Owner, LLC
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Telephone No.: (240) 744-1188
Facsimile No.: (240) 477-1199
with copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Steven D. Klein, Esq.
Telephone: No. (212) 728-8221
Facsimile No.: (212) 728-9221
If to Escrow Agent or Title Company:
Commonwealth Land Title Insurance Company
140 East 45th Street, 22nd Floor
New York, New York 10017
Attention: Peter G. Doyle
Telephone No.: (212) 973-6207
Facsimile No.: (212) 986-3215
(b) Any Notice so sent by certified or registered mail, return receipt requested, postage prepaid, shall be deemed given upon delivery (or at the time of refusal to accept delivery) as indicated on the return receipt thereto. Any Notice so sent by national overnight delivery service or personal delivery shall be deemed given on the next Business Day when sent (or at the time of refusal to accept delivery) as indicated on the return receipt or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt (if followed by overnight delivery service as provided above). All Notices delivered after 5:00 p.m. (New York time) shall be deemed delivered on the next Business Day.

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(c) Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) Business Days’ notice given to the other in accordance with the terms of this Section 20, additional or substituted parties to whom Notices should be sent hereunder. A party receiving a Notice which does not comply with the technical requirements for notice under this Section 20 may elect to waive any deficiencies and treat the notice as having been properly given.
21. DEFAULT BY PURCHASER OR SELLER.
(a) (i) If (1) Purchaser shall default in the payment of the Purchase Price, (2) Purchaser shall default in the payment of the sums required to be paid by Purchaser under this Agreement at Closing, (3) Purchaser shall default in delivering all Closing deliverables required of Purchaser under this Agreement (executed where necessary or appropriate), and/or (4) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and such default shall continue for five (5) Business Days after notice to Purchaser specifying the nature of such default, then Seller may, as its sole and exclusive remedy (except as provided in Section 21(a)(ii)), terminate this Agreement by notice to Purchaser and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. If Seller terminates this Agreement as described in this Section 21(a)(i), then Seller shall be entitled, as its sole and exclusive remedy (except as provided in Section 21(a)(ii)), to retain the Deposit (together with all interest accrued thereon) as liquidated damages for such default, it being agreed that the damages to Seller by reason of such default are difficult, if not impossible, to ascertain.
(ii) If Seller terminates this Agreement pursuant to a right given to it hereunder and Purchaser takes any action which interferes with Seller’s ability to sell, exchange, transfer, lease, dispose of or finance the Property or take any other actions with respect thereto (including, without limitation, the filing of any lis pendens or other form of attachment against the Property), then the named Purchaser (and any permitted assignee of Purchaser’s interest hereunder) and, by its signature hereto, Principal shall be jointly and severally liable for all losses, costs, damages (excluding Consequential Damages), liability or expense (including, without limitation, reasonable attorneys’ fees, court costs and disbursements) (collectively, the “Interference Damages”) incurred by Seller by reason of such action to contest by Purchaser; provided, however, that in no event shall Seller be entitled to Interference Damages beyond its retention of the Deposit (together with all interest accrued thereon) upon a termination of this Agreement in accordance with Section 21(a)(i), except to the extent a final non-appealable judgment has been entered whereby it is determined that Purchaser’s interference or other acts (including, without limitation, any proceeding commenced by Purchaser) were undertaken in bad faith and/or any such interference or Purchaser acts were frivolous or wholly baseless in nature (that is, with no legal merit and/or no reasonable expectation of prevailing) (any such judgment, “Bad Faith Finding”), in which case there shall be no such limitation on the amount of the Interference Damages. Notwithstanding the foregoing, none of the above liquidated damages shall be deemed to reduce or waive in any respect the additional obligations of Purchaser and Principal to indemnify Seller as provided in this Agreement. Nothing contained in this Section 21(a)(ii) shall prevent Purchaser from commencing, or result in Purchaser or Principal having any personal individual liability for commencing, a legal proceeding, in good faith and based on a legitimate dispute, to determine whether Seller was entitled to terminate this Agreement as aforesaid. Until such time as a Bad Faith Finding shall have been entered, neither Purchaser nor Principal shall have any liability to Seller under this Section 21(a)(ii) relating to any such dispute. The provisions of this Section 21(a)(ii) shall survive any termination of this Agreement.

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(iii) Notwithstanding anything to the contrary set forth in this Agreement, (1) in no event shall Purchaser or Principal be liable for any Consequential Damages with respect to any liability of such parties to Seller under this Agreement, and (2) any liability of Purchaser or Principal to Seller under this Agreement shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by Seller from any insurance company (or other third party in settlement of a claim relating thereto).
(b) (i) If Seller shall default in (1) any of its obligations to deliver the Property on the Closing Date in the state (including state of title) required by this Agreement, (2) delivering all Closing deliverables required of Seller under this Agreement (executed where necessary or appropriate), (3) paying the sums required to be paid by Seller under this Agreement at Closing, and/or (4) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and Seller fails to cure such default within five (5) Business Days after notice by Purchaser to Seller specifying the nature of such default, or if such default is of a nature that it is not capable of being cured within such 5-Business Day period, Seller fails to commence such cure within said 5-Business Day period and to thereafter diligently prosecute the same to completion continuously and within such time as is reasonably necessary to effectuate the same, but in no event more than sixty (60) days after Seller’s commencement of the same, then Purchaser may elect, as its sole and exclusive remedy, either (A) subject to the other provisions of this Section 21(b), to seek to obtain specific performance of such obligations hereunder (it being expressly acknowledged by Purchaser that the remedy of specific performance is an appropriate remedy in the event of a willful default by Seller under this Agreement), provided, that any action for specific performance shall be commenced no later than sixty (60) days after the Scheduled Closing Date it being understood that if Purchaser fails to commence an action for specific performance on or prior to the expiration of said 60-day period, Purchaser’s sole remedy shall be to receive a return of the Deposit (together with all interest accrued thereon) and terminate this Agreement as described in sub-clause (B) of this Section 21(b)(i); or (B) (in lieu of prosecuting an action for damages, specific performance (as described in sub-clause (A) of this Section 21(b)(i)) or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of counsel) shall have the right, subject to the other provisions of this Section 21(b), to terminate this Agreement and receive a refund of the Deposit (together with all interest accrued thereon). If Purchaser elects to seek specific performance of this Agreement as aforesaid, then as a condition precedent to any suit for specific performance, Purchaser shall on or before the Scheduled Closing Date, TIME BEING OF THE ESSENCE, fully perform all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). Upon termination of this Agreement by Purchaser in accordance with sub-clause (B) of this Section 21(b)(i) and the return and delivery of the Deposit (together with all interest accrued thereon) hereunder to Purchaser, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof.

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(ii) In no event whatsoever shall Purchaser file any instrument of record (except for a lis pendens filed in conjunction with an action for specific performance Purchaser timely commences in accordance with this Section 21(b)) or (y) seek money damages of any kind as a result of any default by Seller of this Agreement, except pursuant to those provisions of this Agreement that expressly survive Closing or termination of this Agreement (subject to Section 21(c) below).
(c) (i) Notwithstanding anything to the contrary set forth in this Agreement, and except for (A) any Seller indemnity obligations pursuant to Section 16(b) (Brokerage) of this Agreement (which shall be governed by the terms thereof) and (B) any costs and expenses related to or arising in connection with any Purchaser action for specific performance or injunctive relief against Seller pursuant to this Agreement and/or any costs and expenses incurred in connection with Seller’s compliance with any order for specific performance and/or injunctive relief, all of which items described in sub-clause (A) and sub-clause (B) above Seller acknowledges and agrees shall not be subject to any cap on Seller’s liability (other than as provided in Section 25 of this Agreement) or any other Seller obligation to make any expenditure or incur any expense hereunder, (1) Seller’s aggregate liability for breach or default of any covenant, agreement, indemnity, representation or warranty under this Agreement (including, without limitation, for all Claims and any Pre-Closing Claim Amount), or other obligation contained in this Agreement (including, without limitation, any pre-Closing or post-Closing obligations which survive the Closing) or in any document executed by Seller pursuant to this Agreement or in any other instruments delivered at Closing shall not exceed the aggregate amount of Three Million and 00/100 Dollars ($3,000,000.00) (the “Maximum Liability Amount”), (2) Purchaser shall only be entitled to make such a claim if Purchaser is reasonably and in good faith asserting that the breach or default that is the basis for such a claim directly resulted in actual damages suffered by Purchaser or that Purchaser reasonably anticipates that it will suffer, or a diminution in the value of the Property in excess of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate (the “Threshold Amount”), (3) in no event shall Seller be liable for any Consequential Damages with respect to any liability of Seller to Purchaser under this Agreement, and (4) any liability of Seller to Purchaser under this Agreement shall be net of any insurance proceeds and any indemnity, contribution or other similar payment actually received by Purchaser from any insurance company (or other third party in settlement of a claim relating thereto).
(ii) If, prior to the Closing, Purchaser alleges that Seller was in breach of one or more of Seller’s representations or warranties set forth in Section 13(a) of this Agreement, either when initially made or when re-made (or to be re-made) at Closing (individually or collectively, as applicable, a “Breach”) Purchaser may assert its claim therefor (a “Claim”) by delivering to Seller a Claim Notice promptly after Purchaser has learned of such Breach, which Claim Notice shall set forth (1) a description in reasonable detail of the claimed Breach accompanied by reasonable back-up documentation supporting the Claim, (2) the section and subsection of this Agreement under which the Claim is asserted, and (3) Purchaser’s reasonable calculation of the actual damages suffered by

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Purchaser or that Purchaser reasonably anticipates that it will suffer or the diminution in the value of the Property directly resulting from such Breach (the “Claimed Damage”). As used in this Agreement, the term “Material Adverse Effect” means that Purchaser’s Claimed Damage, in each case, is in an amount equal to or greater than the Threshold Amount. The rights and remedies of Purchaser and Seller in respect of any Claim asserted prior to the Closing shall, without limiting the foregoing, be as hereinbelow provided:
A. If, prior to the Closing, there occurs or exists a Breach of which Purchaser has obtained knowledge which does not have a Material Adverse Effect and Purchaser has delivered a Claim Notice to Seller with respect to such Breach prior to the Closing, then Purchaser must proceed to the Closing with no remedy therefor other than an adjustment not to exceed the Pre-Closing Claim Amount (in the aggregate for all matters under this Agreement to which the Pre-Closing Claim Amount is applicable), the amount of which adjustment may be subject to Dispute, and Seller shall have no other liability therefor. If, prior to the Closing, there occurs or exists a Breach of which Purchaser has obtained knowledge and Purchaser fails to deliver a Claim Notice to Seller prior to the Closing, then Purchaser shall be deemed to have waived such Breach and shall not be entitled to make any Claim with respect thereto. If, prior to the Closing, Purchaser shall deliver a Claim Notice to Seller asserting a Claim which would have a Material Adverse Effect (a “Material Claim”, and such Claim Notice a “Material Claim Notice”), Seller shall notify Purchaser in writing within ten (10) Business Days of receipt of the Material Claim Notice as to whether Seller intends to cure the Material Claim (“Seller’s Cure Notice”) by crediting the Purchase Price in the amount of the Claimed Damage (the “Material Claim Credit”), subject to Seller’s right to dispute the same as hereinafter provided. If Seller fails to deliver Seller’s Cure Notice within ten (10) Business Days as aforesaid, Purchaser may send a second notice to Seller, which notice shall state in capitalized, type of at least 12 points in size on the top of the first page: “THIS NOTICE IS BEING DELIVERED PURSUANT TO SECTION 21(c)(ii)(A) OF THAT CERTAIN PURCHASE AND SALE AGREEMENT WITH [DIAMONDROCK NY LEX OWNER, LLC]. IF YOU FAIL TO DELIVER SELLER’S CURE NOTICE TO PURCHASER WITHIN THREE (3) BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE, THEN SUCH FAILURE SHALL BE DEEMED AN ELECTION BY SELLER NOT TO CURE THE MATERIAL CLAIM.” If Seller thereafter fails to deliver Seller’s Cure Notice to Purchaser within said three (3) Business Day period, then such failure to deliver Seller’s Cure Notice shall be deemed an election by Seller not to cure the Material Claim. If Seller elects (or is deemed to elect) not to cure the Material Claim, then Purchaser shall notify Seller in writing that it elects, as its sole and exclusive remedy, to either (x) proceed to close title to the Property with no adjustment of the Purchase Price (other than an adjustment not to exceed the Pre-Closing Claim Amount (in the aggregate for all matters under this Agreement to which the Pre-Closing Claim Amount is applicable), which amount of adjustment may be subject to Dispute) or (y) terminate this Agreement and receive a full refund of the Deposit (together with all interest accrued thereon).

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B. If, prior to the Closing, Purchaser delivers a Material Claim Notice and Seller maintains that either (1) no Breach has occurred or exists, (2) the asserted Breach is not a Material Claim and/or (3) the amount of the Claimed Damage exceeds the loss, cost and expense to Purchaser directly resulting from such Breach (each, a “Dispute”), then Seller may Dispute such Material Claim Notice by delivering written notice to Purchaser in the manner herein provided (a “Seller Notice of Dispute”). A Seller Notice of Dispute shall be given on or prior to the earlier of (i) ten (10) Business Days following Seller’s delivery of Seller’s Cure Notice and (ii) the Closing. If Seller fails to timely deliver a Seller Notice of Dispute, then the parties shall proceed with the Closing as described in Section 21(c)(ii)(A) and the Purchase Price shall be reduced by the Material Claim Credit. If Seller timely delivers a Seller Notice of Dispute, then Seller shall deposit with Escrow Agent at the Closing an amount equal to the Material Claim Credit (the “Escrow Funds”), to be held in escrow pending a resolution of the Dispute by the Arbiter in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing, which agreement shall be in substantially the form attached hereto as Exhibit 10 and made a part hereof (the “Escrow Agreement”), until the earlier to occur of (1) written agreement of Seller and Purchaser with respect to the disposition of the Escrow Funds, or (2) a resolution of the Dispute made by the Arbiter pursuant to Section 21(c)(ii)(C) below. Seller may direct that a portion of the Purchase Price to be paid at Closing be paid to Escrow Agent to serve as the Escrow Funds. Provided Seller has deposited the Escrow Funds with Escrow Agent pending resolution of the Dispute as hereinabove provided, Purchaser shall be required to close the transactions contemplated by this Agreement without adjustment of the Purchase Price on account of the Breach in Dispute.
C. The Dispute as set forth in a Seller Notice of Dispute shall be resolved by the arbitration procedure set forth below.
D. The parties shall attempt in good faith to agree upon an individual acceptable to each party to act as arbiter (the “Arbiter”) of the Dispute. If, after expiration of twenty (20) days following Seller’s delivery of a Seller Notice of Dispute, the parties are unable to agree upon the selection of the Arbiter, either party may request that the President of the Real Estate Board of New York select a retired jurist or other individual having substantial experience in dispute resolution of commercial real estate matters (who is impartial and has no existing or historical personal or professional relationship with Seller, Purchaser or their respective Affiliates) to act as Arbiter. Within ten (10) days after selection of an Arbiter, Arbiter shall be asked to determine whether a Breach has occurred or exists pursuant to the terms of this Agreement. The Arbiter shall be bound by the provisions of this Agreement and shall not have the power to add to, subtract from or otherwise modify such provisions, and the Arbiter shall consider only the specific issues submitted to it for resolution under this Section 21(c)(ii). In connection with said determination, Seller and Purchaser shall simultaneously deliver to the Arbiter all instruments, documents and other materials forming the basis for the existence or non-existence of a Breach. If the Arbiter determines that a Breach has occurred or exists, then both Seller and Purchaser shall, within ten (10) Business Days after said determination that a Breach has occurred or exists, each submit in writing to Arbiter the amount, if any, of actual damages that such party reasonably believes Purchaser has suffered or will suffer, and/or the amount by which the total value of the Property has been diminished by reason of the Breach claimed by Purchaser (each of the estimated amounts of said damage as determined by Seller and Purchaser as aforesaid, the “Estimated Claimed Damages”), which for the avoidance of doubt, may be equal to, greater than or less than the amount of the Material Breach Credit initially asserted by Purchaser. Within three (3) Business Days of receipt of the submission of said Estimated Claimed Damages from both Seller and Purchaser, Arbiter shall simultaneously deliver a copy of the Seller’s Estimated Claimed Damages to Purchaser and Purchaser’s Estimated Claimed Damages to Seller. Within twenty (20) days of receipt of the submission of said Estimated Claimed Damages from both Seller and Purchaser, the Arbiter shall select

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which of Seller’s or Purchaser’s Estimated Claimed Damages most closely reflects the actual damages that Purchaser has suffered or will suffer, if any, or the actual diminution, if any, in the value of the Property directly resulting from the alleged Material Claim (but such Arbiter shall not select any other sum, i.e., the arbitration shall be “baseball” style arbitration). If based on the selection of the Arbiter it is determined that there did not occur a Material Claim (as the case may be), the Escrow Funds shall be paid to Seller in accordance with the Escrow Agreement (less, if applicable, any portion below the Threshold Amount which Purchaser would be entitled to as a Purchase Price adjustment under the first and last sentences of Section 21(c)(ii)(A) above). If based on the selection of the Arbiter it is determined that a Material Claim exists, then (i) if the Arbiter selected Purchaser’s Estimated Claim Damages, the Escrow Funds shall be paid to Purchaser in accordance with the Escrow Agreement, and (ii) if the Arbiter selected Seller’s Estimated Claim Damages, a portion of the Escrow Funds in the amount of Seller’s Estimated Claim Damages shall be paid to Purchaser and the balance of the Escrow Funds shall be paid to Seller, in each case in accordance with the Escrow Agreement. The determination of the Arbiter hereunder shall be final and binding in all respects against all parties to this Agreement. The costs and expenses of arbitration hereunder (including the fees and disbursements of the Arbiter) shall be paid by the party whose calculation of the Estimated Claim Damages shall not have been selected. Notwithstanding the foregoing, if interim payments are required to be made on account of such costs prior to the determination by the Arbiter, such interim payments shall be funded equally by Seller and Purchaser, subject to reimbursement of the prevailing party by the losing party upon the Arbiter’s final determination hereunder.
E. Notwithstanding anything to the contrary contained in this Agreement, from and after the date of Closing, with respect to any asserted Claims, (x) Seller shall have no liability to Purchaser if Purchaser has received a credit against the Purchase Price or there is pending a Dispute in respect of which there have been deposited Escrow Funds pursuant to Section 21(c)(ii)(A), Section 21(c)(ii)(B) and Section 21(c)(ii)(C) above on account of such asserted Breach and (y) the aggregate liability of Seller arising by reason of or in connection with all such alleged Breaches, whether asserted prior to or after the Closing, shall not in any event exceed the Maximum Liability Amount, it being understood and agreed that the Maximum Liability Amount in connection with all Breaches shall be reduced by (1) any damages awarded by the Arbiter pursuant to Section 21(c)(ii)(C) above, plus (2) the aggregate amount of credits against the Purchase Price granted by Seller at Closing in connection with a Material Claim which is not the subject of a Dispute.
(d) In the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the non-prevailing party shall pay the prevailing party all actual and reasonable out-of-pocket fees and expenses, including attorneys’ fees and expenses, incurred in connection with such litigation.
(e) The provisions of this Section 21 shall survive the termination hereof.
22. MISCELLANEOUS.
(a) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument. To facilitate execution of this Agreement, the parties may exchange signatory counterparts by telephone, facsimile, electronic mail (e-mail) including, but not limited to, electronic attachments in ‘pdf’ or ‘tif’ formats containing counterparts of this signature page, and all of which shall be effective as original signature pages for all purposes.

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(b) Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.
(c) The following provisions govern any actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof (an “Indemnitor Notice”) and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver an Indemnitor Notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
(d) Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.
(e) The delivery of the Deed by Seller, and the acceptance thereof by Purchaser shall be deemed to be the full performance and discharge of every covenant and obligation on the part of Seller to be performed under this Agreement except for those covenants or obligations that are expressly provided in this Agreement to survive or to apply following the Closing.
(f) This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.

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(g) This Agreement may not be amended, modified or terminated, except by an instrument executed by Seller and Purchaser.
(h) No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.
(i) If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.
(j) The headings of the various sections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
(k) This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.
(l) This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and assigns (subject, in the case of Purchaser, to clause (m) below), provided, however, that none of the representations or warranties made by Seller hereunder shall inure to the benefit of any person or entity that may succeed to Purchaser’s interest in the Property or this Agreement after the Closing Date.
(m) Purchaser shall not directly or indirectly assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller’s prior written consent thereto, which may be withheld in Seller’s absolute discretion; provided, however, that Purchaser may assign this Agreement, without Seller’s consent, to an Affiliate of DiamondRock Hospitality Company and/or DiamondRock Hospitality Limited Partnership; provided, that (A) such transaction and assignment of this Agreement is for a valid business purpose and not to circumvent the provisions of this Section 23(m) and (B) such Affiliate is not a Prohibited Person at the time of any such assignment. Purchaser shall provide written notice to Seller of any assignment of its interest in the Agreement no later than five (5) Business Days after the consummation of the transaction in question, but Purchaser shall remain liable following any such assignment for all obligations of “Purchaser” hereunder. Any such assignment(s) shall be conditioned upon (1) Purchaser delivering to Seller an executed original of the assignment and assumption agreement wherein said Affiliate assumes all of the obligations of the Purchaser named herein and proof reasonably satisfactory to Seller that said Affiliate is in fact an Affiliate, and (2) Purchaser cooperating with Seller. The direct or indirect transfer of shares in Purchaser or in any entity owning a direct or indirect interest in Purchaser shall be permitted without Seller’s written consent thereto; provided, that in each such direct or indirect transfer of shares is accomplished through the public “over-the-counter” securities market or through any recognized stock exchange.

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(n) Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller’s prior written consent thereto which may be withheld in Seller’s sole discretion.
(o) This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other person, party or entity shall have any rights hereunder nor shall any other person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein.
(p) The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement (other than any dispute which, pursuant to the express terms of this Agreement, is to be determined by arbitration) shall be instituted only in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts.
(q) SELLER AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.
(r) Seller and Purchaser each agree to take such further steps, and deliver such further documents, as are reasonably necessary in order to implement the transactions contemplated hereby, including the execution and delivery of supplemental escrow instructions to the extent reasonably requested by the Escrow Agent. Notwithstanding the foregoing, neither party shall have any obligations to take any such steps or execute or deliver any such further documents if the same would be inconsistent in any material respect with the rights and obligations of the parties contemplated by this Agreement.

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(s) Each party hereto hereby acknowledges and agrees that is has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree the normal rule of construction which is that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any exhibits, schedules or amendments hereto.
(t) Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party for carrying out the intentions or facilitating the consummation of this Agreement.
(u) Upon Closing, only those provisions of this Agreement that expressly by their terms survive Closing or where the terms thereof are specifically applicable to obligations or performance during the post-Closing period shall survive the delivery of the Deed and any other document(s) to be delivered by the parties hereto at Closing, and all other provisions hereof shall terminate.
(v) The parties hereto acknowledge and agree that, except as otherwise provided in this Agreement, TIME IS OF THE ESSENCE for the performance of all actions (including, without limitation, the giving of notices, the delivery of documents and the funding of money) required or permitted to be taken by any party under this Agreement. Subject to Section 19 hereof, whenever action must be taken (including, without limitation, the giving of notice or the delivery of documents) by Purchaser or Seller under this Agreement, prior to the expiration of, by no later than or on a particular date, such action must be completed by 5:00 p.m. (New York time) on such date.
(w) In this Agreement, unless inconsistent with the context: (1) the singular includes the plural and vice versa; (2) a gender includes each other gender; (3) a reference to any one of a person, corporation, unincorporated body, trust, government body or other entity includes any other of them; (4) reference to legislation or a provision of any legislation includes modifications or re-enactments of the legislation, or any legislative provision substituted for, and all legislation and statutory instruments and regulations issued under the legislation; (5) a reference to a party which is a company includes a related body corporate of that company; (6) a different grammatical form of a defined term has a corresponding meaning to the term; (7) a reference to this Agreement includes its schedules, exhibits and all variations and amendments properly made from time to time; (8) where a party consists of more than one person: (i) the liability imposed on such persons as comprise that party to any other party is to be borne jointly and severally; and (ii) the benefit conferred on such persons as comprise that party as against any other party is to be enjoyed jointly and severally; and (9) where a provision: (i) imposes a liability on more than one party, it binds such parties jointly and severally; and (ii) confers a benefit on more than one party, it is to be enjoyed by such parties jointly and severally.
(x) The provisions of this Section 22 shall survive the Closing or the termination hereof.

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23. ESTOPPELS.
Promptly following the Effective Date, Seller shall request and use its reasonable efforts to obtain tenant estoppel certificates from each tenant under a Lease in the form required or permitted under the terms of its Lease (or, if neither a form nor the contents of any estoppel is specified therein, containing the date through which rent has been paid and the amount thereof and an affirmation by the tenant that, to its knowledge, the Lease is in full force and effect, that no event of default by Seller or the applicable tenant exists and no event exists which, with the passage of time, the giving of notice, or both, would constitute an event of default thereunder (or indentifying any such defaults or events, if applicable) and certifying as to the applicable Lease documents) (each such estoppel, an “Estoppel Certificate”), dated as of a date not more than sixty (60) days prior to the Closing Date; provided, that (a) the failure or inability of Seller to obtain any such Estoppel Certificates shall not in any way affect Purchaser’s obligations under this Agreement and obtaining any such Estoppel Certificate is not a condition to Closing, and (b) Seller shall not be required to expend any money, provide any financial accommodations or commence any litigation in connection with obtaining any such Estoppel Certificates.
24. PROPERTY CONVEYED “AS IS” AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.
Except as otherwise expressly provided in this Agreement:
(a) Seller has not made and does not make any warranty or representation regarding the truth, accuracy, content, completeness, or suitability for any purpose, of the Confidential Information or the source(s) thereof. Seller has not undertaken any independent investigation as to truth, accuracy, content, completeness, or suitability for any purpose, of the Confidential Information, and Purchaser shall not have any recourse against any Seller Related Parties in the event of any errors therein or omissions therefrom.
(b) PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ANY OTHER SELLER RELATED PARTIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE (INCLUDING, WITHOUT LIMITATION, ANY CONFIDENTIAL INFORMATION), NOR ANY SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PROPERTY, THE PERMITTED USE OF THE PROPERTY OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTY THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTY, OR OTHERWISE RELATING TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT ALL

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MATERIALS WHICH HAVE BEEN PROVIDED BY ANY OF THE SELLER RELATED PARTIES HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST ANY SELLER RELATED PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER IS ACQUIRING THE PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY AND THE FRANCHISE AGREEMENT, AND NOT IN RELIANCE ON ANY INFORMATION OR MATERIALS PROVIDED BY ANY SELLER RELATED PARTIES, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY ANY SELLER RELATED PARTIES IN CONNECTION WITH ITS DUE DILIGENCE (INCLUDING, WITHOUT LIMITATION, ANY CONFIDENTIAL INFORMATION) AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION.
(c) Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser acknowledges and agrees that at Closing and except as otherwise provided in this Agreement, (i) Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “AS IS, WHERE IS”, with all faults; and (ii) Purchaser shall be deemed to have irrevocably and unconditionally waived, relinquished, released and discharged Seller from any and all claims, demands, causes of action (including, without limitation, causes of action sounding in tort), losses, damages, demands, obligations, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, whether at law or in equity and whether known or unknown, which Purchaser asserted or alleged, or could have asserted or alleged, or could assert or allege, at any time against Seller or any of its affiliates by reason of or arising out of any latent or patent construction defects or physical conditions, violations of Requirements (including, without limitation, zoning laws and Requirements relating to Hazardous Substances) or the Franchise Agreement and any and all other acts, omissions, events, circumstances or matters with respect to the Property, subject, however, to Purchaser’s rights and remedies provided for in this Agreement in the event of the breach of any of Seller warranties or representations contained herein or any provisions of this Agreement which are expressly provided to survive Closing. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof.

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(d) Purchaser acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property is being sold pursuant to the provisions of this Section 24 and that Seller would have charged a higher purchase price if the provisions of this Section 24 were not agreed upon by Purchaser.
(e) Purchaser hereby acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing contingency or other contingencies or satisfaction of conditions, except as expressly provided in Section 11 hereof, and Purchaser shall have no right to terminate this Agreement or receive a return of the Deposit (including any interest accrued thereon) except as expressly provided for in this Agreement.
(f) The provisions of this Section 24 shall survive the Closing or any termination of this Agreement.
25. EXCULPATION.
(a) In no event shall any officer, director, limited partner, member, shareholder, agent or employee of Purchaser or Seller or its respective partners be personally liable for any of the obligations of Purchaser or Seller, respectively, under this Agreement or otherwise.
(b) Subject in all events to Section 21(c), Purchaser agrees to look solely to Seller and Seller’s interest in the Property or, if the Closing has occurred, the net proceeds of the sale for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s other assets or properties or any other Seller Related Parties (or their assets or properties) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.
(c) The provisions of this Section 25 shall survive the Closing or any termination of this Agreement.
26. FRANCHISE AGREEMENT.
(a) Purchaser acknowledges and agrees that (i) the Hotel is subject to that certain Amended and Restated License Agreement, effective as of February 1, 2002, as amended by that certain First Amendment to Amended and Restated License Agreement, dated as of April 1, 2005, and as further amended by that certain Second Amendment to Amended and Restated License Agreement, dated and effective as of March 31, 2010 (as amended, the “Franchise Agreement”) by and between Seller and Radisson Hotels International, Inc., a Delaware corporation (“Franchisor”), (ii) with respect to the sale of the Property and the assignment of the Franchise Agreement, Purchaser and Seller are required to abide by the terms of the Franchise Agreement, including without limitation, Section 11 of that agreement which governs transfers of the Hotel, (iii) Purchaser has advised Seller that Purchaser desires to continue to operate the Premises under the Radisson Hotel brand as a “System Hotel” (as defined in the Franchise Agreement), and (iv) notwithstanding the preceding clause (iii), Franchisor’s approval of Purchaser as a licensee and/or the operation of the Hotel under the Franchise Agreement or replacement license is not a condition to Purchaser’s obligations under this Agreement, including, without limitation, the obligation to purchase the Property.

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(b) Promptly after the Effective Date, Seller and Purchaser shall each notify Franchisor of the transaction contemplated by this Agreement and Purchaser shall submit an application on the form prescribed by Franchisor pursuant to the Franchise Agreement. Following receipt by Franchisor of such notice, Purchaser shall diligently take all commercially reasonable actions and promptly provide all information and documentation reasonably requested by Franchisor, and otherwise diligently pursue the consent of Franchisor to (i) the sale of the Property to Purchaser, and (ii) the approval of Purchaser as successor to Seller as owner of the Hotel. It is desired that, at Closing, Purchaser and Franchisor shall enter into a written agreement pursuant to which Purchaser shall assume the obligations of “Licensee” (as defined in the Franchise Agreement) under the Franchise Agreement, with any modifications thereto as may be reasonably acceptable to Purchaser (the “New License”), and (B) Seller and Franchisor shall enter into an agreement whereby Franchisor agrees that, at the Closing, Franchisor will terminate and release Seller from its obligations under the Franchise Agreement and any other documents executed in connection therewith to the extent accruing from and after Closing without payment of any penalty or termination amount (Franchisor’s agreement to enter into a New License with Purchaser and to terminate the Franchise Agreement and to release Seller from all obligations accruing from and after Closing is referred to herein collectively as the “Radisson Consent”), it being acknowledged and agreed that the Radisson Consent executed and delivered in substantially the form of Exhibit 16 attached hereto shall be deemed acceptable to each of Seller and Purchaser. Purchaser shall bear all costs and expenses of Purchaser and Franchisor in connection with the attempted transfer of the Hotel to Purchaser under the Franchise Agreement, the Radisson Consent and the potential New License in favor of Purchaser including, without limitation, all application fees and costs, franchise fees and the reimbursement of Franchisor’s costs and expenses, provided that Purchaser shall have no liability for any other fees, costs or expenses accrued or payable by Seller prior to Closing in the ordinary course.
(c) In the event that at any time prior to Closing, either party receives written notice (the “Denial Notice”) from Franchisor confirming that Franchisor will not approve the sale of the Hotel to Purchaser or enter into the New License with Purchaser, such party will promptly notify the other. In the event Franchisor issues a Denial Notice or the New License or the Radisson Consent shall not be obtained by the Scheduled Closing Date, (i) this Agreement shall remain in full force and effect without adjustment to the Purchase Price, and (ii) Seller shall terminate the Franchise Agreement and Purchaser shall (1) acquire the Hotel at Closing without the benefits or burdens of the Franchise Agreement, and (2) pay all termination fees due in connection with the termination (the “Termination Amounts”).
(d) Seller agrees to cooperate in all reasonable respects with Purchaser in Purchaser’s efforts to obtain the Radisson Consent and the New License. Seller further agrees that, so long as (i) Purchaser proceeds diligently and in good faith in its efforts to enter into a New License, and (ii) Franchisor has confirmed in writing its willingness to approve Purchaser as a franchisee for the Hotel under terms consistent with this Agreement, then if Franchisor will not be able to enter into the New License for the Hotel until after the Closing, Seller will not terminate the Franchise Agreement until the effective date of the New License in order to permit the Hotel to continue to be operated as a “Radisson Hotel” during the period between the Closing Date and the date Purchaser and Franchisor enter into the New License (the “Interim Period”); provided, however, that (A) Seller shall not be required to extend the

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termination date of the Franchise Agreement for the Hotel beyond the date which is twenty (20) days following the Closing Date, and (B) in the event that Purchaser is unable to obtain or enter into a New License prior to expiration of the Interim Period, Seller may elect in its sole discretion to terminate the Franchise Agreement effective at any time following expiration of the Interim Period and Purchaser shall be liable for all Termination Amounts (and if any such amounts are paid by Seller, Purchaser shall reimburse Seller for the Termination Amounts paid within 10 days following Seller’s written request). At Closing, Seller shall deliver to Purchaser a copy of Seller’s voluntary termination agreement with Franchisor or other evidence reasonably acceptable to Purchaser evidencing that, subject to the provisions of this Section 26(d), the Franchise Agreement shall not be terminated until the end of the Interim Period. In consideration of Seller’s agreement not to terminate the Franchise Agreement during the Interim Period, Purchaser shall indemnify Seller from and against any and all claims, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Seller and arising and accruing under the Franchise Agreement during the Interim Period (“Indemnified Claims”), other than any such Indemnified Claims that are the result of the gross negligence or willful misconduct of Seller, its agents, representatives or employees. The foregoing indemnity shall be memorialized in indemnification agreement in the form attached hereto as Exhibit 12 (the “Franchise Indemnity Agreement”) to be entered into by Purchaser and Seller at Closing.
27. PRESS RELEASES.
(a) Prior to the Closing Date, Purchaser and Seller shall confer and agree on a press release to be issued jointly by Purchaser and Seller disclosing the transaction and the appropriate time for making such release. Neither Purchaser nor Seller shall issue any other press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party except (i) as may be required by law or a court, (ii) pursuant to or in connection with any filings with the Securities and Exchange Commission or by any rules or regulations of any public stock exchange or stock quotation system, that may be applicable to Purchaser or Seller or any of their direct or indirect constituent owners or Affiliates, or (iii) as may be necessary or appropriate to disclose, in such party’s judgment, in connection with a proposed equity offering to be made by Seller or Purchaser or their respective Affiliates, provided that in any such event, prior notice thereof is furnished to the other party; provided, however, that (A) any such approval shall not be unreasonably withheld or delayed and (B) except with respect to any press releases (or other public statements) issued in accordance with sub-clauses (i), (ii) and (iii) above, in no event shall any press release (or other public statements) with respect to this transaction indicate the Purchase Price (or any of the other terms hereof) or, at the request of either party, the identity of said party.
(b) The provisions of this Section 27 above shall survive the termination of this Agreement and the Closing.
28. ASSIGNMENT OF MORTGAGE.
If requested by Purchaser, Seller shall use commercially reasonable efforts to cause its current mortgage lender (the “Existing Mortgage Lender”) to assign (the “Mortgage Assignment”) to Purchaser’s lending institution, at Closing, the lien of the Existing Mortgage Lender’s mortgage (the “Existing Mortgage”). Notwithstanding the foregoing, (a) Seller shall not be obligated to pay any fee or cost to the Existing Mortgage Lender, incur any expense in respect of the Mortgage Assignment or the recording thereof or incur any liability in connection therewith, and (b) the failure of Purchaser to obtain the Mortgage Assignment shall not be deemed a default or a failure of a condition to Closing and shall in no way alter Purchaser’s obligations hereunder to acquire the Property for the full Purchase Price. In the event that the Existing Mortgage Lender consents to the Mortgage Assignment, Purchaser shall pay to Seller at Closing, in addition to the Purchase Price, an amount equal to one-half of the mortgage recording tax savings available to Purchaser as a result of such Mortgage Assignment.

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29. TAX CONSIDERATIONS.
(a) Section 1031 Transaction. (i) Notwithstanding anything to the contrary contained in this Agreement, Seller and Purchaser each have the right to consummate the transactions contemplated by this Agreement in a manner that qualifies as a tax-deferred exchange, in whole or in part, under the provisions of Section 1031 of the Internal Revenue Code, the Treasury Regulations thereunder, and IRS Revenue Procedure 2000-37 (a “1031 Transaction”). The party seeking to effect a 1031 Transaction is referred to in this Section 1.7 as the “Exchanging Party.”
(ii) The other party shall cooperate with the Exchanging Party with respect to any 1031 Transaction, including executing any and all documents reasonably requested in connection therewith. The Exchanging Party herby agrees to pay or cause to be paid, and indemnify and hold harmless the non-Exchanging Party from and against, any and all liability, claim, action, damage, cost and expense (including reasonable attorneys’ fees), fine or penalty related to, arising out of or in connection with the non-Exchanging Party’s cooperation in effectuating any 1031 transaction requested by the Exchanging Party. All agreements and other documents necessary for an Exchanging Party to effect its 1031 Transaction shall be prepared at the expense of the Exchanging Party, by the Exchanging Party’s counsel. Each party acknowledges that the other party shall not be deemed the other’s agent.
(iii) Without limiting the foregoing, an Exchanging Party shall have the right to assign or transfer all or any portion of its rights under this Agreement to a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by any of the foregoing persons in accordance with the provisions of Section 1031 of the Internal Revenue Code, the Treasury Regulations thereunder, and IRS Revenue Procedure 2000-37. No such assignment or transfer of rights under this Agreement shall effect a release of the Exchanging Party from its obligations under this Agreement or impose any additional obligation or liability except to a de minimus extent on the non-Exchanging Party.

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(iv) The terms and provisions of this Section 29(a) shall survive the Closing.
(b) If Seller requests, Purchaser shall consider structuring the transaction as a contribution of the Property to Purchaser’s operating partnership in exchange either for units in Purchaser’s operating partnership (the “Units”) or shares in Diamond Rock Hospitality Company (NYSE Symbol DRH) (the “Shares”). Purchaser shall not be obligated to structure the transaction in such a manner and the decision as to whether to do so, as well as the amount, if any, of Units or Shares to be transferred to Seller as consideration for the Property, shall be at Purchaser’s sole discretion. If Purchaser agrees to so structure the transaction as an exchange, in whole or in part, for Units or Shares, Purchaser and Seller will work together in good faith to negotiate standard tax protection provisions for Seller with respect to the Property and the documentation effectuating such structuring should be mutually agreeable to the parties, each acting reasonably.
[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, Seller has caused this Agreement to be executed the day and year first above written.

SELLER:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited
liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited
liability company, its managing member

By:
Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a
Delaware limited liability company, its managing member

By:
Name:
Title:
[Signature Page Continues]
[Signature Page to the Purchase and Sale Agreement]

IN WITNESS WHEREOF, Purchaser has caused this Agreement to be executed the day and year first above written.

PURCHASER:

DIAMONDROCK NY LEX OWNER, LLC, a Delaware
limited liability company

By:

	Name:	William Tennis
	Title:	Director
[Signature Page Continues]
[Signature Page to the Purchase and Sale Agreement]

By its signature below, the undersigned hereby acknowledges and consents to the provisions of Sections 4(g), 16(a) and 21(a)(ii) of this Agreement:
Principal:
DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	DiamondRock Hospitality Company, its sole
general partner

By:

		Name:	William Tennis
		Title:	Executive Vice President
[Signature Page to the Purchase and Sale Agreement]

By its signature below, the undersigned hereby acknowledges, agrees and consents to the provisions of Sections 3(a), 5, 18(a)(ix), 21(c)(ii), 22(a), 22(d), 22(i), 22(j), 22(k), 22(p), 22(s), 22(u), 22(v), 22(w), and 22(x) of this Agreement:
Escrow Agent:
Commonwealth Land Title Insurance Company

Name:
Title:
[Signature Page to the Purchase and Sale Agreement]

SCHEDULE A
Definitions
1. “1031 Transaction” shall have the meaning given to such term in Section 29(a) hereof.
2. “AAA” shall mean the American Arbitration Association or its successor.
3. “Acceptable Purchaser Insurance Company” shall mean an insurer reasonably acceptable to Seller; provided, however, that any of the foregoing insurers must be an insurer of recognized responsibility that is qualified to do business in New York, rated by A.M. Best, or any successor publication of comparable standing, as A- VIII or better or the then equivalent of such rating.
4. “Additional Rent” shall have the meaning given to such term in Section 8(d) hereof.
5. “Affiliate” shall mean, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. The term “controls” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of fifty (50%) percent or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question, along with the power and authority to manage the business and affairs of the entity in question.
6. “Agreement” shall have the meaning given to such term in Preamble hereof.
7. “Agreement Confidential Information” shall have the meaning given to such term in Section 4(g) hereof.
8. “Apportionment Date” shall have the meaning given to such term in Section 8(a) hereof.
9. “Arbiter” shall have the meaning given to such term in Section 21(c) hereof.
10. “Bad Faith Filing” shall have the meaning given to such term in Section 21(a) hereof.
11. “Bargaining Unit Employees” shall have the meaning given to such term in Section 9(a) hereof.
12. “Base Rents” shall have the meaning given to such term in Section 8(d) hereof.
13. “Bookings” shall have the meaning given to such term in Section 2(a) hereof.
14. “Breach” shall have the meaning given to such term in Section 21(c) hereof.

Schedule A-1

15. “Breach Notice” shall have the meaning given to such term in Section 13(f) hereof.
16. “Broker” shall have the meaning given to such term in Section 16(a) hereof.
17. “Building” shall mean the meaning given to such term in the Recitals hereof.
18. “Business Day” shall mean a day other than Saturday, Sunday or any days on which commercial banks in New York, New York are authorized or obligated to close. In the event any period would begin or expire, or any action is required to be taken by any party hereunder, on a day that is not a Business Day, such period will be deemed to commence or expire or the action will not be required to be taken, as the case may be, until the next Business Day.
19. “Casualty Election Date” shall have the meaning given to such term in Section 14(e) hereof.
20. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Section 9601 et seq.).
21. “Claim” shall have the meaning given to such term in Section 21(a) hereof.
22. “Claim Notice” shall have the meaning given to such term in Section 13(g) hereof.
23. “Claimed Damage” shall have the meaning given to such term in Section 21(c) hereof.
24. “Closing” shall have the meaning given to such term in Section 19 hereof.
25. “Closing Date” shall have the meaning given to such term in Section 19 hereof.
26. “Co-Insurers” shall have the meaning given to such term in Section 7(a) hereof.
27. “Collective Bargaining Agreement” shall have the meaning given to such term in Section 9(f) hereof.
28. “Commitment” shall have the meaning given to such term in Section 7(a) hereof.
29. “Conference Revenues” shall have the meaning given to such term in Section 8(f) hereof.
30. “Confidential Information” shall have the meaning given to such term in Section 4(g) hereof.
31. “Consequential Damages” shall mean any incidental, consequential, indirect, punitive, speculative, special or exemplary damages, or for lost profits, unrealized expectations or other similar claims.

Schedule A-2

32. “Consumable Inventory” shall have the meaning given to such term in Section 2(a) hereof.
33. “Contracts” has the meaning given to such term in Section 2(a) hereof.
34. “Contribution Period” shall have the meaning given to such term in Section 9(h) hereof.
35. “Cut-Off Time” shall have the meaning given to such term in Section 8(a) hereof.
36. “Deed” shall have the meaning given to such term in Section 18(a) hereof.
37. “Denial Notice” shall have the meaning given to such term in Section 26(c) hereof.
38. “Deposit” shall have the meaning given to such term in Section 3(a) hereof.
39. “Diligence Confidential Information” shall have the meaning given to such term in Section 4(e) hereof.
40. “Displaced Building Service Workers Act” shall have the meaning given to such term in Section 9(b) hereof.
41. “Dispute” shall have the meaning given to such term in Section 21(c) hereof.
42. “Effective Date” shall have the meaning given to such term in the Preamble hereof.
43. “Employment Laws” shall have the meaning given to such term in Section 9(i) hereof.
44. “Environmental Laws” shall mean any federal, state or local statute, regulation or ordinance or rule of common law or any judicial, administrative or arbitral decree or decision, whether now existing or hereinafter enacted, promulgated or issued, in any way relating to the protection of the environment, including, inter alia, any hazardous materials, petroleum or any fraction thereof, drinking water, groundwater, wetlands, landfills, open dumps, outdoor air quality, indoor air quality, microbial matter, mycotoxins, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations, order, decrees, permits, licenses and deed restrictions now or hereafter promulgated thereunder, and amendments and successors to such statutes and regulations as may be enacted and promulgated from time to time: (i) CERCLA; (ii) RCRA; (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. Section 2061 et seq.); (v) the Clean Water Act (33 U.S.C. Section 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. Section 7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section 201 and Section 300f et seq.); (viii) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.); (ix) the Superfund Amendments and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq.); (xi) the Uranium Mill Tailings Radiation Control Act (42 U.S.C. Section 7901 et seq.); (xii) the Occupational Safety & Health Act (29 U.S.C. Section 651 et seq.); (xiii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.); (xiv) the Noise Control Act (42 U.S.C. Section 4901 et seq.); (xv) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 1100 et seq.); and (xvi) the Oil Pollution Act of 1990 (33 U.S.C. 2701 et seq.), and (xvii) any analogous present or future state or local statutes or laws.

Schedule A-3

45. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
46. “Escrow Agent” shall have the meaning given to such term in Section 3(a) hereof.
47. “Escrow Agreement” shall have the meaning given to such term in Section 21(c) hereof.
48. “Escrow Holdback Agreement” shall have the meaning given to such term in Section 18(a) hereof.
49. “Escrow Bank” shall have the meaning given to such term in Section 5(a) hereof.
50. “Escrow Funds” shall have the meaning given to such term in Section 21(c) hereof.
51. “Escrow Instructions” shall have the meaning given to such term in Section 3(a) hereof.
52. “Estimated Claimed Damages” shall have the meaning given to such term in Section 21(c) hereof.
53. “Estoppel Certificate” shall have the meaning given to such term in Section 23 hereof.
54. “Exchanging Party” shall have the meaning given to such term in Section 29(a) hereof.
55. “Executive Order” shall have the meaning given to such term in Section 13(a) hereof.
56. “Existing Liquor License” shall have the meaning given to such term in Section 10(d) hereof.
57. “Existing Management Agreement” shall have the meaning given to such term in Section 10(c) hereof.
58. “Existing Manager” shall have the meaning given to such term in Section 10(c) hereof.

Schedule A-4

59. “Existing Mortgage” shall have the meaning given to such term in Section 28 hereof.
60. “Existing Mortgage Lender” shall have the meaning given to such term in Section 28 hereof.
61. “Existing Survey” shall have the meaning given to such term in Section 6(b) hereof.
62. “Excluded Personalty” shall have the meaning given to such term in Section 2(b) hereof.
63. “Federal WARN Act” shall have the meaning given to such term in Section 9(b) hereof.
64. “Final Closing Statement” shall have the meaning given to such term in Section 8(m) hereof.
65. “Franchise Agreement” shall have the meaning given to such term in Section 26(a) hereof.
66. “Franchise Indemnity Agreement” shall have the meaning given to such term in Section 26(d) hereof.
67. “Franchisor” shall have the meaning given to such term in Section 26(a) hereof.
68. “Government List” means any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).
69. “Guest Revenues” shall have the meaning given to such term in Section 8(f) hereof.
70. “Hazardous Substances” shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the CERCLA, or the RCRA, or any other federal, state or local law, ordinance, rule or regulation applicable to the Premises, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead, or electromagnetic waves.
71. “Holdback Escrow” shall have the meaning given to such term in Section 18(a) hereof.
72. “Holdback Period” shall have the meaning given to such term in Section 18(a) hereof.

Schedule A-5

73. “Hotel” shall have the meaning given to such term in the Recitals hereof.
74. “Hotel Employees” shall have the meaning given to such term in Section 9(a) hereof.
75. “Hotel Payables” shall have the meaning given to such term in Section 8(g) hereof.
76. “House Bank Funds” shall have the meaning given to such term in Section 2(a) hereof.
77. “Indemnified Claims” shall have the meaning given to such term in Section 26(d) hereof.
78. “Indemnitor Notice” shall have the meaning given to such term in Section 23(c) hereof.
79. “Intangibles” shall have the meaning given to such term in Section 2(a) hereof.
80. “Interference Damages” shall have the meaning given to such term in Section 21(a) hereof.
81. “Interim Period” shall have the meaning given to such term in Section 26(d) hereof.
82. “Land” shall have the meaning given to such term in the Recitals hereof.
83. “Leases” shall have the meaning given to such term in Section 2(a) hereof.
84. “Limitation Period” shall have the meaning given to such term in Section 13(f) hereof.
85. “Manager” shall have the meaning given to such term in Section 10(c) hereof.
86. “Material Adverse Effect” shall have the meaning given to such term in Section 21(c) hereof.
87. “Material Claim” shall have the meaning given to such term in Section 21(c) hereof.
88. “Material Claim Credit” shall have the meaning given to such term in Section 21(c) hereof.
89. “Material Claim Notice” shall have the meaning given to such term in Section 21(c) hereof.
90. “Maximum Liability Amount” shall have the meaning given to such term in Section 21(c) hereof.

Schedule A-6

91. “Monetary Lien” shall have the meaning given to such term in Section 7(a) hereof.
92. “Mortgage Assignment” shall have the meaning given to such term in Section 28 hereof.
93. “Mortgages” shall have the meaning given to such term in Section 7(a) hereof.
94. “New License” shall have the meaning given to such term in Section 26(b) hereof.
95. “New Title Objections” shall have the meaning given to such term in Section 7(a) hereof.
96. “New York WARN Act” shall have the meaning given to such term in Section 9(b) hereof.
97. “Non-Objectionable Encumbrances” shall have the meaning given to such term in Section 7(a) hereof.
98. “Non-Union Employees” shall have the meaning given to such term in Section 9(b) hereof.
99. “Notice” and “Notices” shall have the meaning given to such term in Section 20(a) hereof.
100. “NYSLA” shall have the meaning given to such term in Section 10(d) hereof.
101. “Omitted Exceptions” shall have the meaning given to such term in Section 7(a) hereof.
102. “Overage Rent” shall have the meaning given to such term in Section 8(d) hereof.
103. “Permitted Encumbrances” shall have the meaning given to such term in Section 6 hereof.
104. “Person” means an individual, partnership, corporation, limited liability company, trust or other entity.
105. “Personalty” shall have the meaning given to such term in Section 2 hereof.
106. “Preliminary Closing Statement” shall have the meaning given to such term in Section 8(m) hereof.
107. “Premises” shall have the meaning given to such term in the Recitals hereof.
108. “Pre-Closing Claim Amount” shall mean an aggregate amount of Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000.00).

Schedule A-7

109. “Principal” shall mean DiamondRock Hospitality Limited Partnership, a Delaware limited partnership and its successors or assigns.
110. “Prohibited Person” shall mean any Person (including any Person directly or indirectly controlling, controlled by or under common control with a Person) which: (i) has been convicted of, or plead guilty to, a felony, (ii) entitled to sovereign immunity, (iii) is involved (or has been involved within the preceding five (5) years) in a material litigation adverse to Purchaser or Seller (as the case may be) or an Affiliate of Purchaser or Seller (as the case may be), (iv) within the preceding five (5) years, has filed a petition under any insolvency statute, made a general assignment for the benefit of its creditors, commenced a proceeding for the appointment of a receiver, trustee, liquidator or conservator, filed a petition seeking reorganization or liquidation or similar relief under any applicable law or statute, or has been subject to any of foregoing, or (v) cannot truthfully and accurately make for itself the same representations made by Seller in Section 13(a)(vii) and Section 13(a)(viii) of this Agreement.
111. “Property” shall have the meaning given to such term in Section 2(a) hereof.
112. “Property Confidential Information” shall have the meaning given to such term in Section 4(g) hereof.
113. “Property Information” shall have the meaning given to such term in Section 4(a) hereof.
114. “Property Taxes” shall have the meaning given to such term in Section 8(a) hereof.
115. “Purchase Price” shall have the meaning given to such term in Section 3(a) hereof.
116. “Purchaser” shall have the meaning given to such term in the Preamble hereof.
117. “Purchaser Knowledge Party” shall have the meaning given to such term in Section 13(d) hereof.
118. “Purchaser Related Parties” shall have the meaning given to such term in Section 9(j) hereof.
119. “Purchaser’s Election Notice” shall have the meaning given to such term in Section 7(a) hereof.
120. “Purchaser’s Objection Notice” shall have the meaning given to such term in Section 7(a) hereof.
121. “Purchaser’s Principals” shall have the meaning given to such term in Section 13(e) hereof.
122. “Purchaser’s Representatives” shall have the meaning given to such term in Section 4(a) hereof.

Schedule A-8

123. “Radisson Consent” shall have the meaning given to such term in Section 26(b) hereof.
124. “RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.).
125. “Receivables” shall have the meaning given to such term in Section 2(a) hereof.
126. “Related Entities” shall have the meaning given to such term in Section 13(e) hereof.
127. “Rents” shall have the meaning given to such term in Section 8(a) hereof.
128. “Replacement Management Agreement” shall have the meaning given to such term in Section 10(c) hereof.
129. “Requirements” means (i) all applicable laws, ordinances, rules, regulations (including, without limitation, the Americans With Disabilities Act of 1990, as amended, the Resource Conservation and Recovery Act and CERCLA) and permits of governmental and other appropriate authorities having jurisdiction over the Premises, (ii) all insurance requirements, (iii) all Permitted Encumbrances and (iv) all requirements of the Franchisor pursuant to the Franchise Agreement.
130. “Retail Inventory” shall have the meaning given to such term in Section 2(a) hereof.
131. “Retained Receivables” shall have the meaning given to such term in Section 8(f) hereof.
132. “Retirement Plan” shall have the meaning given to such term in Section 9(h) hereof.
133. “Scheduled Closing Date” shall have the meaning given to such term in Section 19 hereof.
134. “Seller” shall have the meaning given to such term in the Preamble hereof.
135. “Seller Disputed Payable” shall have the meaning given to such term in Section 8(g) hereof.
136. “Seller Knowledge Party” shall have the meaning given to such term in Section 13(b) hereof.
137. “Seller Notice of Dispute” shall have the meaning given to such term in Section 21(c) hereof.
138. “Seller Related Party” and “Seller Related Parties” shall have the meaning given to such term in Section 4(h) hereof.

Schedule A-9

139. “Seller’s Cure Notice” shall have the meaning given to such term in Section 21(c) hereof.
140. “Seller’s Response Notice” shall have the meaning given to such term in Section 7(a) hereof.
141. “Settlement Period” shall have the meaning given to such term in Section 13(g) hereof.
142. “Shares” shall have the meaning given to such term in Section 29(b).
143. “Taking” shall have the meaning given to such term in Section 15(a) hereof.
144. “Tax Certiorari Proceeding” shall have the meaning given to such term in Section 8(b) hereof.
145. “Tenant Arrearages” shall have the meaning given to such term in Section 13(a) hereof.
146. “Tenant Lien” shall have the meaning given to such term in Section 7(a) hereof.
147. “Termination Amounts” shall have the meaning given to such term in Section 26(c) hereof.
148. “Threshold Amount” shall have the meaning given to such term in Section 21(c) hereof.
149. “Title Company” shall have the meaning given to such term in Section 7(a) hereof.
150. “Title Cure Notice” shall have the meaning given to such term in Section 7(a) hereof.
151. “Title Objection” shall have the meaning given to such term in Section 7(a) hereof.
152. “Transfer Tax Laws” shall have the meaning given to such term in Section 17(a) hereof.
153. “Transfer Taxes” shall have the meaning given to such term in Section 17(a) hereof.
154. “TRS” shall have the meaning given to such term in Section 8(p) hereof.
155. “Union” shall have the meaning given to such term in Section 9(f) hereof.
156. “Union Employee Benefit Funds” shall have the meaning given to such term in Section 9(g) hereof.

Schedule A-10

157. “Units” shall have the meaning given to such term in Section 29(b) hereof.
158. “Unopened Inventory” shall have the meaning given to such term in Section 2(a) hereof.
159. “Update Notice” shall have the meaning given to such term in Section 7(a) hereof.
160. “Utilities” shall have the meaning given to such term in Section 8(c) hereof.
161. “Violations” shall have the meaning given to such term in Section 6(f) hereof.
[No further text on this page.]

Schedule A-11

SCHEDULE B
Legal Description of the Land
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the southerly side of East 48th Street with the easterly side of Lexington Avenue;
RUNNING THENCE easterly along the southerly side of East 48th Street, 174 feet 6 inches;
THENCE southerly parallel with Lexington Avenue, 100 feet 5 inches to the center line of the block;
THENCE westerly along said center line of the block, 174 feet 6 inches to the easterly side of Lexington Avenue; and
THENCE northerly along the easterly side of Lexington Avenue, 100 feet 5 inches to the point or place of BEGINNING.

Schedule B-1

SCHEDULE C-1
Contracts
Union Agreements
Lexington Hotel & NY Hotel and Motel Trades Council, AFL-CIO — 02/16/2005
Latin Quarter & NY Hotel and Motel Trades Council, AFL-CIO — 03/05/2004
Alma Grill & NY Hotel and Motel Trades Council, AFL-CIO — 05/30/2007
Yetang Corp. & NY Hotel and Motel Trades Council, AFL-CIO — 06/29/2006

	MAINTENANCE CONTRACTS
VENDOR	PURPOSE	FREQUENCY	AMOUNT	DUE DATE	TERM
10 BEST	Web-Extra services	A	1,500.00	07/31/2011	Year to Year Renewal
AAA	Lodging Program-License Fee	A	1,640.00	04/30/2011	Awaiting 2011-12 Contract/Invoice
AFA PROTECTIVE SYSTEMS	FireAlarm & Backup System	A	2,395.08	04/30/2011	Year to Year Renewal
ASSA ABLOY HOSPITALITY CORP.	Guests door lock maintenance	A	1,306.50
CORSICA TECHNOLOGIES	Printer maintenance	Q	2,014.19	03/01/2012
CROSS FIRE SECURITY	Fire alarm system maintenance	Bi-Annual	3,063.21	05/01/2011	Year to Year Renewal
DREW INDUSTRIAL /(ASHLAND)	Cooling Tower/Domestic Water/Chiller Treatment	Q	4,106.00		Year to Year Renewal-Jun30
HOMISCO	Phone Call Accounting	A	2,400.00	02/28/2011	Year to Year Renewal
LEC CONSULTING & INSP (LANELE)	Elevator Consultant	M	816.57
MBM BUSINESS SYSTEMS, INC.	Copier maintenance	A	2,133.95	04/19/2012	Year to Year Renewal
MICROS RETAIL SYSTEMS	Micros C.C.Terminal Maintenance(Bar/Dynasty/Raffels)	A	3,715.03	12/31/2012	Year to Year Renewal
MICROS RETAIL SYSTEMS	Merchant Linl- Credit Card Help-Bar	A	433.50	01/01/2011
MICROS SYSTEMS INC	License & Support fee for Opera	Q	9,399.20
NEOPOST USA INC.	Postage meter maintenance & meter rental	A	688.08	01/16/2012
NEW MARKET INT’L-DELPHI	Delphi & OX Annual Maintenance	A	7,812.25	12/31/2011
OTIS ELEVATOR	Elevator Maintenance	Q	6,097.00
REMCO MAINTENANCE	Metal maintenance in lobby	M	1,573.42
THE TRANE COMPANY	HVAC Maint. - Chillar (Labour) Aircon	Q	6,097.00
THYSSENKRUPP ELEVATOR (MAINCO)	Elevator Maintenance - Service	Q	7,602.57		Year to Year Renewal
VERSATECH	PBX and telecommunication maintenance	Q	5,035.47		Year to Year Renewal

Schedule C-1-1

	OTHERS-REGULAR & FIXED
	PAYMENTS
VENDOR	PURPOSE	FREQUENCY	AMOUNT	TERM
ELAVON, INC.	Credit card gateway service (processing)	A	849.23	03/31/2012
HOTEL REV UP	Per Room Key Charge	M	$2,848.00
HOTWIRE	Travel Ticker Ads	A	7,999.55	12/31/2011
HRSMART (c/o Corp. office)	Applicant tracking system, subscription fees	Bi-Annual	2,252.03	11/30/2011
PRINTERON	Online Guest Printing with 2 Printers	A	595.00	12/10/2011
RADISSON HOTEL WORLWIDE	Franchise/Marketing/Reservation and other fees	M	Varies
RCN( RCN) A/C 6101-0234087-01	Cable TV for Rooms	M	5,231.03	4 Yrs-Ending-10/22/2012
XO COMMUNICATIONS	T 1 Line-Guest Internet	M	3,042.75	2 Yrs Ending-12/31/2010
YELP, INC. (c/o Corp. office)	Directory ad listing	M	112.50
Transbeam	Hotel Internet	M	250.00	2 Yrs Ending-12/17/2011
TIG	Interactive Marketing Agreement	M	2167.00	1 Yrs Ending-4/30/2012
Bookings.com	T/A Commission	M	15% comm.	1 Year Ending-12/31/2011
EZY Yield.com	Web Site services	A	149.00	Renews yearly from 05/08 90 day cxl
Flight Time TV LLC	Flight Time TV in Business Center	A	1,075.00	1 year license 02/2012
HIGHSPEED SYSTEMS	Internet Access Mainteneance	M	1,995.00	12/31/2011
Interior Foliage	Floral Arrangement & Maint.	A	Varies	Renews yearly from 03/05 90 day cxl
SWIFTRANK	Cost per click advertising	M	84.00	08/31/11
Miscellaneous Revenue Generating Contracts
Hotelbeds — expires 03/31/12
Tourico — expires 03/31/12

Schedule C-1-2

SCHEDULE C-2
Equipment Leases

QUENCH MOBILITY	Water coolers -HK	Q	150.25	Beginning of Qtr	36 Months
QUENCH MOBILITY	Water coolers -Acct.+PBX+Eng	Q	450.74	Beginning of Qtr	36 Months
QUENCH MOBILITY	Water coolers -FD+HK	Q	300.50	Beginning of Qtr	36 Months
USPS	P.O. Box Rental	A	1,090.00	03/31/2011

Schedule C-2-1

SCHEDULE D
Marked Title Commitment
(Follows immediately on the next page.)

Schedule D-1

Title No. NY110378

4a? 4b?

SCHEDULE B- Continued

With respect to Exception No. ~~2A~~ and ~~2B~~, policy will insure, the insured, against monetary loss resulting from the enforced removal of the projections and/or encroachments.

c. Northerly wall of 9 to 16 story building on premises adjoining to the south leans up to 0 feet 0 1/4 inches at 2nd story and up to 0 feet 1 inch at 3rd story over subject premises.

d. Present one story metal extension at northeast corner of subject premises is not located, but does not encroach on street.

e. Cement faced projecting at 2nd story of easterly wall of 16 to 27 story building on subject premises projects about 0 feet 2 inches more or less over premises adjoining to the east. Policy will insure, the insured, against monetary loss resulting from the enforced removal of the projection.

f. iron fence on easterly and southerly walls of cellar extension on subject premises lies up to 0 feet 7 inches more or less and 0 feet 6 1/2 inches, respectively, within the easterly and southerly record lines.

g. Three two-story buildings and an one-story building on premises adjoining to the south are not located.

h. Northerly wall of 9 to 16 story building and two-story building on premises adjoining to the south encroach 0 feet 0 1/4 inches at ground level and up to 0 feet 0 3/4 at roof over subject premises.

i. Chimneys of nine to sixteen story building on premises adjoining to the south are anchored to the southerly wall of and carried to the roof of 16 to 27 story building on subject premises.

As shown on a survey made by S.P. Belcher, dated 10/25/1920 and last revised 8/31/2006 by Roland K. Link. Subject to any changes since that date.

5. Covenants, conditions, easements, agreements of records, etc., as follows:

a. Covenants and Restrictions set forth in deed made by George G. Kip and Anna M. Kip, his wife to Angelo Mondolfo, dated 4/10/1889 and recorded 5/15/1989 in Liber 2204 Cp 388. **(See Exhibit A)**

There is no condition or right of re-entry or other provision for forfeiture under which the insured can be cut off, subordinated or otherwise disturbed.

SCHEDULE E-1
List of Leases

Tenant	Expiration Date

Habana Room Restaurant	10/31/2023
Yetang Dynasty	03/31/2015
Raffles	01/20/2013
Starbucks	11/30/2016
Latin Quarter	02/28/2022
NYCS, LLC (Concierge)	12/31/2014

Schedule E-1-1

EXHIBIT E-2
Tenant Arrearages
(see attached)

Schedule E-2-1

Radisson Lexington Hotel New York
A/R Tenants Aging
5/11/2011

Account Name	Current	31-60	61-90	91-120	121 and Over	Total

Habana Room Rent	15,450.00	7,225.00	15,450.00		8,822.50	46,947.50
Habana Room RE Tax	—	—	—	—	—	—
Habana Room Utilities	2,200.00	2,200.00	3,309.35	3,642.77	1,200.00	12,552.12
Habana Total:	17,650.00	9,425.00	18,759.35	3,642.77	10,022.50	59,499.62

J Sung Dynasty Rent	19,965.00	1,815.00				21,780.00
J Sung Dynasty RE Tax	—	—	—	4,663.17	—	4,663.17
J Sung Dynasty Utilities	3,750.72	—	—	—	—	3,750.72
Dynasty Total:	23,715.72	1,815.00	—	4,663.17	—	30,193.89

Raffles Restaurant Rent	38,665.06	38,668.33				77,333.39
Raffles Restaurant RE Tax				27,588.63	24,734.50	52,323.13
Raffles Restaurant Utilities	500.00	500.00				1,000.00
Raffles Total:	39,165.06	39,168.33	—	27,588.63	24,734.50	130,656.52

Starbucks Rent	—	—	—	—	—	—
Starbucks RE Tax	—	—	—	9,417.26	—	9,417.26
Starbucks Utilities	3,040.50	—	—	—	—	3,040.50
Starbucks Total:	3,040.50	—	—	9,417.26	—	12,457.76

Latin Quarter Rent	45,375.00					45,375.00
Latin Quarter RE Tax				50,579.13	68,237.20	118,816.33
Latin Quarter Utilities	10,804.21					10,804.21
Latin Quarter Total:	56,179.21	—	—	50,579.13	68,237.20	174,995.54

Concierge Services Rent	—	—	—	—	—	—
Concierge Total:	—	—	—	—	—	—

Grand Total	139,750.49	50,408.33	18,759.35	95,890.96	102,994.20	407,803.33
	34.27%	12.36%	4.60%	23.51%	25.26%	100.00%

SCHEDULE F
Pending Litigation
Worker’s Compensation
Micheline Augustine — Not Yet Litigated (slip and fall while cleaning)
General Liability

Claimant Name	Index
Vassell, Wayne	19488
Torres, Luis	100174/07
Grover, David	115918/08
Rodriguez, Ivelisse	100174/07
Mehta, Rungthip	111624/08

*	All of the foregoing claims involve alleged injuries incurred at the Premises and are covered under Seller’s general liability insurance policy.
Employee Grievances
Various employee grievances (7) which in all likelihood will be resolved in the normal course, but in theory could turn into litigation. Issues ranging from back pay to vacation or scheduling grievances.
Gonzalo Hernandez v. Habana Room Inc. and Lexington Hotel LLC, Case No. 11 CV 1264 southern district of New York, class action employee litigation for failure to pay overtime
Tenant Litigation
Lexington Hotel LLC vs. Habana Room Inc., which is pending in the Civil Court of the City of New York, County of New York, Index No. 11N055559. This case involves an attempt to terminate Habana’s lease as a result of claimed violations of the lease involving failure to provide room service in a first class manner, failure to operate the restaurant in a first class manner and failure to comply with its union obligations. Habana Room Inc. has made a motion to dismiss the action, claiming various technical defenses regarding service of the notice of default and the petition. That motion is scheduled to be heard on May 16th.

Schedule F-1

SCHEDULE G
Excluded Personalty
Lexus 450L, 2010 model, Black, VIN JTHDL5EF1A5001423

Exhibit G-1

SCHEDULE H
Environmental Reports
Phase I Environmental Site Assessment: Radisson Lexington Hotel Prepared by Blackstone Consulting LLC on 4/26/11
Asbestos Operations and maintenance Program prepare by Athenica Environmental Services dated 12/22/04
Phase I Environmental Site Assessment: Lexington Hotel Prepared by Clayton Group Services, Inc. on 5/20/04
Lead Based Pain Operations & Maintenance Plan prepared by PSI Environmental Geotechnical Construction dated 7/29/99
28th & 29th Floors Asbestos Survey prepared by PSI Environmental Geotechnical Construction dated 7/22/99
Asbestos Management Plan — V.2.1 dated 7/21/99
Phase I Environmental Site Assessment Update and Visual Limited Asbestos Survey Prepared by Law Environmental Consultants, Inc. dated 6/16/99
Phase I Environmental Site Assessment Prepared by Law Environmental Consultants, Inc. dated 5/8/98

Exhibit H-1

EXHIBIT 1
BARGAIN AND SALE DEED
WITHOUT COVENANT AGAINST GRANTOR’S ACTS
THIS DEED (“Deed”), made the  _____  day of May, 2011 by LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Grantor”) in favor of [                                        ], a [                                        ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Grantee”).
WITNESSETH, that, in consideration of ten dollars ($10.00) and other valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever;
ALL that certain plot, piece or parcel of land with the building and improvements thereon erected, situate, lying and being, more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”);
TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the Premises to the center lines thereof;
TOGETHER with all appurtenances thereto and all of the estate and rights of the Grantor in and to the Premises;
TO HAVE AND TO HOLD the same unto the Grantee and the successors and assigns of the Grantee, forever.
AND Grantor, in compliance with Section 13 of the Lien Law of the State of New York, covenants that it will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
Wherever in this instrument any party shall be designated or referred to by name or general reference, such designation is intended to and shall have the same effect as if the words “successors and assigns” had been inserted after each and every such designation.
[No further text on this page; the signature page follows.]

Exhibit 1-1

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its duly authorized representative on the day and year first above written.

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Exhibit 1-2

Uniform Certificate of Acknowledgment
(Within New York State)

STATE OF NEW YORK	)
: ss.:
COUNTY OF	)
On this                      day of                     , in the year 201_____, before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the                                          of                                            and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public
Uniform Certificate of Acknowledgment
(Outside of the State of New York)

STATE OF	)
: ss.:
COUNTY OF	)
On this                      day of                     , in the year 201_____, before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the State of                     .

Notary Public

Exhibit 1-3

Bargain and Sale Deed	PREMISES LOCATED ON:
Without Covenant Against Grantor’s Acts
	SECTION:	5
	BLOCK:	1302
	LOTS:	51
LEXINGTON HOTEL, LLC	COUNTY:	New York

TO [ ]	STREET ADDRESS:	511 Lexington Avenue New York, New York

	RETURN BY MAIL TO:

Exhibit 1-4

Exhibit A to Bargain and Sale Deed
Legal Description of Land
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the southerly side of East 48th Street with the easterly side of Lexington Avenue;
RUNNING THENCE easterly along the southerly side of East 48th Street, 174 feet 6 inches;
THENCE southerly parallel with Lexington Avenue, 100 feet 5 inches to the center line of the block;
THENCE westerly along said center line of the block, 174 feet 6 inches to the easterly side of Lexington Avenue; and
THENCE northerly along the easterly side of Lexington Avenue, 100 feet 5 inches to the point or place of BEGINNING.

Exhibit 1-5

EXHIBIT 2
BILL OF SALE AND ASSIGNMENT
LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), in consideration of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by [                                           ], a [                                           ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all Personalty other than the Excluded Personalty (as both terms are defined in the Purchase Agreement) owned by Seller.
TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.
Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), by and between Seller and Purchaser, dated May  _____, 2011. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.
Except as otherwise expressly provided for (and to the extent and duration provided for) in the Purchase Agreement, Purchaser hereby acknowledges and agrees that the Personalty, Consumable Inventory and all files and records in Seller’s possession or reasonable control and relating to the Premises is being conveyed in “AS IS, WHERE IS, WITH ALL FAULTS”, and the provisions of Section 24 of the Purchase Agreement are incorporated herein by this reference.
Except as otherwise expressly provided for (and to the extent and duration provided for) in the Purchase Agreement, this Bill of Sale and Assignment is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever.
This Bill of Sale and Assignment and the provisions herein contained shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and assigns.
This Bill of Sale and Assignment may be executed in several counterparts and all counterparts so executed shall constitute one Bill of Sale and Assignment, binding on all parties hereto and thereto, notwithstanding that all the parties are not signatories to the same counterpart.
[No further text on this page; the signature page follows.]

Exhibit 2-1

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this  _____  day of May, 2011.

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Exhibit 2-2

EXHIBIT 3
FIRPTA CERTIFICATE
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, [                                        ], a [                                         ] (“Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Transferor”), the undersigned hereby certifies the following to Transferee on behalf of Transferor:
1.	Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);

2.	The U.S. employer identification number of Transferor is [ ];

3.	Transferor’s office address is c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019;

4.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

5.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

(The remainder of this page is left intentionally blank.)

Exhibit 3-1

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated as of May ___, 2011

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Exhibit 3-2

EXHIBIT 4
TITLE AFFIDAVIT
Commonwealth Land Title Insurance Company
COMMON EXCEPTIONS AFFIDAVIT
Title No.: NY110378
Premises:	The Radisson Lexington Hotel 511 Lexington Avenue, New York, NY Block 1302 Lot 51 New York County
State of New York
County of New York
Lexington Hotel, LLC, a Delaware limited liability company (“Owner”), hereby certifies to Commonwealth Land Title Insurance Company, as of the date hereof, as follows:
1.	Owner is the fee owner of the above described premises (the “Premises”).

2.
That, to Owner’s knowledge, without inquiry or investigation, there has been no work done upon the Premises by the City of New York nor has the City of New York made any demand made for such work that may result in charges assessed by the Office of Rent and Housing Maintenance, Emergency Repairs Division.

3.
That, to Owner’s knowledge, without inquiry or investigation, there have been no work done upon the Premises by the City of New York, nor has the City of New York made any demand for any such work that may result in charges assessed by the Department of Health.

4.
That, to Owner’s knowledge, without inquiry or investigation, there are no unpaid fees or charges levied by the City of New York Department of Buildings for inspections, reinspections, examinations, services or permits relating to the Premises.

5.
That there are no tenants or persons in possession of the Premises, except for those tenants set forth on the rent roll attached hereto as Exhibit A, having rights as tenants only, and hotel guests, and Owner has not granted any party any option to purchase the Premises or right of first refusal to purchase the Premises either pursuant to written leases or by separate agreements.

6.	This affidavit is being delivered to induce Commonwealth Land Title Insurance Company to insure title to the aforesaid policy.
[Signature Page Immediately Follows]

Exhibit 4-1

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Exhibit 4-2

EXHIBIT A
Rent Roll
(see attached)

Exhibit 4-3

EXHIBIT 5
ERISA Letter
May  _____, 2011
To:	Lexington Hotel, LLC (“Seller”) c/o Highgate Holdings, Inc. 870 Seventh Avenue, 2nd Floor New York, New York 10019

Re:	511 Lexington Avenue, New York, New York (Lot 51 in Block 1302 on the Tax Map of the City of New York)
Ladies and Gentlemen:
The undersigned represents to you that [                                           ], a [                                           ] (“Purchaser”), or any Affiliates thereof, or any firm, person or entity providing financing for the purchase of the entire interest of Seller in the Property (as defined in the Purchase Agreement) are not using the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and covered under Title I, Part 4 of the ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations under that certain Agreement of Purchase and Sale Agreement, dated May  _____, 2011 (“Purchase Agreement”), with respect to the Property by and between Lexington Hotel, LLC, a Delaware limited liability company, as Seller, and the undersigned, as Purchaser, including the acquisition of the Property. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

Very truly yours, PURCHASER: [ ], a [ ],
By:
Name:
Title:

Exhibit 5-1

EXHIBIT 6
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”), is made and entered into this  _____  day of May, 2011 by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Assignor”), and [                                           ], a [                                           ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Assignee”).
WITNESSETH:
Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), by and between Assignor and Assignee, dated May  _____, 2011. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.
Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts (as defined in the Purchase Agreement) which are listed on Schedule A attached hereto.
Assignee hereby expressly assumes all of the obligations under the Contracts which accrue from and after the date hereof.
Except as otherwise expressly provided for (and to the extent and duration provided for) in the Purchase Agreement, this Assignment is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever.
This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Any inconsistency between the terms herein and the terms set forth in the Purchase Agreement shall be resolved in favor of the terms of the Purchase Agreement.
This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.
[No further text on this page; the signature page follows.]

Exhibit 6-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts as of the date first above written.

ASSIGNOR: LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

Exhibit 6-2

ASSIGNEE: [ ], a [ ],

By:
Name:
Title:

Exhibit 6-3

SCHEDULE A
Contracts

Exhibit 6-4

EXHIBIT 7
GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made and entered into this  _____  day of May 2011 by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Assignor”), and [                                           ], a [                                           ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Assignee”).
WITNESSETH:
Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”) by and between Assignor and Assignee, dated May  _____, 2011. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.
Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in, to and the Intangibles and the Bookings solely to the extent relating to the Premises (as defined in the Purchase Agreement) that Seller is required to provide to Purchaser pursuant to the Purchase Agreement.
TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.
Assignee hereby expressly assumes the obligations of Assignor in respect of the Intangibles and the Bookings accruing from and after the date hereof.
Except as otherwise expressly provided for (and to the extent and duration provided for) in the Purchase Agreement, Assignee hereby acknowledges and agrees that the Intangibles, the Bookings and, subject to Section 8 of the Purchase Agreement, the Receivables and House Bank Funds are being conveyed in “AS IS, WHERE IS, WITH ALL FAULTS”, and the provisions of Section 24 of the Purchase Agreement are incorporated herein by this reference.
Except as otherwise expressly provided for (and to the extent and duration provided for) in the Purchase Agreement, this Assignment is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever.
This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Any inconsistency between the terms herein and the terms set forth in the Purchase Agreement shall be resolved in favor of the terms of the Purchase Agreement.

Exhibit 7-1

This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.
[No further text on this page; the signature page follows.]

Exhibit 7-2

IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR: LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:
[Signature Page Continues]

Exhibit 7-3

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

Exhibit 7-4

EXHIBIT 8
FORM OF ASSIGNMENT AND ASSUMPTION
OF THE COLLECTIVE BARGAINING AGREEMENT
IWA ASSUMPTION AGREEMENT
This IWA ASSUMPTION AGREEMENT (“IWAAA”) is made and entered into as of this  _____  day of May, 2011, by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), which owns the hotel located at 511 Lexington Avenue, New York, New York and commonly known as “The Radisson Lexington Hotel” (“Hotel”), whose manager was the employer of the bargaining unit employees employed at the Hotel (“Employees”); and [                                          ], a [                                          ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”); and HIGHGATE HOTELS, L.P., a Delaware limited partnership, as managing agent for Purchaser in connection with the operation of the Hotel and the employer of the Employees (“Manager”); and the New York Hotel and Motel Trades Council, AFL-CIO (“Union”).
RECITALS:
A. Purchaser has agreed to purchase the Hotel from Seller pursuant to that certain Purchase and Sale Agreement, dated as of May  _____, 2011 (“Purchase Agreement”) and Manager shall operate the Hotel for Purchaser and shall employ the Employees;
B. Seller is bound to a collective bargaining agreement known as the Industry Wide Agreement, which is in effect through June 30, 2012 (“IWA”);
C. Article 59 of the IWA requires that in the event of any transaction which transfers majority ownership, management or operational control of the Hotel, Seller ensure that any party assuming such majority ownership, management or control (“Transferee”) assume and be bound by the IWA;
D. Purchaser and Manager are each a Transferee under Article 59 of the IWA;
AGREEMENTS:
It is now therefore agreed that:
1. The foregoing recitals are true and correct and are incorporated herein by reference.
2. Upon the closing of the sale of the Hotel from Seller to Purchaser (the “Closing”), Purchaser and Manager hereby assume all of Seller’s obligations under the IWA. However, nothing herein shall modify or limit the rights and obligations between Purchaser and Seller that survive the Closing as set forth in the Purchase Agreement.

Exhibit 8-1

3. Purchaser and Manager agree that, effective at Closing, they have assumed, adopted, and are bound by all terms and conditions, both economic and non-economic, of Seller under the IWA. Purchaser and Manager further agrees that Manager shall offer to retain all current bargaining unit employees, and if such offers are accepted, their employment will continue uninterrupted and without loss of seniority, compensation, benefits, and all other terms and conditions of employment, subject to the IWA and applicable law.
4. Effective immediately, any and all disputes between the Union and any party hereto regarding this IWAAA shall be subject to Article 26 of the IWA, the entirety of which is incorporated herein by reference herein.
5. This Agreement may be signed in counterparts, each of which shall be deemed an original.
[Signature Page Immediately Follows]

Exhibit 8-2

IN WITNESS WHEREOF, Seller, Purchaser and Manager have executed this IWA Assumption Agreement as of the date first written above.

SELLER: LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:
[Signature Page Continues]

Exhibit 8-3

PURCHASER: [ ], a [ ]

By:

Name:
Title:

MANAGER: HIGHGATE HOTELS, L.P., a Delaware limited partnership

By:	Norwich GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

Exhibit 8-4

EXHIBIT 9
ESCROW HOLDBACK AGREEMENT
THIS ESCROW HOLDBACK AGREEMENT (this “Agreement”), dated as of May _____, 2011, is made by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), [                                           ], a [                                           ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”), and COMMONWEALTH LAND TITLE INSURANCE COMPANY, 140 East 45th Street, 22nd Floor, New York, New York 10017, Attention: Peter G. Doyle, in its capacity as escrow agent hereunder (the “Escrow Agent”).
RECITALS:
A. Reference is made to that certain Purchase and Sale Agreement, dated as of May  _____, 2011 (the “Purchase Agreement”), by and between Seller and Purchaser.
B. Seller agreed to a Holdback Escrow to secure Seller’s obligations after Closing for a Claim pursuant to Section 18(a)(xiv) of the Purchase Agreement.
C. Escrow Agent is willing to hold the Holdback Escrow in escrow on the terms and conditions hereinafter set forth.
AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent covenant and agree as follows:
1. Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.
2. Engagement of Escrow Agent. Seller and Purchaser hereby appoint Escrow Agent, and Escrow Agent hereby accepts such appointment, to act and serve as the escrow agent under and pursuant to this Agreement.
3. Acknowledgement of Receipt of Escrow. Escrow Agent hereby acknowledges receipt of the Holdback Escrow to be held in escrow in accordance with the terms and conditions of this Agreement. Escrow Agent agrees that it shall hold, maintain and disburse the Holdback Escrow, and any interest accrued thereon, pursuant to and in accordance with the terms of this Agreement.

Exhibit 9-1

4. Holding of Holdback Escrow.
(a) The Holdback Escrow shall be held by Escrow Agent in an interest-bearing escrow account established by Escrow Agent at JP Morgan Chase or another national bank selected by both Seller and Purchaser. Interest earned on any such amount or on any cash placed in the Escrow by Seller shall be become part of Holdback Escrow.
(b) The Holdback Escrow, together with the interest earned thereon, shall be held and delivered by Escrow Agent subject to and in accordance with the terms and conditions of Section 18(a)(xiv) of the Purchase Agreement. If Escrow Agent receives a written notice signed by both Seller and Purchaser that this Agreement has been terminated or canceled, Escrow Agent shall deliver the Escrow Funds as directed therein.
(c) Pursuant to Section 18(a)(xiv)(B) of the Purchase Agreement, unless Purchaser shall have delivered a Claim Notice to Seller prior to the expiration of the Holdback Period, Escrow Agent shall be instructed to, and shall, on the first Business Day after the expiration of the Holdback Period, deliver to Seller the Holdback Escrow.
(d) Pursuant to Section 18(a)(xiv)(C) of the Purchase Agreement, provided Purchaser shall have delivered a Claim Notice to Seller prior to the expiration of the Holdback Period, then, if the Claim asserted in such Claim Notice has not been resolved as of the expiration of the Holdback Period, Escrow Agent shall continue to hold in escrow such portion of the Holdback Escrow in an amount equal to the Claimed Damage set forth in such Claim Notice until Escrow Agent is authorized to disburse the same in accordance with the terms of this sub-paragraph (d), and shall pay to Seller the balance of the Holdback Escrow on the first Business Day following the expiration of the Holdback Period. Escrow Agent shall continue to hold the Holdback Escrow until the earlier of (i) Escrow Agent’s receipt of joint instructions from Purchaser and Seller, in which event Escrow Agent shall deliver the Holdback Escrow in accordance with such instructions or (ii) the entry of a final, non-appealable judgment with respect to the applicable Claim in which event Escrow Agent shall deliver the Holdback Escrow in accordance with the terms of said judgment.
(e) If Escrow Agent receives (i) a written request signed by Seller or Purchaser (the “Noticing Party”) stating that the Noticing Party is entitled to the Holdback Escrow or (ii) a written request signed by Purchaser stating that it is entitled to the Holdback Escrow or any portion thereof pursuant to the terms and conditions of Section 18(a)(xiv) of the Purchase Agreement, Escrow Agent shall mail (by certified mail, return receipt requested) a copy of such request to the other party hereto (the “Non-Noticing Party”). The Non-Noticing Party shall have the right to object to such request for the Holdback Escrow by written notice of objection delivered to and received by Escrow Agent ten (10) Business Days after the date of Escrow Agent’s mailing of such copy to the Non-Noticing Party, but not thereafter. If Escrow Agent shall not have so received a written notice of objection from the Non-Noticing Party, Escrow Agent shall deliver the Holdback Escrow to the Noticing Party. If Escrow Agent shall have received a written notice of objection within the time herein prescribed, Escrow Agent shall refuse to comply with any requests or demands on it and shall continue to hold the Holdback Escrow, together with any interest earned thereon, until Escrow Agent receives either (A) a written notice signed by both Seller and Purchaser, stating who is entitled to the Holdback Escrow, or (B) a final order of a court of competent jurisdiction directing disbursement of the Holdback Escrow in a specific manner, in either of which events Escrow Agent shall then disburse the Holdback Escrow in accordance with such notice or order.

Exhibit 9-2

(f) Any notice to Escrow Agent shall be sufficient only if received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent, provided for in this Agreement shall be addressed to the party to receive such notice at its notice address set forth in Paragraph 7 hereof (with copies to be similarly sent to the additional parties therein indicated).
5. Escrow Agent.
(a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Holdback Escrow, and any interest accrued thereon, except pursuant to an order of a court of competent jurisdiction.
(b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement.
(c) Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any actual out-of-pocket expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Holdback Escrow shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold the Holdback Escrow, and any interest accrued thereon, and may decline to take any other action. After delivery of the Holdback Escrow, and any interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

Exhibit 9-3

(d) Escrow Agent shall have the right at any time to resign upon ten (10) Business Days’ prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Holdback Escrow, and any interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.
6. Termination. This Agreement shall terminate on the earlier of: (a) the date on which Escrow Agent has disbursed all cash, if any, held by it pursuant to this Agreement, (b) Escrow Agent has refunded any cash portion of the Holdback Escrow to Seller pursuant to the Purchase Agreement, and (c) written notice of termination executed by Seller and Purchaser and Escrow Agent has released the Holdback Escrow in accordance with the such written notice.
7. Notices.
(a) Except as otherwise expressly provided in this Agreement, all notices, demands, requests or other communications hereunder (each a “Notice” and collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (i) certified or registered mail, return receipt requested, postage prepaid, or (ii) national overnight delivery service, or (iii) facsimile transmission (provided that a copy shall be delivered by the next Business Day, by a national overnight delivery service or personal delivery), or (iv) personal delivery, addressed as follows:
If to Seller:
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
545 E. John Carpenter Fwy, Suite 1400
Irving, Texas 75062
Attention: Mahmood Khimji and Lynne A. Messina
Telephone No.: (972) 444-9700
Facsimile No.: (972) 444-9700
and
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
870 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: Neil Luthra
Telephone No.: (212) 707-5041
Facsimile No.: (212) 707-5555

Exhibit 9-4

with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Ross Z. Silver, Esq.
Telephone No.: (212) 859-8078
Facsimile No.: (212) 859-4000
If to Purchaser:
[                                        ]
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Telephone No.: (240) 744-1188
Facsimile No.: (240) 477-1199
with copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Steven D. Klein, Esq.
Telephone: No. (212) 728-8221
Facsimile No.: (212) 728-9221
If to Escrow Agent or Title Company:
Commonwealth Land Title Insurance Company
140 East 45th Street, 22nd Floor
New York, New York 10017
Attention: Peter G. Doyle
Telephone No.: (212) 973-6207
Facsimile No.: (212) 986-3215
(b) Any Notice so sent by certified or registered mail, return receipt requested, postage prepaid, shall be deemed given upon delivery (or at the time of refusal to accept delivery) as indicated on the return receipt thereto. Any Notice so sent by national overnight delivery service or personal delivery shall be deemed given on the next Business Day when sent (or at the time of refusal to accept delivery) as indicated on the return receipt or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt (if followed by overnight delivery service as provided above). All Notices delivered after 5:00 p.m. (New York time) shall be deemed delivered on the next Business Day.

Exhibit 9-5

(c) Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) Business Days’ notice given to the other in accordance with the terms of this Paragraph 7, additional or substituted parties to whom Notices should be sent hereunder. A party receiving a Notice which does not comply with the technical requirements for notice under this Paragraph 7 may elect to waive any deficiencies and treat the notice as having been properly given.
8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State. The parties hereto hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.
9. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Escrow Agent.
10. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.
11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
12. Entire Agreement. This Agreement and the Contract constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, the Purchaser and the Escrow Agent with respect to the subject matter hereof.

Exhibit 9-6

13. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
14. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
15. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. To facilitate execution of this Agreement, the parties may exchange by facsimile or electronic mail (e-mail) (which shall include but not be limited to electronic attachments in `pdf or `tif formats containing counterparts of this signature page) which shall be effective as original signature pages for all purposes.
16. No Conflict. Nothing herein is intended to modify or amend the provisions of Section 18(a)(xiv) of the Purchase Agreement, and in the event of a conflict between the provisions hereof and the provisions of Section 18(a)(xiv) as to rights or obligations of Purchaser and Seller, the provisions of Section 18(a)(xiv) shall govern. Seller and Purchaser each agrees that it will not give any notice or require or make any demands or objections in respect of the Holdback Escrow or any part thereof which is contrary to or inconsistent with the provisions of Section 18(a)(xiv) of the Purchase Agreement.
[No further text on this page; the signature page follows.]

Exhibit 9-7

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Escrow Holdback Agreement as of the date first written above.

SELLER:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

[Signature Page Continues]

Exhibit 9-8

PURCHASER:

[ ], a [ ]

By:

Name:
Title:

ESCROW AGENT:

Commonwealth Land Title Insurance Company

By:

Name:
Title:

Exhibit 9-9

EXHIBIT 10
ESCROW AGREEMENT
(Material Breach Credit Dispute)
THIS ESCROW AGREEMENT (this “Agreement”), dated as of May                     , 2011, is made by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), [                                          ], a [                                           ], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”) and COMMONWEALTH LAND TITLE INSURANCE COMPANY, 140 East 45th Street, 22nd Floor, New York, New York 10017, Attention: Peter G. Doyle, in its capacity as escrow agent hereunder (the “Escrow Agent”).
RECITALS:
A. Reference is made to that certain Purchase and Sale Agreement, dated as of May  _____, 2011 (the “Purchase Agreement”), by and between Seller and Purchaser.
B. Section 21(c)(ii) of the Purchase Agreement contemplates that, in the event of a Dispute with respect to a Material Breach Credit, an amount equal to the Material Breach Credit shall be deposited by Seller into escrow.
C. Escrow Agent is willing to hold the Escrow Funds in escrow on the terms and conditions hereinafter set forth.
AGREEMENTS:
NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Escrow Agent covenant and agree as follows:
1. Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.
2. Engagement of Escrow Agent. Seller and Purchaser hereby appoint Escrow Agent, and Escrow Agent hereby accepts such appointment, to act and serve as the escrow agent under and pursuant to this Agreement.
3. Acknowledgement of Receipt of Escrow. Escrow Agent hereby acknowledges that it has received from Seller the Material Claim Credit in the amount of [                                         ($                                        )] (the “Escrow Funds”). Escrow Agent agrees that it shall hold, maintain and disburse the Escrow Funds, and any interest accrued thereon, pursuant to and in accordance with the terms of this Agreement.

Exhibit 10-1

4. Release of Escrow. Escrow Agent shall continue to hold the Escrow Funds until (a) Escrow Agent receives written notice from Purchaser and Seller agreeing on the disposition of the Escrow Funds, in which event Escrow Agent will deliver the Escrow Funds in accordance with such instructions or (b) the entry of a determination by the Arbiter pursuant to the arbitration procedures set forth in Section 21(c)(ii) of the Purchase Agreement, in which event Escrow Agent will deliver the Escrow Funds in accordance with the terms of said determination.
5. Holding of Funds.
(a) The Escrow Funds shall be held by Escrow Agent in an interest-bearing escrow account established by Escrow Agent at JP Morgan Chase or another national bank selected by both Seller and Purchaser. Interest earned on any such amount or on any cash placed in the Escrow by Seller shall be become part of Escrow Funds.
(b) The Escrow Funds, together with the interest earned thereon, shall be held and delivered by Escrow Agent subject to and in accordance with the terms and conditions of 21(c)(ii) of the Purchase Agreement. If Escrow Agent receives a written notice signed by both Seller and Purchaser that this Agreement has been terminated or canceled, Escrow Agent shall deliver the Escrow Funds as directed therein.
6. Escrow Agent.
(a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser and the Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Escrow Funds, and any interest accrued thereon, except pursuant to an order of a court of competent jurisdiction.
(b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement.
(c) Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own negligence, willful misconduct or default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any actual out-of-pocket expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, however, that, as between Purchaser and Seller, the prevailing party in any dispute over the Escrow Funds shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold the Escrow Funds, and any interest accrued thereon, and may decline to take any other action. After delivery of the Escrow Funds, and any interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

Exhibit 10-2

(d) Escrow Agent shall have the right at any time to resign upon ten (10) Business Days’ prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Escrow Funds, and any interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.
7. Termination. This Agreement shall terminate on the earlier of: (a) the date on which the Escrow Agent has disbursed all of the Escrow Funds, and any interest accrued thereon, held by it pursuant to this Agreement, and (b) written notice of termination executed by Seller and Purchaser and Escrow Agent has released the Escrow Funds in accordance with the such written notice.
8. Notices.
(a) Except as otherwise expressly provided in this Agreement, all notices, demands, requests or other communications hereunder (each a “Notice” and collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (i) certified or registered mail, return receipt requested, postage prepaid, or (ii) national overnight delivery service, or (iii) facsimile transmission (provided that a copy shall be delivered by the next Business Day, by a national overnight delivery service or personal delivery), or (iv) personal delivery, addressed as follows:
If to Seller:
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
545 E. John Carpenter Fwy, Suite 1400
Irving, Texas 75062
Attention: Mahmood Khimji and Lynne A. Messina
Telephone No.: (972) 444-9700
Facsimile No.: (972) 444-9700

Exhibit 10-3

and
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
870 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: Neil Luthra
Telephone No.: (212) 707-5041
Facsimile No.: (212) 707-5555
with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Ross Z. Silver, Esq.
Telephone No.: (212) 859-8078
Facsimile No.: (212) 859-4000
If to Purchaser:
[                                        ]
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Telephone No.: (240) 744-1188
Facsimile No.: (240) 477-1199
with copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Steven D. Klein, Esq.
Telephone: No. (212) 728-8221
Facsimile No.: (212) 728-9221

Exhibit 10-4

If to Escrow Agent or Title Company:
Commonwealth Land Title Insurance Company
140 East 45th Street, 22nd Floor
New York, New York 10017
Attention: Peter G. Doyle
Telephone No.: (212) 973-6207
Facsimile No.: (212) 986-3215
(b) Any Notice so sent by certified or registered mail, return receipt requested, postage prepaid, shall be deemed given upon delivery (or at the time of refusal to accept delivery) as indicated on the return receipt thereto. Any Notice so sent by national overnight delivery service or personal delivery shall be deemed given on the next Business Day when sent (or at the time of refusal to accept delivery) as indicated on the return receipt or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by facsimile transmission shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt (if followed by overnight delivery service as provided above). All Notices delivered after 5:00 p.m. (New York time) shall be deemed delivered on the next Business Day.
(c) Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) Business Days’ notice given to the other in accordance with the terms of this Paragraph 8, additional or substituted parties to whom Notices should be sent hereunder. A party receiving a Notice which does not comply with the technical requirements for notice under this Paragraph 8 may elect to waive any deficiencies and treat the notice as having been properly given.
9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State. The parties hereto hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement.
10. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Escrow Agent.
11. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.
12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Exhibit 10-5

13. Entire Agreement. This Agreement and the Contract constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, the Purchaser and the Escrow Agent with respect to the subject matter hereof.
14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
15. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. To facilitate execution of this Agreement, the parties may exchange by facsimile or electronic mail (e-mail) (which shall include but not be limited to electronic attachments in `pdf or `tif formats containing counterparts of this signature page) which shall be effective as original signature pages for all purposes.
17. No Conflict. Nothing herein is intended to modify or amend the provisions of Section 21(c)(ii) of the Purchase Agreement, and in the event of a conflict between the provisions hereof and the provisions of Section 21(c)(ii) as to rights or obligations of Purchaser and Seller, the provisions of Section 21(c)(ii) shall govern. Seller and Purchaser each agrees that it will not give any notice or require or make any demands or objections in respect of the Escrow Funds or any part thereof which is contrary to or inconsistent with the provisions of Section 21(c)(ii)of the Purchase Agreement.
[No further text on this page; the signature page follows.]

Exhibit 10-6

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have executed this Escrow Agreement as of the date first written above.

SELLER:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

[Signature Page Continues]

Exhibit 10-7

PURCHASER:

[ ], a [ ]

By:

Name:
Title:

ESCROW AGENT:

Commonwealth Land Title Insurance Company

By:

Name:
Title:

Exhibit 10-8

EXHIBIT 11
TENANT / CONTRACT SERVICE PROVIDER DIRECTION LETTER
[SELLER LETTERHEAD]
May __, 2011
[TENANT / CONTRACT SERVICE PROVIDER NAME AND ADDRESS]

Re:	The Radisson Lexington Hotel, 511 Lexington Avenue, New York, New York (the “Property”)
Dear Sir or Madam:
This letter is to advise you that, on May  _____, 2011, [                                          ], a [                                          ] (“Purchaser”), purchased the Property from Lexington Hotel, LLC, a Delaware limited liability company.
Your [lease and your security deposit (if any)] [contract] [have] [has] been assigned to Purchaser. Purchaser is now the [landlord under your lease] [owner under your contract] and is responsible for performing the [landlord’s] [owner’s] obligations under your lease.
[Please immediately commence to make all rental and other payments under your lease as follows:]

Please make all inquiries and send all notices to the [landlord under your lease] [owner under your contract] to:

[Signature Page Immediately Follows]

Exhibit 11-1

Very truly yours,

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

Exhibit 11-2

EXHIBIT 12
FRANCHISE INDEMNITY AGREEMENT
THIS INDEMNITY AGREEMENT (this “Agreement”), dated as of May  _____, 2011, is made by and between [                                          ], a [                                          ] having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Indemnitor”), and LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Indemnitee”).
RECITALS:
A. On the date hereof, pursuant to that certain Purchase and Sale Agreement, dated as of May  _____, 2011, Indemnitor acquired from Indemnitee that certain hotel known as the “Radisson Lexington Hotel” located at 511 Lexington Avenue, New York, New York (the “Hotel”).
B. During Indemnitee’s ownership of the Hotel, the Hotel was operated as a “Radisson” franchise pursuant to that certain Amended and Restated License Agreement, effective as of February 1, 2002, as amended by that certain First Amendment to Amended and Restated License Agreement, dated as of April 1, 2005, and as further amended by that certain Second Amendment to Amended and Restated License Agreement, dated and effective as of March 31, 2010 (as amended, the “Franchise Agreement”) by and between Indemnitee, as franchisee, and Radisson Hotels International, Inc., a Delaware corporation, as franchisor (“Franchisor”).
B. In connection with Indemnitor’s acquisition of the Hotel, Indemnitor has made application and been approved for a license from Franchisor for the continued operation of the Hotel as a “Radisson” from and after the closing of Indemnitor’s acquisition of the Hotel; however, although approved by Franchisor, such license is not going to be issued by Franchisor until after such closing.
C. Indemnitor has requested, and Indemnitee has agreed, to extend the term of the Franchise Agreement until the date that Indemnitor enters into a new franchise license with Franchisor relating to the Hotel, but in any event, no later than twenty (20) days following the date hereof, in order to permit the operation of the Hotel as a “Radisson” during the period between the date of the closing of the sale to Indemnitor and the date Indemnitor and Franchisor have entered into a new franchise license agreement concerning the Hotel (the “Interim Period”).
D. Indemnitee is requiring the execution and delivery of this Agreement as a condition to extending the term of its Franchise Agreement to cover the Interim Period and would not be willing to do so in the absence of the execution and delivery by Indemnitor of this Agreement.
NOW, THEREFORE, as an inducement to have Indemnitee extend the term of its Franchise Agreement with Franchisor, Indemnitor covenants and agrees to and for the benefit of Indemnitee as follows:

Exhibit 12-1

AGREEMENTS:
1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.
2. Indemnification. In consideration of Indemnitee’s extension of the term of the Franchise Agreement to cover the Interim Period, Indemnitor hereby agrees to indemnify, defend and hold Indemnitee harmless from and against any and all claims, demands, actions, causes of action, suits, judgments, debts, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees), which Indemnitee may incur or sustain, or which may be asserted against Indemnitee or the Hotel, arising and accruing from the Franchise Agreement during the Interim Period only (“Indemnified Claims”), other than any such Indemnified Claims that are the result of the gross negligence or willful misconduct of Indemnitee, its agents, representatives or employees. Upon the execution and delivery by Franchisor and Indemnitor of a new franchise license agreement concerning the Hotel (“New Franchise Agreement”; the date of execution and delivery of same, the “Termination Date”), Indemnitor’s obligations under this Agreement shall automatically expire without any further action by either party hereto; provided, that Indemnitor’s obligation to indemnify Indemnitee as provided in this Agreement shall remain with respect to any claim which arose and accrued during the Interim Period, but is asserted after the Termination Date. Indemnitee hereby agrees that upon the execution of the New Franchise Agreement and Indemnitor’s request, Indemnitee shall execute and deliver to Indemnitor written confirmation of the termination of this Agreement.
3. Indemnification Procedure.
a. Indemnitee agrees to notify Indemnitor promptly upon receipt of any inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified hereunder, stating the nature and basis of such inquiry or notification, the amount thereof and Indemnitee’s reasonable best estimate of the amount of Indemnitor’s liability to Indemnitee in connection therewith. Indemnitee shall promptly deliver to Indemnitor any and all documentation or records as Indemnitor may request in connection with such notice or inquiry and shall keep Indemnitor advised of any subsequent developments.
b. If any action shall be brought against Indemnitee, then after Indemnitee notifies Indemnitor thereof, Indemnitor shall be entitled to participate therein, and assume the defense thereof at the expense of Indemnitor with counsel reasonably satisfactory to Indemnitee and to settle and compromise any such claim or action; provided, however, that Indemnitee may elect to be represented by separate counsel at Indemnitee’s expense and if Indemnitee so elects, such settlement or compromise shall be effected only with the consent of Indemnitor, which consent shall not be unreasonably withheld.

Exhibit 12-2

4. Notices. All notices, demands or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly delivered (a) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (b) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (c) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by delivery by one of the other means identified in (a)-(b)), addressed as follows:
If to Indemnitee, to:
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
545 E. John Carpenter Fwy, Suite 1400
Irving, Texas 75062
Attention: Mahmood Khimji and Lynne A. Messina
Telephone No.: (972) 444-9700
Facsimile No.: (972) 401-2400
and
Lexington Hotel, LLC
c/o Highgate Holdings, Inc.
870 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: Neil Luthra
Telephone No.: (212) 707-5041
Facsimile No.: (212) 707-5555
with copies to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Ross Z. Silver, Esq.
Telephone No.: (212) 859-8078
Facsimile No.: (212) 859-4000
If to Indemnitor, to:
[                                        ]
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Telephone No.: (240) 744-1188
Facsimile No.: (240) 477-1199

Exhibit 12-3

with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Steven D. Klein, Esq.
Telephone: No. (212) 728-8221
Facsimile No.: (212) 728-9221
Each party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.
5. Successors, etc. This Agreement is for the benefit of the parties hereto, and shall be binding upon them, together with their respective heirs, executors, administrators, successors, and assigns.
6. Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the courts located in the State of New York, for a resolution of all disputes between the parties arising in connection with this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.
7. Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the Indemnified Claims, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, as to the Indemnified Claims. No amendment, modification or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.
8. Costs of Enforcement. In the event a party initiates legal action (including both trial and appellate proceedings) to enforce its rights hereunder, the prevailing party in such action shall recover from the non-prevailing party in such action its reasonable litigation expenses (including, but not limited to reasonable attorneys’ fees and court costs) of all such proceedings.
9. Construction. The captions are used for convenience only and shall not be resorted to for interpretation of this Agreement.
10. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or same counterpart.
[Signature Page Immediately Follows]

Exhibit 12-4

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

INDEMNITEE:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:

Name:
Title:

[Signature Page Continues]

Exhibit 12-5

INDEMNITOR:

, a

By:

Name:
Title:

Exhibit 12-6

EXHIBIT 13

ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of May  _____, 2011 (the “Effective Date”), by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Seller”), and [________________], a [___________], having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Purchaser”)
R E C I T A L S :
A. Seller is the owner of certain property commonly known as “The Radisson Lexington Hotel” New York located at 511 Lexington Avenue, New York, New York.
B. Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of May  _____, 2011 (as amended, the “Purchase Agreement”), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the real property described in Exhibit A attached thereto and the improvements located thereon, on the terms and conditions stated in the Purchase Agreement. All terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.
C. Pursuant to the Purchase Agreement, Seller has agreed to assign to Purchaser all of Seller’s right, title and interest to those certain leases described in Exhibit A attached hereto (collectively, the “Leases”).
NOW, THEREFORE, Seller and Purchaser agree as follows:
A G R E E M E N T S :
1. Assignment. Seller hereby sells, assigns, transfers and conveys to Purchaser, without recourse and without representation or warranty (except to the extent expressly provided in the Purchase Agreement), all of Seller’s right, title and interest in and to the Leases.
2. Assumption. Purchaser hereby assumes the benefits of Seller and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller under the Leases that arise or accrue from and after the date of this Assignment. Seller shall remain liable for its covenants, obligations, liabilities and burdens of Seller under the Leases to the extent that they arose and were to be performed by Seller prior to the date of this Assignment.
3. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
4. Governing Law. This Assignment shall be governed by the laws of the State of New York.

Exhibit 13-1

5. Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Assignment or to collect damages as a result of the breach of any of the provisions of this Assignment, the prevailing party in such action or proceeding, including, without limitation, any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs actually incurred, in addition to any other relief awarded by the court.
6. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
[Signature Page Immediately Follows]

Exhibit 13-2

IN WITNESS WHEREOF, Seller and Purchaser have executed this Assignment as of the date first above written.

SELLER:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:
[Signature Page Continues]

Exhibit 13-3

PURCHASER:

,
a

By:

Name:
Title:

Exhibit 13-4

EXHIBIT 14
REPLACEMENT MANAGEMENT AGREEMENT
(attached)

Exhibit 14-1

HOTEL MANAGEMENT AGREEMENT
between
DIAMONDROCK NY LEX TENANT, LLC
as Owner
and
HIGHGATE HOTELS, L.P.
as Manager
for
The Radisson Lexington Hotel, New York, New York
May      , 2011

Exhibits and Schedules

Exhibit A — Legal Description of Property

Exhibit B — Owner Agreement

Exhibit C — Insurance Coverages and Limits

Schedule 1 — Centralized Services

Schedule 2 — Permitted Encumbrances

HOTEL MANAGEMENT AGREEMENT
THIS HOTEL MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of May      , 2011 (the “Effective Date”), by and between DIAMONDROCK NY LEX TENANT, LLC, a Delaware limited liability company (“Owner”), and HIGHGATE HOTELS, L.P., a Delaware limited partnership (“Manager”). Owner and Manager are individually referred to herein as a “Party” and collectively as the “Parties.”
A. DiamondRock NY Lex Owner, LLC (“Fee Owner”) is the purchaser under that certain Purchase and Sale Agreement dated as of even date herewith (the “Purchase Agreement”), pursuant to which Fee Owner or its designee has agreed to acquire the hotel commonly known as the Radisson Lexington (the “Property”) located at 511 Lexington Avenue at 48th Street, New York, NY. The Property includes (i) 712 rentable guestrooms; (ii) FF&E; (iii) food and beverage facilities, and (iv) other supporting facilities (collectively, the “Hotel”). The legal description of the Property is set forth in Exhibit A attached hereto.
B. Owner and Fee Owner are parties to that certain Lease Agreement, dated as of even date herewith (the “Operating Lease”), pursuant to which Landlord leases to Owner, and Owner leases from Landlord, the Hotel.
C. Manager is qualified and experienced in the supervision, operation and management of hotels, and Owner, in reliance thereon, desires to retain Manager to operate and manage the Hotel and to perform certain other functions, in each case subject to the terms and conditions of this Agreement and the Franchise Agreement.
NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt whereof and sufficiency of which being hereby acknowledged by the Parties, the Parties agree as follows:
ARTICLE I
DEFINITIONS
All capitalized terms used in this Agreement which are not otherwise defined shall have the meanings assigned to such terms in this Article I.
1.1 Accounting Fee shall have the meaning given to such term in Section 4.6.
1.2 ADA shall mean the Americans with Disabilities Act (42 USC 12181 et seq.) or any equivalent state or local law or ordinance.
1.3 Affiliate shall mean, with respect to any Person, (i) another Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the Person in question, including, without limitation, any partner, member, shareholder, officer or director of such Person, as the case may be, and (ii) with respect to any Person who is an individual, such individual’s parents, spouse, direct lineal or adoptive descendants, siblings, nieces, nephews and/or first cousins and/or one or more trusts created solely for the benefit of such individual or any such family members.

1.4 Annual Budget shall have the meaning given to such term in Section 5.1. For purposes of this Agreement, references to Annual Budget (other than the Annual Budget proposed by Manager pursuant to the process set forth in Section 5.1) shall mean the Annual Budget approved by Owner in writing for the applicable Contract Year.
1.5 Applicable Law(s) shall mean all laws, statutes, regulations, codes, bylaws, ordinances, treaties, orders, judgments, decrees, directives, rules, guidelines, policies and other requirements of any Governmental Authority having jurisdiction, including, without limitation, the Environmental Laws and the ADA.
1.6 Baggage shall have the meaning given to such term in Section 13.6(i).
1.7 Bankruptcy/Dissolution Event shall mean, with respect to a Person, the commencement or occurrence of any of the following with respect to such Person: (i) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of (or a proceeding to appoint) a trustee or receiver of such Person or of any substantial part of the property interest of such Person (iii) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest of such Person or such Person shall file an answer admitting the material allegations of a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding; (iv) a general assignment for the benefit of creditors of such Person; or (v) insolvency, dissolution or liquidation of such Person; provided, however, that an event described in clause (i), (ii) or (iii) shall not be included if the same is (a) involuntary and not at any time consented to by such Person, (b) contested within thirty (30) days of commencement and thereafter diligently and continuously contested by such Person, and (c) dismissed or set aside, as the case may be, within sixty (60) days of commencement.
1.8 Base Management Fee shall have the meaning given to such term in Section 4.1.
1.9 Business Day shall mean a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for the transaction of business in both the City of New York, New York and the City of Dallas, Texas.
1.10 Capital Expenditures shall mean all hard and soft costs associated with any repairs, alterations, improvements, renewals and replacements to the Property which are normally capitalized under GAAP.
1.11 Centralized Services shall mean the services provided to the Hotel by Manager and its Home Office Employees through Manager’s corporate headquarters in accordance with Section 3.13. The Centralized Services in effect as of the Commencement Date are listed on Schedule 1 attached hereto.

1.12 Centralized Services Fees shall have the meaning given such term in Section 4.5.
1.13 CPI shall mean the Consumer Price Index-All Urban Consumers (CPI-U)/All Items, Not Seasonably Adjusted, 1982-84=100, for the market area that includes the Hotel, as published by the United States Department of Labor Statistics, for the applicable comparison period. If the CPI shall cease to use 1982-84 as the base year, the CPI shall be converted in accordance with the conversion factor, if any, published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is discontinued or revised during the Term, such other governmental index or computation, if any, with which it is replaced shall be used. If no conversion factor is supplied by the United States Department of Labor, Bureau of Statistics, either for a new base year or a new index, the Parties shall reasonably agree upon a replacement for the CPI.
1.14 Commencement Date shall mean the date Owner obtains title to the Hotel.
1.15 Competitive Set shall mean the five (5) hotels within the Hotel’s market area that are most closely comparable to the Hotel in quality, price and market (with due consideration given to age, quality, size, location, amenities, amount of meeting space and business mix). As of the Commencement Date, the Competitive Set is: (i) Marriott New York East Side; (ii) Doubletree Metropolitan New York; (iii)T he Roosevelt Hotel; (iv) Hilton Manhattan East; and (v) Courtyard New York Manhattan Midtown East. If Manager or Owner determines that change in the Competitive Set is warranted, based on the commencement of operations of one or more new comparable hotels in the Hotel’s market area or on any cessation of operations or significant change in operations (such as a change in manager or a change in market positioning) of any of the Competitive Set, Manager or Owner, as the case may be, shall notify the other party in writing of such request. In the event that the Parties have not reached agreement on such change within thirty (30) days after the notice of such request has been given, such dispute shall be submitted to an Expert as provided in Section 17.15 for determination in accordance with the standards outlined in the initial sentence of this definition.
1.16 Complete Destruction shall mean the destruction of or damage to the Hotel resulting from fire, casualty or any other cause whereby the destruction of or damage to the Hotel is such that the Replacement Value reasonably estimated by Owner is greater than $7,500,000.
1.17 Contract Year shall mean the calendar year except that (i) the First Contract Year shall begin on the Commencement Date and end on December 31, 2011 and (ii) if this Agreement expires or otherwise terminates on any day other than December 31 of any given calendar year, the last Contract Year shall terminate on the date of such expiration or sooner termination.
1.18 Controlling, Controlled and Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities or a partnership or membership interest, by contract or otherwise.

1.19 Debt Service shall have the meaning given to such term in Section 4.2(a).
1.20 Defaulting Party shall have the meaning given to such term in Section 13.1(a).
1.21 Distribution Amount shall have the meaning given to such term in Section 6.3.
1.22 Effective Date shall mean the date set forth in the first paragraph of this Agreement.
1.23 Emergency Fund shall have the meaning given such term in Section 5.7.
1.24 Environmental Laws shall mean applicable federal, state, local and foreign laws and regulations relating to the pollution of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Insecticide, Fungicide, and Rodenticide Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Superfund Amendments and Reauthorization Act of 1986, all as amended from time to time.
1.25 ERISA shall have the meaning given to such term in Section 3.7(f).
1.26 Event of Default shall have the meaning given to such term in Section 13.1.
1.27 Expert shall mean a third party individual selected pursuant to Section 17.15 having not less than ten (10) years’ experience in the hospitality industry; (b) not having had any direct relationship with either party in the preceding twenty-four (24) months, except to the extent disclosed and accepted by the other party; (c) having demonstrated knowledge of the hotel market in which the Hotel is located; and (d) having demonstrated knowledge of the operation and marketing of hotels in the Hotel’s market segment.
1.28 Extension Term(s) shall have the meaning given to such term in Section 2.2
1.29 External Audit Fee shall have the meaning given to such term in Section 7.3.
1.30 Fee Owner shall have the meaning given to such term in Section 12.2.

1.31 FF&E shall mean all furniture, furnishings, fixtures and equipment required for the proper and efficient operation of the Hotel, including, without limitation, lobby furniture, carpeting and floor coverings, draperies, wall coverings, artwork, bedspreads, television sets, radios, office furniture and equipment such as safes, cash registers and accounting, computer, duplicating and communication equipment, telephone equipment, guest room furniture, specialized hotel equipment such as equipment required for the operation of kitchens, laundries, the front desk, dry cleaning facilities, bars and cocktail lounges and decorative lighting, material handling equipment and cleaning and engineering equipment and all other furniture, furnishings, fixtures, equipment, apparatus and personal property needed for such purposes or for the operation of the Hotel.
1.32 Fixed Charges shall mean (i) Replacement Reserves; (ii) Impositions; (iii) premiums for insurance coverage set forth on Exhibit C, or such other insurance as the parties deem necessary or desirable for the Hotel.
1.33 Force Majeure Event shall mean any one or more of the following events or circumstances that, alone or in combination, materially and adversely affects the operation of the Hotel: fire, earthquake, storm or other casualty; strikes, lockouts, or other labor interruptions; war, rebellion, riots, acts of terrorism, or other civil unrest or commotion; shortage of critical materials or supplies; action or inaction of governmental authorities having jurisdiction over the Hotel; or any other similar event beyond the reasonable control of Owner or Manager; provided, however, that general economic conditions, including, without limitation, a recession or a decline in tourism in the New York City area, which are not the result of any of the above events, shall not constitute a Force Majeure Event.
1.34 Franchise Agreement shall mean any franchise or license agreement under which the Hotel is branded and operated, and any and all documents delivered pursuant thereto, as the same may be modified, amended, restated, supplemented, substituted and/or replaced from time to time in accordance with the terms hereof and thereof. Owner and Manager anticipate that Owner will enter into a Franchise Agreement with Radisson Hotels International, Inc. to brand the Hotel as a Radisson.
1.35 Franchisor shall mean the entity that owns a hotel brand and licenses such brand pursuant to the Franchise Agreement, and its successors and assigns. Owner and Manager anticipate that the Franchisor initially will be Radisson Hotels International, Inc.
1.36 GAAP shall mean generally accepted accounting principles, as consistently applied for the Hotel and as interpreted by the Uniform System. Except as expressly provided otherwise, any financial or accounting terms not otherwise defined herein shall be construed and applied according to GAAP, as interpreted by the Uniform System.
1.37 Governmental Authority shall mean any governmental authority or any subdivision thereof, whether national, federal, provincial, regional, state, county, municipal, local or other, and any ministry, department, agency, entity or other body exercising executive, legislative, regulatory or administrative functions of government, including, without limitation, any board of fire underwriters or any other body which may exercise similar functions.

1.38 Gross Revenue shall mean (when used with respect to any period) all operating revenue received or accrued, directly or indirectly, from the operation of the Hotel (or any portion thereof) attributable to such period, calculated on an accrual basis and determined in accordance with the Uniform System and GAAP; provided that Gross Revenue shall include without limitation the following:
(a) revenues from rentals of guest rooms and suites;
(b) revenues from the sale of food, liquor, soft drinks or other beverages;
(c) revenues from the sale of all meeting and catering services, meeting areas and other hotel facilities;
(d) revenues from sales of cigars, cigarettes, candy, merchandise and any and all other goods, services or merchandise;
(e) revenues from charges for closed-circuit television or other audio-visual services;
(f) revenues from charges for internet service and in room television and movies;
(g) revenues derived in connection with the operation of any vending machines located in the Hotel, but including only revenues payable to Manager on behalf of Owner (rather than the gross revenues of such vending machines);
(h) rents from any tenant, subtenant, concessionaire (including without limitation, any concierge service), licensee or other Person, but only to the extent of the amounts payable to Owner or to Manager on behalf of Owner (rather than gross revenues of such tenants, subtenants, concessionaire, licensee or other Person); and
(i) Proceeds from business interruption insurance.
Gross Revenue shall not include (i) proceeds from the sale, financing or refinancing of the Property (or any portion thereof) or of capital assets or FF&E (other than sales of Inventories in the ordinary course of business), (ii) condemnation awards, proceeds from sales in lieu of condemnation, casualty insurance proceeds and similar extraordinary receipts (other than business interruption proceeds and any other portion of such awards or receipts representing compensation for loss of items of Gross Revenue), (iii) the initial operating funds contributed by Owner and any Working Capital Amount contributed by Owner, (iv) any funds provided by Owner to Manager whether for Operating Expenses, Capital Expenditures, Fixed Charges, Owner’s Expense or otherwise, (v) common area maintenance reimbursements, (vi) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, service or other items sold on or provided from the Property in the ordinary course of business, (vii) any gratuities received by Hotel Employees or received by Owner or Manager at the Hotel which are subsequently paid out to Hotel Employees, (viii) any excise, sales, value added, use or occupancy taxes or similar government charges which are collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes, (ix) proceeds from property tax abatements or refunds, (x) interest earned on any Replacement Reserves and (xi) the value of complimentary or discounted rooms, for food and beverage.

1.39 Guarantor(s) shall have the meaning given to such term in the “Limited Guaranty” provision set forth on the signature pages hereto.
1.40 Hazardous Materials shall mean all chemicals, pollutants, contaminants, wastes and toxic substances, including, without limitation (i) “solid or hazardous wastes”, “hazardous substances,” “toxic substances,” or “insecticides,” “fungicides,” or “rodenticides,” in each case as defined in any Environmental Law, and (ii) gasoline or any other petroleum product or byproduct, polychlorinated biphenyl, asbestos and urea formaldehyde.
1.41 Home Office Employees shall mean certain employees of Manager or its Affiliates who are engaged by and through the corporate headquarters of Manager and not working directly at the Hotel.
1.42 Home Office Senior Management shall mean Home Office Employees at the level of vice-president or higher.
1.43 Hotel shall have the meaning given to such term in Recital A.
1.44 Hotel Guest Data shall mean any guest profiles, contact information, histories, preferences and other guest information obtained in the ordinary course of business from guests of the Hotel during such guests’ stay at the Hotel or during such guests’ use of the facilities associated with the Hotel.
1.45 Hotel Employees shall mean all individuals who perform services in the name of the Hotel at the Hotel (including without limitation Senior Managers) or who perform services for the Hotel and for other Managed Hotels which employees shall be employed by Manager or an Affiliate of Manager. Hotel Employees shall not include Home Office Employees.
1.46 Implied Fiduciary Duties shall have the meaning given to such term in Section 17.18.
1.47 Impositions shall mean all real estate and personal property taxes and similar levies, assessments, special assessments and charges on or relating to the Hotel or the Property.
1.48 Incentive Management Fee shall have the meaning given to such term in Section 4.1.
1.49 Inventory shall mean Inventory of Supplies as defined in the Uniform System, including soap, stationery goods and merchandise to be sold on behalf of Owner in the ordinary course of business in any gift shop or food and beverage outlet operated within the Hotel, including without limitation, food and beverages, cigars, cigarettes, candy and all other goods, wares, merchandise and property sold in or from the Hotel or in such manner that the amounts received therefor are included in Gross Revenue.

1.50 Lender shall mean any lender providing financing to Owner or an Affiliate of Owner which is secured in whole or in part by a Mortgage.
1.51 Major Capital Management Fee shall have the meaning given to such term in Section 4.4.
1.52 Managed Hotels shall mean all hotels and resorts in the United States that are managed or owned by Manager or its Affiliates.
1.53 Management Fees shall mean, collectively, the Base Management Fee, the Incentive Management Fee, the Accounting Fee and the Major Capital Management Fee.
1.54 Manager shall have the meaning given it in the first paragraph of this Agreement and shall include its permitted successors and assigns
1.55 Manager Guest Records shall mean all guest profiles, contact information, guest histories, guest preferences and other guest information in the customer database of Manager or its Affiliates which are maintained, obtained or derived by Manager or its Affiliates, from (i) guests of any hotel or similar facility (other than the Hotel) which Manager or its Affiliates own, lease, license, manage or franchise, including the Managed Hotels, (ii) Manager’s sales and reservation operations, if any, for such hotels, (iii) Manager’s websites (other than the Hotel’s website), (iv) Manager’s frequent guest or rewards programs, if any, and (v) any other sources or databases maintained by Manager or its Affiliates at a system-wide level (as opposed to sources or databases maintained at the Hotel) but excluding from such sources or databases information obtained at or from the Hotel and uploaded into such sources and databases. For the purposes of this definition, “guest” shall include customers of any hotels or similar facilities owned, leased, operated, or franchised by Manager or its Affiliates (including Managed Hotels other than the Hotel), and any customers of any of the facilities associated with such hotels (e.g. restaurants, golf courses, spas, etc.). In no event shall any Hotel Guest Data be included in Manager Guest Records.
1.56 Manager Marks shall mean (i) the principal registration marks “Highgate Hotels” and all derivatives thereof, (ii) any rights to the name “Highgate Hotels” or any derivatives thereof, in each case, including all rights, trademarks, trademark registrations, trademark applications, copyrights, copyright registrations and copyright applications using or including such names, and all other service marks, trademarks, trade names, insignias and logos used for hotel services, for other related goods and services and for the hotel business associated therewith that contain the “Highgate” name and (iii) any other principal registration marks and derivatives thereof and all rights, trademarks, trademark registrations, trademark applications, copyrights, copyright registrations and copyright applications using or including such names, and all other service marks, trademarks, trade names, insignias and logos used for hotel services, for other related goods and services and for the hotel business associated therewith that contain any name of any service or business provided by Manager,

1.57 Manager Proprietary Information shall mean, collectively, (i) the Manager Marks, (ii) the Manager Guest Records, and (iii) all trade secrets and other information, materials and copyrightable or patentable subject matter of a proprietary nature that are developed, acquired or licensed by Manager or any of its Affiliates for use in the operation of the Managed Hotels and that contain or describe Manager’s internal policies, procedures and standards. Manager Proprietary Information shall not include any Hotel Guest Data or any information relating to the employment history, training, performance, discipline, compensation, benefits or contact data for the Hotel Employees.
1.58 Manager’s Grossly Negligent or Willful Acts shall mean any gross negligence, willful misconduct, or fraud committed by the Home Office Senior Management or any Senior Manager in the performance of Manager’s duties under this Agreement. The acts or omissions (including grossly negligent, knowingly willful misconduct or fraudulent acts or omissions) of Hotel Employees (other than the Senior Managers) shall not be imputed to Manager or the Home Office Senior Management or be deemed to constitute Manager’s Grossly Negligent or Willful Acts, unless such acts or omissions resulted directly from the gross negligence, willful misconduct or fraud, of the Home Office Senior Management or Senior Manager in supervising such Hotel Employees.
1.59 Mandatory Balance shall have the meaning given to such term in Section 6.3.
1.60 Marketing Plan shall mean the annual marketing plan prepared by Manager and submitted to Owner as part of the Annual Budget, which Marketing Plan shall include marketing, advertising, promotion, sales, public relations, publicity and related activities conducted for the purpose of promoting the name and business of the Hotel and a competitive market analysis for the Hotel.
1.61 Material Contract shall mean (i) any contract for goods or services that is reasonably expected to result in an Operating Expense for any given Contract Year in excess of $100,000, and (ii) any contract or agreement (including without limitation, leases, licenses or other occupancy agreements for use of space at the Hotel) that is for a term in excess of one (1) year and is not terminable by Owner or Manager on thirty (30) days notice. Material Contract shall not include any contract or other agreement relating to Utilities.
1.62 MEPPA shall have the meaning given to such term in Section 3.7(f).
1.63 Mortgage shall mean, collectively, each of the documents evidencing or securing the indebtedness on the Property in favor of Lender and shall include any documents evidencing or securing mezzanine financing secured by a pledge of the direct or indirect ownership interests in Owner
1.64 Net Operating Income shall mean Gross Revenue minus Operating Expenses, Base Management Fees, Accounting Fee, and Fixed Charges.
1.65 Non-Defaulting Party shall have the meaning given to such term in Section 13.1(a).
1.66 Offering Notice shall have the meaning given to such term in Section 14.2.

1.67 Operating Account shall have the meaning given to such term in Section 6.1.
1.68 Operating Expenses shall mean (when used with respect to any period) all operating costs and expenses of the Property and the Hotel, determined in accordance with the Uniform System and GAAP, including, without limitation, the following:
(a) the cost of wages, salaries, incentives and bonuses, payroll taxes, social security taxes and other necessary employee costs, fringe benefits and other usual and customary incidental employee benefits paid to or for Hotel Employees, including, without limitation, pension, profit sharing or other employee retirement, disability, health and welfare or other benefit plans or insurance provisions, including without limitation workers compensation insurance (excluding such employment costs of Home Office Employees, except as provided in Section 3.7(d));
(b) the cost of any goods and merchandise sold on behalf of Owner in the ordinary course of business in any gift shop or food and beverage outlet operated within the Hotel, including without limitation, food and beverages, cigars, cigarettes, candy and all other goods, wares, merchandise and property sold in or from the Hotel or in such manner that the amounts received therefor are included in Gross Revenue.
(c) the cost of Operating Supplies;
(d) the cost for repairs to FF&E and the Property as permitted or required under Article VIII;
(e) the cost of Utilities;
(f) the cost of goods and services necessary or advisable in connection with the operation of the Hotel, including, without limitation, extermination, vending, security, cleaning, laundry, landscaping, maintenance, trash collection and other similar services;
(g) advertising, promotion, publicity, revenue management and public relations expenses in accordance with the Marketing Plan;
(h) the Out-of-Pocket Expenses and Travel Expenses;
(i) the reasonable relocation costs (for moving company, air fare and meals during relocation) incurred in connection with the relocation of Senior Managers to and from employment at the Hotel; provided that relocation costs for no more than two relocations per year may be included in Operating Expenses; and
(j) the franchise fees and other amounts payable by Owner under the Franchise Agreement;

Operating Expenses shall not include (i) depreciation and amortization except as otherwise provided in this Agreement, (ii) the cost of any other things specified herein to be done or provided at Owner’s or Manager’s sole expense, (iii) Debt Service, (iv) Capital Expenditures, (v) any excise, sales, value added, use or occupancy taxes or similar government charges which are collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes, (vi) those expenses, if any, specified in the immediately preceding paragraphs which are not usually and customarily considered operating expenses of hotel properties under customary hotel accounting practices, GAAP and the Uniform System, (vii) the Management Fees; (viii) Fixed Charges, (ix)Owner Expenses; and (x) any costs and expenses incurred by Manager or its Affiliates (including Home Office Employees) at its corporate or regional headquarters (including the costs and expenses of Home Office Employees), except to the extent such costs and expenses are expressly included as an Operating Expense pursuant to Sections 3.7(d) or 3.13.
1.69 Operating Lease shall have the meaning given to such term in Section Recital B.
1.70 Operating Standard shall mean the standard required by the franchise agreement and brand standards manual promulgated by Radisson Hotels International (or its successor) for the Radisson brand or such other standard promulgated by another franchisor determined by Owner to be the franchisor for the Hotel.
1.71 Operating Supplies shall mean all blankets, linens, uniforms, glassware, silverware, china, crockery and other items of a similar nature necessary for the operation of the Hotel, all such items being of a class or grade corresponding with the Operating Standard.
1.72 Out-of-Pocket Expenses shall mean the actual and reasonable out-of-pocket expenses of Manager and its Affiliates (without any mark up or profit to Manager or its Affiliates) incurred for the account of or in connection with the Hotel’s operation, including, without limitation, document reproduction, printing, promotional materials, postage, courier services, computer system charges, long-distance telephone calls, facsimiles and similar expenses, and reasonable entertainment expenses, in each case to the extent incurred in accordance with the terms of this Agreement and the Annual Budget. Out-of-Pocket Expenses shall not include Manager’s or Manager’s Affiliates’ corporate and regional office expenses or overhead.
1.73 Owner shall have the meaning given to such term in the first paragraph of this Agreement and shall include its permitted successors and assigns
1.74 Owner’s Expense shall mean the External Audit Fee.
1.75 Owner’s Priority shall mean with respect to each Contract year during the Term (prorated for any partial year) an amount equal to eight percent (8%) of Owner’s Total Investment.
1.76 Owner’s Total Investment shall mean shall mean the sum of (i) Owner’s or Fee Owner’s total investment to acquire the Hotel, including the purchase price paid by Owner or Fee Owner, due diligence and closing costs, and costs necessary to complete the initial Franchisor product improvement plan plus (ii) Capital Expenditures funded by Owner plus (iii) working capital funded by Owner to cover Operating Expenses. Owner and Manager will finalize and agree upon the dollar amount of Owner’s total investment to acquire the Hotel as soon as practicable following the Commencement Date. Any cash distributed to Owner by Manager in excess of Owner’s Priority in any Contract Year shall be deemed to be a return of working capital funded by Owner, thereby reducing Owner’s Total Investment, but only up to the amount of working capital funded by Owner and for which Owner’s Total Investment was increased as provided in clause (iii) above.

1.77 Partial Destruction shall mean any destruction of or damage to the Hotel by fire, casualty or any other cause that does not constitute a Complete Destruction.
1.78 Performance Test shall have the meaning given to such term in Section 13.4(b).
1.79 Permitted Encumbrances shall mean those matters set forth on Schedule 2 attached hereto, together with Mortgages permitted under Section 12.2 and any other encumbrances existing from time to time which do not materially and adversely affect the operation of the Hotel or Manager’s exclusive right to manage and operate the Hotel during the Term.
1.80 Person shall mean any individual, firm, corporation, partnership, limited liability company, joint stock company, business trust, voluntary association or government or any department or agency thereof.
1.81 Prime Rate shall mean, on any day, the base rate of interest per annum established from time to time by CitiBank, New York, New York, or its successors, if any, and designated as its prime rate as in effect on such day.
1.82 Prior Claims shall mean any claims relating to the Hotel which have accrued as of the Commencement Date, whether or not such Prior Claims are asserted, pending or known or unknown as of the Commencement Date, including, without limitation, (i) any claims relating to violation or alleged violation of Applicable Laws, (ii) any claims relating to construction, land use or operating permits or licenses relating to the Hotel, (iii) any claims for breach of contract or tort, (iv) any claims relating to the liquor licensee or the liquor license for the Hotel, and (v) all other claims, lawsuits, actions (administrative or judicial) or unasserted claims arising out of the operation of the Hotel or the ownership of the Property prior to the Commencement Date.
1.83 Prior Conditions shall mean, whether or not such Prior Conditions are known or unknown as of the Commencement Date, all conditions in existence at the Property and the Hotel as of the Commencement Date, including, without limitation, (i) any defects in design, construction or installation of the Hotel, (ii) any conditions representing violations of Applicable Laws or presenting health, safety or privacy risks, including water intrusion and related air quality risks and data security breach risks, (iii) the state of repair or completion of the Hotel as of the Commencement Date, and (iv) the state and condition of all books and records for the Hotel Owner.
1.84 Property shall have the meaning given to such term in Recital A, and shall include, without limitation, all portions thereof, external and internal, including, without limitation, sidewalks, signs, mechanical, electrical and other systems, parking lots and landscaping.

1.85 Property Documents shall mean, collectively, this Agreement and the Franchise Agreement, as the same may be modified, amended, restated, substituted and/or supplemented from time to time in accordance with their respective terms, together with any and all documents delivered pursuant thereto.
1.86 Qualified Transferee shall mean a Person who is not directly or indirectly (i) a Person convicted of an indictable offense, (ii) a Person any of whose owners or officers, directors, or executive employees or officers, directors or executive employees of such owners are named as a “Specially Designated National and Blocked Persons” as designated by the United States Department of the Treasury’s Office of Foreign Assets control (a listing of which is currently published under the internet website address www.ustres.gov/terrorism.html), or (iii) a Person or nation designated in Presidential Executive Order 13224 as a Person or Nation who commits, threatens to commit, or supports terrorism.
1.87 Rejection Limit shall have the meaning given to such term in Section 3.7(b).
1.88 Renovations shall mean any Capital Expenditures that are not Routine Capital Expenditures and shall consist of Capital Expenditures for major repairs, alterations, improvements, renewals and additions to the Hotel, including without limitation, to the structure, exterior façade and the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Hotel building, and shall include any property improvement plan required by any Franchisor. .
1.89 Renovations Budget shall mean the budget prepared by Manager setting forth the estimated cost and expenses of Owner for any Renovations, in such detail as Owner shall reasonably require. The Renovations Budget shall be part of the Annual Budget.
1.90 Replacement Value shall mean the cost of repairing, rebuilding or replacing the Hotel or any portion thereof with materials and construction of like kind and quality on the same site without deduction for physical, accounting or any other depreciation.
1.91 Replacement Reserves shall have the meaning given to such term in Section 6.6.
1.92 Reserve Fund shall have the meaning given to such term in Section 6.6.
1.93 Restore or Restoration shall have the meaning given to such terms in Section 10.1.
1.94 REVPAR shall mean, with respect to the Hotel and to each hotel that is a member of the Competitive Set, the “Revenue Per Available Room” for the hotel for the Contract Year in question, as defined in the Uniform System and as measured and reported in the STAR Report or, if Smith Travel Research shall cease to publish such data in a form usable by the Parties for purposes of this Agreement, as measured and reported by such other reputable independent third party market research firm as may be mutually and reasonably approved by Owner and Manager.

1.95 REVPAR Failure shall mean, with respect to the any Contract Year, the Hotel’s failure to achieve a REVPAR Index for such Contract Year equal to or in excess of eighty-seven and five-tenths percent percent (87.5%).
1.96 REVPAR Index shall mean the ratio, expressed as a percentage, of the Hotel’s REVPAR for any Contract Year of the REVPAR achieved at each of the hotels in the Competitive Set for such Contract Year.
1.97 Routine Capital Expenditures shall mean routine, non-major Capital Expenditures to be funded from the FF&E Reserve pursuant to Section 8.1, rather than pursuant to Section 8.2. Routine Capital Expenditures include the following types of Capital Expenditures: exterior and interior repainting, resurfacing building walls and floors, replacing folding walls; replacement of items of FF&E due to obsolescence or wear and tear; and similar expenditures.
1.98 Senior Managers shall mean, collectively, the General Manager, the Controller, and Sales and Marketing Director of the Hotel or the individuals serving in such capacities regardless of title.
1.99 Shortfall shall mean, with respect to any Contract Year, the amount, if any, by which Net Operating Income for such Contract Year fails to equal or exceed nine percent (9%) of Owner’s Total Investment for such Contract Year.
1.100 Term shall have the meaning given to such term in Section 2.1.
1.101 Termination Fee shall mean a payment pursuant to Section 12.2 calculated in the following manner: (i) prior to the expiration of the sixth Contract Year, an amount equal to the average of the annualized Base Management Fees and any Incentive Fees earned by Manager during the immediately preceding two Contract Years multiplied by two (2); and (ii) during the seventh and eighth Contract Years, an amount equal to the average of the annualized Base Management Fees and any Incentive Fees earned by Manager during the immediately preceding two Contract Years.
1.102 Termination Notice shall have the meaning given to such term in Section 13.4(c)(1).
1.103 Termination Test Period shall have the meaning given to such term in Section 13.4(b).
1.104 Transfer and similar expressions shall mean any transaction whereby an interest, whether legal or beneficial, in a Party, in the Hotel or in any part of this Agreement may be sold, granted, conveyed, leased, assigned, exchanged, transferred, disposed of, encumbered, pledged, charged, mortgaged, hypothecated, given, devised, bequeathed or otherwise dealt with, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and includes the creation of or an assignment by a fixed, specific or floating charge whereby the interest of a Party is mortgaged or pledged as security for, or otherwise secured against in respect of any indebtedness or other obligation.

1.105 Travel Expenses shall mean airfare, lodging, meals and other travel related expenses incurred by Manager and its Affiliates for the account of or in connection with the Hotel’s operation; provided, however, that if any such travel involves more than one Managed Hotel such costs and expenses shall be fairly allocated among the Hotel and such other hotels.
1.106 Uniform System shall mean the 10th Revised Edition of the Uniform System of Accounts for the Lodging Industry, published by the American Hotel and Motel Association of New York City, Inc., as amended or replaced from time to time.
1.107 Union Contracts shall mean that certain Collective Bargaining Agreement between the Hotel Association of New York City, Inc. and the New York Hotel & Motel Trades Council, AFL-CIO (the “Union”) dated as of July 1, 2006; that certain Me Too Agreement dated February 16, 2005 between the Union and Highgate Holdings and Oxford Lodging Metropolitan Hotel, LLC; that certain Met Too agreement between LQ 511 d/b/a Latin Quarter Restaurant and the Union; that certain Agreement dated May 30, 2007, among Alma Grill LLC, Radisson Lexington Hotel and the Union; that certain Successor Me Too Agreement dated June 29, 2006 between Yetang Corp, d/b/a J. Sung Dynasty and the Union; that certain letter agreement dated November 10, 2004 between Radisson Lexington Hotel and Local 758 of the Union; that certain Radisson East Side agreement between Radisson East Side and Local 6 of the Union; that certain Agreement dated March 4, 2007 between the Union and Radisson East Side Hotel; that certain Letter agreement dated May 30, 2002 between the Union and Radisson East Side Hotel; that certain letter to Miguel Castaneda from Radisson Lexington Hotel dated August 15, 2007; that certain Agreement dated October 1, 2009 among Radisson Lexington Hotel, the Union and Habana Room Inc. , as all of the same may be amended or modified from time to time in accordance with its terms.
1.108 Uncontrollable Expenses shall have the meaning given to such term in Section 5.6.
1.109 Utilities shall mean all utility services for the Property, including, without limitation, gas, electricity, hot water, steam, heating, air conditioning and ventilation and telecommunications (including Internet service).
1.110 WARN Act shall mean the Work Adjustment and Retraining Notification Act, 29 U.S.C. §§ 201 et seq. (or any applicable comparable state law), and any regulations promulgated thereunder from time to time.
1.111 Working Capital Amount means as of the Commencement Date, $500,000 and thereafter $500,000 as adjusted in Manager’s reasonable judgment to provide sufficient cash for the next three months based on the amount of cash Manager estimates to be generated from Gross Revenues and other cash receipts and the amount of cash Manager estimates to be required for Fixed Charges, Operating Expenses and custodial payments, such as sales and occupancy taxes, tips, movie rentals and similar charges.

ARTICLE II
TERM
2.1. Initial Term. This Agreement shall be effective from and after the Effective Date. The initial term shall commence on the Commencement Date and shall continue through the tenth annual anniversary of the Commencement Date unless earlier terminated as provided herein (the “Initial Term” and, as may be extended by any Extension Term pursuant to Section 2.2, the “Term”).
2.2. Extension Terms. Manager shall be entitled to renew this Agreement for one (1) additional period of five (5) years (the “Extension Term”) if (a) the average of (i) Net Operating Income attributable to the twelve (12) month period ending fifteen (15) months prior to the end of the Initial Term and (ii) the Net Operating Income attributable to the twelve (12) month period ending three (3) months prior to the end of the Initial Term exceeds (b) twelve percent (12%) of Owner’s Total Investment. Manager shall exercise such right by giving Owner written notice of such renewal at least sixty (60) days prior to the expiration of the Initial Term. The Extension Term shall be upon all of the same terms and conditions contained in this Agreement.
2.3. Franchise Agreement. Owner and Manager anticipate that the Hotel will be operated as a Radisson pursuant to a Franchise Agreement entered into between Owner and with Radisson Hotels International, Inc. as Franchisor prior to the Commencement Date. If Owner elects, to operate the Hotel as a brand other than Radisson, Owner shall give Manager prompt written notice of such election (but in no event later than execution of a Franchise Agreement for such alternate brand), identifying the alternative brand. Manager or Owner may, within thirty (30) days after receipt of notification of Owner’s election of an alternate brand, submit to Owner a written proposal to amend the provisions of this Agreement relating to termination by Owner pursuant to Section 13.4, including without limitation, the definitions of Competitive Set, REVPAR Failure, Shortfall, Operating Standard and related definitions. Owner or Manager, as the case may be, shall use its reasonable judgment in deciding whether to approve such amendments. If Owner or Manager, as the case may be, does not approve such amendments within thirty (30) days after receipt of the proposed amendments, such party may elect to refer such amendments to the determination of the Expert in accordance with Section 17.15, such election to be made within fifteen (15) days after the expiration of such thirty (30) day period.
ARTICLE III
USE AND MANNER OF OPERATION OF THE HOTEL
3.1. Exclusivity. Subject to obtaining Owner’s approval when required to be obtained under the terms of this Agreement, Owner hereby grants to Manager the sole and exclusive right to manage and operate the Hotel during the Term, subject to and in accordance with the terms of this Agreement and, subject to Section 3.3(z), the Franchise Agreement. Fee Owner, Owner and Manager shall on the Commencement Date execute and deliver the Owner Agreement in the form attached hereto as Exhibit B and made a part hereof for all purposes.

3.2. Standard of Care. Manager shall use commercially reasonable efforts to diligently and efficiently manage, operate, maintain and repair the Hotel to the Operating Standard and provide all services, amenities and activities so as to operate the Hotel in accordance with the Operating Standard. Notwithstanding the foregoing, Manager’s obligations under this Agreement shall be subject to Owner’s provision of funds as and when required under this Agreement.
3.3. Authority and Duties of Manager. Without limiting the foregoing and subject to Owner’s contribution of funds as and when required under this Agreement, and subject to Manager obtaining Owner’s approval where required under this Agreement, Manager shall:
(a) use commercially reasonable efforts consistent with prudent hotel management to maximize the profitability of the Hotel;
(b) develop, institute and implement financial, accounting and other programs and policies to facilitate the diligent and efficient operation of the Hotel as required hereunder;
(c) subject to (a) above, establish all prices, price schedules, rates and rate schedules, rents, lease charges and concession charges (including, without limitation, rebates and refunds), and, in connection therewith, supervise, direct and control the collection, receipt and giving of receipts for all services or income of any nature from the Hotel’s operations and use those funds, as well as funds from other sources as may be available to the Hotel, in accordance with the terms of this Agreement;
(d) pay all operating, capital and other expenses of the Property (including, without limitation, Operating Expenses, Fixed Charges, Owner’s Expense, and payments for such services as valet and parking, movie and internet service, audio visual services, food and beverage services provided by tenants), as provided in the Annual Budget or otherwise permitted or required by this Agreement, from funds in the accounts established for the Hotel or as otherwise furnished by Owner in accordance with the terms of this Agreement;
(e) pay all excise, sales, value added, use or occupancy taxes or similar government charges which are collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes, other than such taxes or similar government charges which are collected by tenants, licensees and concessionaries occupying retail space at the Hotel;
(f) make commercially reasonable arrangements, negotiate and execute contracts on behalf of Owner for all Utilities necessary or advisable in connection with the operation of the Hotel;
(g) make commercially reasonable arrangements, negotiate and execute contracts on behalf of Owner for goods and services necessary or advisable in connection with the operation of the Hotel, including, without limitation, extermination, vending, security, data security (including without limitation, such arrangements as shall be necessary or advisable to ensure the Hotel’s compliance with the Payment Card Industry Data Security Standards promulgated from time to time by the Payment Card Industry Data Security Standards Council), cleaning, laundry, landscaping, maintenance, trash collection and other similar services;

(h) make commercially reasonable arrangements, negotiate and execute on behalf of Owner leases, licenses and other occupancy agreements necessary or advisable in connection with the operation of the Hotel;
(i) when desirable or necessary, cause notices to be served on Hotel guests, patrons, tenants, sub-tenants and concessionaires to quit and surrender space occupied or used by them;
(j) settle disputes between the Hotel and Hotel guests, patrons, tenants, sub-tenants and concessionaires on a commercially reasonable basis;
(k) purchase, arrange for the purchase of and maintain Inventory and Operating Supplies necessary or advisable in connection with the operation of the Hotel;
(l) subject to Article VIII, maintain or cause to be maintained the Hotel in good and clean condition and repair;
(m) apply for, use commercially reasonable efforts to obtain and/or timely renew all licenses, permits and certificates required in connection with the operation of the Hotel;
(n) institute and implement the Marketing Plan approved by Owner as part of the Annual Budget;
(o) maintain and keep all books of accounts, ledgers and other written records, room reservations systems and other information systems required under this Agreement or as otherwise reasonably requested by Owner or as may be recommended by Manager from time to time for the operation of the Hotel in accordance with the Operating Standard;
(p) subject to Section 3.7, recruit, hire, pay, promote, discharge and supervise the work of the Hotel Employees;
(q) provide, or arrange through licenses, lessees, tenants or concessionaires, restaurant and bar facilities at the Hotel consistent with the Operating Standard, with the hours of operation and the items served to be as determined by Manager; provided, however, that Manager shall have no liability for the acts or omissions of any licensee, lessee, tenant or concessionaire unless such acts or omissions are caused by or result from Manager’s Grossly Negligent or Willful Acts;
(r) institute and implement reasonably prudent energy management and utilize utility conservation techniques;
(s) maintain security adequate for the needs of the Hotel as reasonably determined necessary or desirable by Manager from time to time;
(t) obtain, verify and pay bills for Impositions prior to the same becoming liens against any portion of the Property;

(u) subject to Section 3.7(d), make the Home Office Employees available, as needed, for consultation, advice and support for the Hotel, including, without limitation, in connection with the provision of the Centralized Services;
(v) subject to Section 3.13, provide or cause to be provided the Centralized Services;
(w) provide administrative and accounting services necessary for the operation of the Hotel in accordance with the terms of this Agreement;
(x) institute and implement a preventative maintenance program;
(y) subject to Section 3.8, institute and defend all legal claims and proceedings relating to the operation of the Hotel; and
(z) subject to Owner’s provision of funds sufficient to comply with any requirements of the Franchise Agreement which require the expenditure of money, (i) use commercially reasonable efforts to comply with the terms and conditions of the Franchise Agreement and (ii) perform such other duties as may be required under the Franchise Agreement on the part of Owner thereunder; provided, however, if there is any conflict between this Agreement and the Franchise Agreement, the Franchise Agreement shall prevail.
3.4. Limitations on Manager’s Authority. Manager shall not, and nothing herein shall be deemed to authorize Manager to, execute any notes, guarantees, loan agreements or other evidences of indebtedness or borrow any money on behalf of Owner or the Hotel (other than, subject to the terms of this Agreement and the Annual Budget, with respect to equipment leases and other similar ordinary course of business credit transactions). Manager shall have no power or authority to enter into any mortgage, deed of trust, security agreement or any other instrument encumbering all or any part of the Property or any accounts or other personal property arising from or attributable to the Hotel or its operations (other than, subject to the terms of this Agreement, with respect to equipment leases and other similar ordinary course of business credit transactions). This Section 3.4 shall not prohibit Manager from incurring indebtedness on behalf of Owner to suppliers of goods and services to the Hotel which are required in the operation of the Hotel in accordance with the terms of this Agreement and the Annual Budget.
3.5. Transactions with Affiliates. Notwithstanding anything to the contrary in this Agreement, Manager shall not enter into any contract or other agreement on behalf of Owner or otherwise in connection with the Hotel with any Affiliate of Manager without Owner’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed so long as the terms of such contract or other agreement are no less favorable, taken as a whole, than those that can be obtained on an arms-length basis from third parties. At the end of each Contract Year, Manager will provide a summary of each such contract entered into in such year.
3.6. Permitted Uses. Manager shall use the Property solely for the operation of the Hotel and activities consistent with customary hotel operations or management in accordance with the terms and conditions of the Property Documents. Except as otherwise required by the Property Documents, Manager shall not establish or permit at the Hotel any other activities except to the extent approved by Owner, which approval may be withheld, conditioned or delayed in Owner’s sole discretion.

3.7. Employees.
(a) Employment of Hotel Employees. All Hotel Employees shall be employees of Manager and not the employees of Owner or any Affiliate of Owner. Subject to Section 3.7(b), the Annual Budget and the Union Contracts, Manager shall have the exclusive right to make all decisions regarding the determination of labor policies, appropriate staffing levels and the selection, employment, training, termination of employment, supervision, direction, training, compensation and assigning of the duties of Hotel Employees. Owner shall not contact Hotel Employees directly, other than the General Manager and Controller, but Owner may provide comments or complaints to the General Manager regarding the Hotel Employees and Manager shall in good faith consider all complaints and shall undertake additional training or other corrective action if Manager determines in good faith that such training or other action is warranted. Manager shall supervise and monitor compliance with all Applicable Laws relating to workers’ compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer/employee related subjects. Owner shall be responsible for the salaries and other costs and financial liabilities of Hotel Employees (including, without limitation, incentive and bonus plans and accrued vacation and sick pay, severance pay, employment taxes and withholding) and shall provide Manager with the funds to pay or otherwise satisfy such salaries and other costs and financial liabilities of Hotel Employees.
(b) Hotel Senior Managers. Owner acknowledges that Manager intends to engage Don Sheneman as General Manager, Vanessa Sperber as Director of Sales and Marketing and Natalya Starkova as Contoller/Director of Finance for the Hotel and hereby approves such appointments. [Notwithstanding anything to the contrary contained in Section 3.7(a), Owner shall have the right to interview and approve, prior to his or her appointment, any other individual selected by Manager for any Senior Manager position, which approval shall not be unreasonably withheld or conditioned and shall be solicited by Manager as set forth in this Section 3.7(b). Prior to appointing any other Senior Manager, Manager shall provide Owner with a written summary of the individuals’ professional experience and qualifications reasonably necessary for Owner to evaluate each candidate. Manager shall offer Owner the opportunity to interview each candidate at the Hotel or another mutually acceptable location. Owner will forego its right to interview any such individual and be deemed to have approved such individual if Owner or its authorized representative is unwilling or unable to participate in the interview within fifteen (15) Business Days following receipt of Manager’s written summary of qualifications. Owner shall also be deemed to have approved the appointment of any such individual unless Owner delivers notice of its disapproval of such appointment within five (5) Business Days after Owner interviews such candidate. Owner acknowledges that it may not reject more than three (3) candidates (the “Rejection Limit”) proposed by Manager for the General Manager position; it being agreed and understood that if the Rejection Limit has been reached by Owner, Manager may hire one of such three (3) such candidates that were rejected by Owner.

(c) Collective Bargaining Agreements. Subject to this Section 3.7, Manager shall have the exclusive right to engage in collective bargaining with the bargaining representative or representatives of Hotel Employees and to enter into collective bargaining agreements for the Hotel. Manager shall meet with Owner prior to commencing collective bargaining agreement negotiations and prior to commencing any efforts to modify existing collective bargaining agreements for the purpose of consulting with Owner concerning proposed negotiating aims in the context of the Annual Budget. Manager may not enter into any collective bargaining agreement (or modification thereto), recognition agreement, or neutrality agreement without Owner’s prior approval, which may be withheld, conditioned or delayed in Owner’s sole discretion. Manager shall (i) supervise and direct compliance with any applicable collective bargaining agreement, (ii) notify Owner of any collective bargaining grievances which may have a material adverse impact upon the Annual Budget, (iii) process through applicable grievance procedures any such grievances up to and including arbitration, and (iv) use commercially reasonable efforts to comply in all material respects with the terms of any collective bargaining agreement affecting the Hotel.
(d) Use of Home Office Employees and Managed Hotel Employees. Manager shall have the right to utilize personnel from other Managed Hotels and Home Office Employees (i) in connection with the operation of the Hotel to the extent the scope of work covered is comprised of services that would otherwise be performed by a Hotel Employee, and (ii) on a routine basis to provide services to the Hotel and other Managed Hotels, in each case to the extent such use of personnel from other Managed Hotels and/or Home Office Employees was contemplated in the Annual Budget or was otherwise approved by Owner in writing, which approval shall not be unreasonably withheld, conditioned or delayed. In such events, the employee related costs and expenses for such personnel shall be allocated to the Hotel as an Operating Expense in a fair and equitable manner.
(e) WARN Act. Upon timely receipt of notice of any termination of this Agreement (but not including the expiration of this Agreement due to the expiration of the Term), Manager shall be responsible for determining whether the provisions of the WARN Act (or any other applicable employee notice requirements under Applicable Laws) will require the delivery of notices to Hotel Employees as a result of such termination and for delivering to all Hotel Employees whose employment may be terminated as a result of such termination all notices under, pursuant to, and in accordance with the WARN Act (or any other applicable employee notice requirements under Applicable Laws), specifying therein the applicable date of termination. Notwithstanding anything to the contrary in this Agreement, all time periods specified herein with respect to the termination of this Agreement may be extended to the extent necessary to comply with the WARN Act (or any other applicable employee notice requirements under Applicable Laws), unless Owner elects to ensure that a sufficient number of Hotel Employees will be retained such that the notice requirement is not necessary or agrees to provide an indemnity to Manager and its Affiliates which shall be from a party reasonably acceptable to Manager in light of the credit risk involved, pursuant to which such party indemnifies and agrees to hold harmless Manager and its Affiliates against any and all claims by Hotel Employees whose employment is terminated. The provisions of this Section 3.7(e) shall survive any expiration or sooner termination of this Agreement.

(f) ERISA Matters. Notwithstanding anything to the contrary contained in this Agreement, the following shall cover liability arising out of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Multi-employer Pension Plan Amendments Acts of 1980 (“MEPPA”), respectively, as from time to time amended.
(1) Hotel Employees who are not represented by a collective bargaining representative shall participate in the incentive programs and in the profit sharing and/or other employee retirement, disability, health, welfare or other benefit plan or plans now or hereafter made available by Manager to similarly situated employees of other Managed Hotels in accordance with their respective terms. Manager shall have the right to charge the Hotel with its allocable share of the cost of any such plan or plans and any contributions to be made thereunder provided that such charges and contributions shall be determined by Manager on a uniform basis with respect to charges and contributions imposed for the same or similar plans at other Managed Hotels. Manager’s rights under this Section 3.7(f) shall be subject to the condition that Manager shall not put into effect any amendment to any existing plan, or adopt any additional plan, which is not imposed upon all other Managed Hotels.
(2) Upon termination of this Agreement, the sale of the Hotel or other similar event, Manager and Owner shall cooperate with respect to disposition of such plan or plans (or plan assets) in a mutually satisfactory manner, all in compliance with then applicable regulatory requirements, with the objective of assuring that the amounts charged to Owner with respect to such plan or plans are proportionate to the amounts charged to other Managed Hotels for similarly situated plan participants.
(3) Manager does not now sponsor or maintain a defined benefit pension plan for any of its employees, and Manager shall not adopt any type of defined benefit pension plan for Hotel Employees without Owner’s prior written consent, which may be withheld, conditioned or delayed in Owner’s sole discretion, provided that Manager may participate in any defined benefit pension plan for any employees covered by any collective bargaining agreement to the extent required by such agreement.
(4) Manager and Owner agree that with respect to any withdrawal liability arising under any “multi-employer plan” (as defined in Section 3(37) of ERISA), the obligations of the Parties shall be determined as follows:
(i) Any multi-employer plan withdrawal liability arising with respect to Hotel Employees shall be the responsibility of Owner, and Owner shall either pay the amount of such withdrawal liability directly to such plan or reimburse Manager for withdrawal liability payments made to such plan by Manager with respect to Hotel Employees. To the extent permitted under Applicable Laws, Manager and Owner shall cooperate in structuring transactions and transferring actual or contingent withdrawal liability to a successor in ownership or purchaser of the Hotel in accordance with “relief” provisions of ERISA, such as ERISA Section 4204 or then applicable statutory or regulatory provisions of a similar nature. For purpose of this Section 3.7(f)(4)(i), the term “withdrawal liability” shall mean the actual amount assessed by and payable to a multi-employer pension fund upon a complete or partial withdrawal of the Hotel or Hotel Employees from such fund. Manager and Owner shall cooperate in challenging a plan’s assessment of such liability, provided that all costs of litigation, arbitration or other procedures shall be at the sole expense of Owner (including any bonds that must be posted).

(ii) Upon any expiration or sooner termination of this Agreement, Owner shall pay, and shall indemnify and hold harmless Manager, its Affiliates and their respective directors, officers, employees and agents from and against, any and all liability, loss, damages, costs and expenses arising out of, or incurred in connection with, (x) Manager’s and its employees (including Hotel Employees) participation in multi-employer plans (including, without limitation, any withdrawal liability), and (y) all costs of severance and accrued but unpaid vacation and sick pay for Hotel Employees as of the date of such expiration or sooner termination. The provisions of this Section 3.7(f)(4)(ii) shall survive any expiration or sooner termination of this Agreement.
(g) Manager hereby represents and warrants and agrees as follows:
(1) Prior to the Commencement Date, all Hotel Employees were employees of Highgate Oxford Management Company, LLC, Seller’s hotel manager (“HOMC”) and not of Lexington Hotel, LLC (the “Seller”) and, as a result, the Seller did not have any direct obligation to any Hotel Employee or to the New York Hotel and Motel Trades Council, AFL-CIO, except as otherwise provided in the Union Contracts.
(2) Following the Commencement Date, none of the Seller, Fee Owner or Owner will have, and the Seller did not prior to the Commencement Date have, any obligation to contribute to the New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund (the “Retirement Plan”) with respect to the Hotel that runs directly to the Retirement Plan (as opposed to any requirement to reimburse or fund any such contribution by the Manager or as the Union Contracts may otherwise be construed). It is Manager’s position that the “employer” (as defined in Section 3(5) of ERISA) of any and all Hotel Employees for purposes of Title IV of ERISA was HOMC prior to the Commencement Date, and will be during the Term, the Manager.
(3) Manager agrees that it will extend offers to hire effective on the Commencement Date, a sufficient number of Hotel Employees so that no layoff, closing or other termination notices will be required to be given pursuant to the WARN Act.

3.8. Legal Actions. Except as set forth in this Section 3.8, Manager shall be responsible for the filing, prosecution and defense of all legal proceedings (including the selection, retention and direction of legal counsel) arising out of the operation of the Hotel other than litigation between Owner and Manager. Except as otherwise set forth in this Section 3.8, Owner’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, shall be required to (i) retain legal counsel in any matter for which the aggregate legal fees are reasonably anticipated to exceed $10,000, or (ii) institute or settle any legal action involving an amount in excess of $25,000 per action. Notwithstanding the foregoing to the contrary, Manager may direct the course of action and designate counsel with respect to legal actions or proceedings that relate to (a) legal actions involving more than one Managed Hotel, unless such other hotels are also owned by Owner or its Affiliate, or (b) policies, procedures or business practices of Manager or its Affiliates, including without limitation, employment matters. If any such matter involves another Managed Hotel, then the costs of such litigation shall be fairly allocated among the Hotel and such other hotels. Each Party shall promptly give notice to the other Party of the commencement of any action, suit or proceeding against Owner or against Manager with respect to the operations of the Hotel or otherwise affecting the Property. Manager shall reasonably cooperate (without incurring any unreimbursed expense or being subject to liability), and, to the extent of Manager’s ability, shall endeavor to cause all Hotel Employees to reasonably cooperate, in connection with the prosecution or defense of all legal proceedings affecting the Hotel or the Property.
3.9. Intellectual Property. Owner hereby acknowledges that the Manager Proprietary Information and the goodwill associated therewith are the sole and exclusive property of Manager and may be used by Manager and its Affiliates for any purpose. Owner shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Manager Proprietary Information or the goodwill associated therewith and may not itself use the Manager Proprietary Information or apply for registration rights in the Manager Marks. Additionally, Owner shall not contest or otherwise challenge the ownership and use rights of Manager or its Affiliates with respect to the Manager Proprietary Information, including any additions or improvements thereto, by whomever developed. Owner shall be the owner of all Hotel Guest Data and Manager shall have the right to use such Hotel Guest Data in connection with the operation of the Hotel.
3.10. Reservations. All booking of reservations for the use of the guest rooms, dining and catering facilities, conference rooms or any other facility of the Hotel shall be made by or through Manager and the reservation systems of Franchisor during the term of the Franchise Agreement.
3.11. Discounts. Manager shall be authorized to make available to the employees of Owner, Manager and their Affiliates free or discounted room use at the Hotel in the event that such employees have traveled to the location of the Hotel for business directly related to Owner or the Hotel. In addition, Manager shall be authorized to (i) make available to the employees of Owner, Manager and their Affiliates certain benefits in the form of discounted room use at the Hotel, and (ii) offer other complimentary and discount rooms and services in accordance with standard hotel industry practices; provided, that Manager shall only offer complimentary rooms for marketing purposes or to resolve disputes with guests and shall offer no more than twenty (20) complimentary room nights in any calendar month; provided further, in each case, that Manager shall not provide complimentary or discounted rooms on any night that the Hotel is projected to be more than ninety-five percent (95%) occupied. Further, Senior Managers may be afforded temporary complimentary use of guest rooms in connection with any relocation and commencement of employment at the Hotel provided that the same not exceed thirty (30) days. Owner hereby approves such benefits and acknowledges that it has no claim against Manager with respect thereto.

3.12. Licenses and Permits.
(a) Manager shall send to Owner a copy of all material initial or renewal license applications. All such licenses, permits and other instruments shall be obtained in Owner’s name whenever practical, and Manager shall notify Owner if Manager intends to obtain any such license, permit or other instrument in any name other than Owner’s. All such licenses, permits or other instruments held in the name of Manager (or an Affiliate of Manager) shall be held by Manager (or an Affiliate of Manager) on behalf of Owner.
(b) In accordance with Legal Requirements related to alcoholic beverage licenses, Manager shall obtain in Owner’s name or if directed by Owner and/or the Legal Requirements, in Manager’s name on behalf of Owner, all alcoholic beverage licenses and shall maintain such alcoholic beverage licenses in good standing and effect, free of all liens (with the exception of any lien granted to Owner therein) and in strict compliance with any conditions imposed by Legal Requirements related to such alcoholic beverage licenses. Manager further covenants and agrees that: (i) any alcoholic beverage license issued for use upon the Premises, including any renewals thereof, shall remain upon the Premises and shall not be transferred or assigned for use at any other place at any time without the prior written consent of Owner, and (ii) upon termination of this Agreement, whether upon its expiration or at any sooner termination thereof, Manager shall execute or cause to be executed such documentation, if any, and performed such other acts, if any, as may be reasonably required to effect the transfer or issuance of any existing, temporary or new alcoholic beverage license as may be necessary or permissible under Applicable Law. Owner covenants and agrees to pay any and all reasonable and direct costs (including reasonable attorney’s fees) incurred by Manager in effecting such transfer and/or obtaining and maintaining such license.
(c) Manager shall operate the Hotel in substantial compliance with all of the terms and conditions set forth in any license and/or permit procured with respect to the Hotel.
3.13. Centralized Services. Subject to this Section 3.13, Manager shall provide, or shall cause its Affiliates to provide, the Centralized Services to the Hotel in a manner consistent with the provision of Centralized Services that are provided to other Managed Hotels. The Centralized Services and Centralized Services Fees applicable to the Hotel as of the Commencement Date are set forth on Schedule 1 hereto. Such Centralized Services may change from time to time consistent with changes in such services to the system of Managed Hotels; provided, however, any additional Centralized Services or any increase in the Centralized Services Fees set forth on Schedule 1 hereto shall be subject to Owner’s reasonable approval as part of the Annual Budget process set forth in Article V; provided, further, (i) to the extent such Centralized Services are provided by third parties, the costs incurred will be passed through without any mark-up or profit component for the benefit of Manager and (ii) with respect to the costs for all other Centralized Services, Manager will not earn any profit and such charges will be charged to the Owner on a basis consistent with, and no less favorable than, 75% of other Managed Hotels.
3.14. Quiet Enjoyment. Subject to the provisions of this Agreement and the Franchise Agreement, Owner warrants, represents and covenants that Manager shall and may peaceably and quietly manage and operate the Hotel throughout the Term, free from interruption or disturbance, and Manager, the Hotel Employees and the guests of the Hotel shall have the right of use of the Hotel during the Term.

3.15. Permitted Encumbrances. Owner and Manager each covenant to maintain the title to the Hotel and the Property, respectively, free and clear of any liens, charges and encumbrances of any nature or kind other than Permitted Encumbrances; provided, however, that either Party may contest in good faith the validity of any such unpermitted liens, charges or encumbrances as long as such contest is prosecuted in a diligent manner.
3.16. Impositions. Unless any Impositions are paid pursuant to a cash management agreement or tax escrow arrangement with any Lender, Owner shall make funds available to pay and, subject to the availability of funds, Manager shall (i) cause to be paid, prior to the dates the same become delinquent, with the right to pay the same in installments to the extent permitted by Applicable Law, all Impositions, and (ii) furnish Owner, before the respective dates on which such Impositions will become delinquent, proof of payment thereof. Owner may contest the validity or the amount of any Impositions and shall be responsible for any negotiations with or appeals to the applicable Governmental Authority. Manager shall cooperate with Owner and execute any documents or pleadings reasonably required for such purpose. The costs and expenses of any such contest shall constitute an Owner’s Expense.
3.17. Material Contracts. Manager shall not enter into any Material Contract except for Material Contracts which are (i) set forth in the Annual Budget, (ii) otherwise approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed, or (iii) otherwise permitted or required by this Agreement. Manager shall not terminate any Material Contract or modify any Material Contract in any material respects or in a manner that waives any substantive right of Owner without the approval of Owner, which approval shall not be unreasonably withheld, conditioned or delayed.
3.18. Compliance with Applicable Laws. Manager, on behalf of Owner, shall comply with all Applicable Laws affecting the operation of the Hotel, including, without limitation, those of any alcoholic beverage control board or board of fire underwriters, the requirements of any insurance companies covering any of the risks against which the Hotel is insured, the Environmental Laws and the ADA. The costs and expenses of such compliance shall be treated as Fixed Charges, Operating Expenses or Capital Expenditures, as applicable. Manager may contest by proper legal proceedings the validity or application of any such Applicable Laws with the approval by Owner, which approval may be withheld, conditioned or delayed in Owner’s sole discretion. The costs of such contest shall be treated as Owner’s Expense.
3.19. Environmental Matters. Manager shall not take any action in respect of the Property relating to environmental matters other than to obtain environmental studies and reports requested by Owner, conduct (or arrange for) evaluations and analysis thereof and obtain appropriate permits; provided, however, that Manager is hereby authorized to take such action as may be reasonably required to mitigate or eliminate any material environmental condition that poses imminent danger to human health and safety so long as Manager uses commercially reasonable efforts to obtain Owner’s advance approval and, in any event, notifies Owner as soon as practical (but in no event later than forty-eight (48) hours of taking such action) explaining the reasons therefore; provided further, that such emergency expenses referred to in the preceding clause shall not exceed $25,000 in the aggregate in any Contract Year.

3.20. Prior Claims and Prior Conditions. Notwithstanding anything contained herein to the contrary, Owner shall not bring a claim against Manager under this Management Agreement alleging that Manager is responsible for any Prior Claims or Prior Conditions. The foregoing shall not affect Owner’s rights and remedies against, or any liability of, the seller under the Purchase Agreement.
3.21. Rebates. If Manager receives any rebate, payment or other form of enrichment (“Rebate’), with respect to the purchase, sale, lease or procurement of goods or services for or to the Hotel, Manager shall reimburse such Rebate to the Hotel.
ARTICLE IV
MANAGEMENT FEES
4.1. Base Management Fee. As compensation for the services to be rendered by Manager pursuant to this Agreement, Owner shall pay to Manager a management fee (the “Base Management Fee”) in an annual amount equal to two and one-half percent (2.5%) of Gross Revenue from the Commencement Date to the first anniversary of the Commencement Date and three percent (3%) of Gross Revenue thereafter, and an incentive management fee (the “Incentive Management Fee”) in an amount equal to twenty percent (20%) of the amount by which Net Operating Income exceeds Owner’s Priority, provided that in no event will the Base Management Fee and Incentive Management Fee paid with respect to any Contract Year exceed four percent (4%) of Gross Revenue. The Base Management Fee and Incentive Management Fee shall be calculated and paid in accordance with Sections 4.2 and 4.3.
4.2. Calculation and Payment of Base Management Fee/Incentive Management Fee.
(a) The Base Management Fee shall be calculated on the Gross Revenue for the preceding month and shall be paid monthly in arrears on or before the fifth (5th) Business Day after Manager delivers to Owner (which delivery may be by facsimile or electronic mail) a statement of Gross Revenue and calculation of the Base Management Fee for such month. Subject to the terms of this Agreement, Manager is authorized to pay to itself the Base Management Fee from the Operating Account. The Base Management Fee shall be payable to Manager regardless of whether all amounts then due and payable to a Lender under any Mortgage (collectively, “Debt Service”) have been paid in full. In the event that Owner or Manager subsequently determines that any payment of the Base Management Fee is incorrect, such amount shall be subject to adjustment as set forth in Section 4.3.
(b) The Incentive Management Fee shall be calculated at the end of each Contract Year and shall be paid annually in arrears on or before the twentieth (20th) Business Day after Manager delivers to Owner (which delivery may be by facsimile or electronic mail) a statement of Net Operating Income and calculation of the Incentive Management Fee for such Contract Year. Subject to the terms of this Agreement, Manager is authorized to pay to itself the Incentive Management Fee from the Operating Account. The Incentive Management Fee shall be payable to Manager regardless of whether all then due and payable Debt Service has been paid in full. In the event that Owner or Manager subsequently determines that any payment of the Incentive Management Fee is incorrect, such amount shall be subject to adjustment as set forth in Section 4.3.

4.3. Adjustments to Base Management Fee/Incentive Management Fee. Owner shall have the right to reasonably confirm Manager’s calculation of the Base Management Fee and Incentive Management Fee following receipt of the annual financial statements for the Hotel pursuant to Section 7.3. If the Base Management Fee or the Incentive Management Fee payable to Manager for a Contract Year is greater than the total of the Base Management Fee or Incentive Management Fee previously paid during such Contract Year, any additional Base Management Fee or Incentive Management Fee due to Manager shall be paid within thirty (30) days following Owner’s receipt of the annual financial statements for the Hotel. Conversely, if the Base Management Fee or Incentive Management Fee payable to Manager for a Contract Year is less than the total Base Management Fee or Incentive Management Fee previously paid for such Contract Year, any such excess Base Management Fee or Incentive Management Fee paid during any Contract Year shall be refunded to Owner by Manager within thirty (30) days following Owner’s receipt of the annual financial statements for the Hotel. Any such excess Management Fees not repaid within such thirty (30) days shall bear interest from the expiration of such thirty (30) day period until paid at the Prime Rate plus five percent (5%).
4.4. Major Capital Management Fee. In addition to the other fees described in this Article IV, if, in any Contract Year, Owner requests that Manager provide project management oversight of Capital expenditures in accordance with Section 8.4, Owner shall pay to Manager a construction management fee (the “Major Capital Management Fee”) with respect to the applicable Renovations in an amount equal to four percent (4%) of the Capital Expenditures incurred by Owner in connection with such Renovations. Subject to the terms of this Agreement, Manager is authorized to pay to itself the Major Capital Management Fee from the Operating Account. The Major Capital Management Fee shall be payable to Manager monthly, in arrears, on or before the fifth (5th) Business Day after Manager delivers to Owner (which delivery may be by facsimile or electronic mail) a statement of the Capital Expenditures incurred in connection with such Renovations during the preceding calendar month, together with reasonable supporting documentation.
4.5. Centralized Services Fees. In addition to the other fees described in this Article IV, Owner shall pay to Manager centralized services fees (the “Centralized Services Fees”) determined in accordance with Schedule 1 attached hereto, as such Centralized Services Fees may be modified from time to time in accordance with Section 3.13. Each Annual Budget will set forth the projected Centralized Services Fees for the applicable Contract Year. Manager is authorized to pay to itself the Centralized Services Fees from the Operating Account. The Centralized Services Fees shall be payable to Manager monthly in arrears contemporaneously with each payment of the Base Management Fee.
4.6. Accounting Fee. In addition to the other fees described in this Article IV, Owner shall pay to Manager an accounting fee (the “Accounting Fee”) in the amount of $16 per key per month, payable in arrears contemporaneously with each payment of the Base Management Fee, for accounting services for the Hotel provided by Manager and the Home Office Employees. Subject to the terms of this Agreement, Manager is authorized to pay to itself the Accounting Fee from the Operating Account.

4.7. Owner’s Responsibility. Owner acknowledges that the Management Fees and other fees described in this Article IV are obligations of Owner and that Owner shall be required to pay all such fees regardless of whether Gross Revenues are sufficient to cover such fees.
ARTICLE V
ANNUAL BUDGETS
5.1. Annual Budget. The Annual Budget for the first Contract Year (or partial Contract Year) shall be the budget proposed and approved prior to the Commencement Date. On or before November 15 of each year beginning with the first November after the Commencement Date, Manager shall prepare and submit to Owner for Owner’s approval, which approval shall not be unreasonably withheld or conditioned, a reasonably detailed budget in a form reasonably acceptable to Owner which shall include the estimated costs and expenses of Hotel Operations for the following year (the “Annual Budget”), covering:
(a) property operation and maintenance;
(b) the Marketing Plan;
(c) Capital Expenditures (including the Renovations Budget and a 5-year capital plan);
(d) FF&E purchases, replacements and repair;
(e) Operating Supplies;
(f) all other material categories of Operating Expenses, Fixed Charges and Owner’s Expense;
(g) a staffing plan;
(h) a month by month forecast of income and expenses and cash flow for such year in the form of the statement of profit and loss and cash flow statement recommended by the Uniform System; and
(i) such other matters reasonably required by Lender and Franchisor.

5.2. Annual Budget Process. Not later than thirty (30) days after receipt by Owner of the proposed annual budget (the “Annual Budget”), Owner may deliver a written notice to Manager stating that Owner objects to any information contained in or omitted from such Annual Budget and setting forth the nature of such objection. Any failure by Owner to deliver such written notice within such thirty (30) day period shall be deemed to constitute Owner’s approval of the Annual Budget. Upon timely receipt of any such written notice, Manager shall within five (5) Business Days (or such longer period, not to exceed ten (10) Business Days, as shall be reasonably required to modify the proposed Annual Budget to address the objection of Owner) modify the Annual Budget and resubmit it to Owner for its approval. Any failure by Manager to resubmit the Annual Budget within the time periods as aforesaid shall be deemed to constitute Manager’s approval of Owner’s objections. Within five (5) Business Days of receipt of the resubmitted Annual Budget, Owner may deliver a further objection notice (in which event the resubmission and review process described above shall continue until the Annual Budget in question is approved by Owner). Any failure by Owner to deliver such written notice within such five (5) Business Day period shall be deemed to constitute Owner’s approval of the resubmitted Annual Budget. If Owner has not approved an Annual Budget for any calendar year by March 31 of such calendar year, either Owner or Manager may submit the Annual Budget to an Expert in accordance with Section 17.15 hereof.
5.3. Carryover Annual Budget. To the extent that an Annual Budget is not yet approved for the current Contract Year, Manager may not incur any capital, operating or other expenditures (including, without limitation, any Operating Expenses, Fixed Charges, Owner’s Expense or Capital Expenditures) in respect of the Hotel that (i) have not been previously approved in writing by Owner, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) are not authorized under any portion of the prior year’s Annual Budget, as adjusted by CPI, or (iii) are not otherwise required or permitted pursuant to the provisions of this Agreement, including, without limitation, pursuant to Sections 5.5, 5.6, 5.7 and 5.8.
5.4. Compliance with Annual Budget. Manager shall use commercially reasonable efforts to operate the Hotel in accordance with the Annual Budget. The Parties acknowledge that the Annual Budget is an estimate only and that unforeseen circumstances during the course of the applicable Contract Year, including, without limitation, Force Majeure Events, the costs of labor, material, services and supplies, operation of law or economic and market conditions, may make adherence to the Annual Budget impracticable. Manager shall be entitled to revise any Annual Budget, subject to Owner’s prior approval in accordance with Section 5.2, in the event of significant changes in facilities availability, operating conditions, sales outlook or economic conditions for the remainder of the Contract Year. Without limiting Owner’s approval rights set forth in this Agreement, the Parties acknowledge that any failure or inability of the Hotel to meet the income or expense projections of the Annual Budget shall not constitute a default by Manager under this Agreement or impose any liability on Manager. Except as otherwise provided herein, Manager may not deviate from, or incur any expenditure inconsistent with, the Annual Budget (or enter into any agreement requiring such deviation or expenditure) without the prior written approval of Owner, which approval may be withheld, conditioned or delayed in Owner’s sole discretion; provided, however, that Owner’s approval shall not be required if: (i) such expenditure would not (a) cause any departmental total in the Annual Budget to which such expenditure relates to exceed one hundred ten percent (110%) of the budgeted amount of such department total in the Annual Budget (taking into account the amounts expended to date and reasonably anticipated expenses for the remainder of the Contract Year), or (b) cause the aggregate amount of departmental totals (excluding the expenses described in clause (ii) below) within the Annual Budget to exceed one hundred five percent (105%) of the entire amount of the Annual Budget (taking into account the amounts expended to date and reasonably anticipated expenses for the remainder of the Contract Year); or (ii) expenditures for items pursuant to Sections 5.5, 5.6, 5.7 and 5.8. Manager shall notify Owner of each permitted Annual Budget deviation made pursuant to this Section 5.4 and shall supply Owner with such information with respect thereto as Owner may reasonably request.

5.5. Expense Variances. Certain expenses provided for in the Annual Budget for any Contract Year will vary based on the occupancy of the Hotel and, accordingly, to the extent that occupancy of the Hotel for any Contract Year exceeds or is less than the occupancy projected in the Annual Budget for such Contract Year, such Annual Budget shall be deemed to include corresponding increases or decreases in such variable expenses that are reasonably attributable thereto. In the event occupancy exceeds or is less than the projected levels set forth in the Annual Budget, Manager shall use commercially reasonable efforts to manage the variable expenses that are reasonably attributable thereto in a manner intended to optimize the financial performance of the Hotel’s operations, and in connection with the foregoing, Manager shall only be authorized to increase such variable expenses up to an amount that is reasonable to the extent to which occupancy exceeds or is reasonably anticipated to exceed the occupancy set forth in the Annual Budget based upon existing advance reservations and bookings and forecasted reservations and bookings reasonably determined by Manager.
5.6. Uncontrollable Expenses. The amount of certain Operating Expenses, Fixed Charges and Owner’s Expense are not within the ability of Manager to control, including, without limitation, Impositions, Utilities, insurance premiums, license and permit fees and charges provided for in contracts and leases entered into pursuant to this Agreement (“Uncontrollable Expenses”). Manager shall have the right to pay from the Operating Account all Uncontrollable Expenses without reference to the amounts provided for in respect thereof in the Annual Budget for any Contract Year. Manager shall notify Owner as soon as practicable of the making of any such expenditures in an amount greater than the line item in the Annual Budget relating thereto.
5.7. Emergency Expenditures. If any expenditures are required on an emergency basis to avoid imminent damage to the Hotel or injury to Persons, Manager may make such expenditures, whether or not provided for or within the amounts provided for in the Annual Budget for the Contract Year in question, as may reasonably be required to avoid or mitigate such imminent damage or injury; provided, however, that Manager shall obtain Owner’s approval prior to making any such expenditure that exceeds $10,000 for any one occurrence, which approval shall not be unreasonably withheld, conditioned or delayed and, if the emergency situation in question could reasonably be expected to result in such immediate damage or injury or a closing the Hotel or otherwise materially and adversely interfere with the operation of the Hotel, shall be deemed approved if not expressly rejected within one (1) Business Day following request therefore.
5.8. Compliance with Applicable Laws. If any expenditures are required to comply with any Applicable Laws or to cure or prevent any violation thereof that imposes an imminent threat of liability, Manager may propose to make such expenditures, whether or not provided for or within the amounts provided for in the Annual Budget for the year in question, as may be necessary to comply with such Applicable Laws or to remove or prevent the violation thereof for Owner’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such expenditures, if and when approved or deemed approved by Owner, shall be treated as Fixed Charges, Owner’s Expense, Operating Expenses or Capital Expenditures, as applicable; provided, however, that Manager may initially make such expenditure out of the Operating Account and/or Reserve Fund to the extent funds in the Operating Account are insufficient.

ARTICLE VI
BANK ACCOUNTS; PAYMENT OF OPERATING EXPENSES
6.1. Operating Account. Manager shall establish and maintain one or more separate segregated operating accounts (collectively, the “Operating Account”) at a FDIC insured bank designated by Manager (except to the extent any Lender requires that the Operating Account be held with Lender as part of a cash management system) and approved by Owner for the collection and disbursement of monies in connection with the management and operation of the Hotel. All Gross Revenue and other funds (exclusive of funds deposited in the Reserve Fund or the Emergency Fund) received by Manager in the operation of the Hotel or otherwise relating to the Property, and funds for the Working Capital Amount provided by Owner or retained by Manager from Gross Revenue, shall be deposited in the Operating Account. From the Operating Account, Manager shall pay all Operating Expenses, Fixed Charges, External Audit Fees (which shall be deducted from distributions to Owner) and Management Fees, and other costs and expenses relating to the operation of the Hotel as permitted or required to be paid by Manager in accordance with this Agreement before any penalty or interest accrues thereon. The Operating Account shall be a segregated account and at all times shall be in Owner’s name; provided that Hotel Employees and Home Office Employees designated by Manager from time to time which shall be bonded or otherwise insured shall be the sole and exclusive authorized signatories of such account. All interest earned or accrued on amounts invested from the Operating Account shall be added to the Operating Account.
6.2. Ownership of Accounts. Owner shall furnish information necessary for the printing of all Operating Account checks, which will bear the name of the Hotel. All bank accounts (including the Operating Account), bank balances, bank statements, advice, paid checks, blank checks and other related records established in connection with operation of the Hotel or the ownership of the Property shall be the sole property of Owner and/or any designee of Owner.
6.3. Distributions to Owner. Along with the monthly financial information delivered pursuant to Section 7.2, Manager shall remit to Owner out of the Operating Account an amount (the “Distribution Amount”) equal to the Net Operating Income earned in the preceding calendar month; provided however, in no event will Manager be required to make a distribution to Owner to the extent distribution would reduce the balance of the Operating Account below the Working Capital Amount. Each distribution shall be paid (by check, wire transfer or such other method designated by Owner) to Owner at Owner’s address then in effect hereunder for receipt of notices hereunder by Owner or at such other place as Owner may designate in writing to Manager. In the event that Manager distributes more or less than is required under this Section 6.3 in any month, Manager shall correct such over or under payment by adjusting the Distribution Amount for the following month or months, as necessary, and shall notify Owner in writing of any such adjustment. Notwithstanding the foregoing, in the event that any Lender requires a cash management system that is inconsistent with the terms of this Section 6.3 but consistent with the terms of Section 12.2, the cash management system required by such Lender shall control, and Manager shall comply in all respects with the cash management system required by such Lender.

6.4. Exculpation of Manager. All expenses incurred by Manager in performing its obligations under this Agreement, other than overhead costs for Manager’s corporate and regional offices (except for Travel Expenses and personnel costs as permitted by this Agreement), shall be borne by Owner and, to the extent funds are available, paid out of the Operating Account by Manager. All debts and liabilities to third parties which Manager incurs as Manager under this Agreement, whether incurred in the name of Owner, Manager or the name of the Hotel or any variation of such name used as a trade name, are and shall be the obligations of Owner, and Manager shall not be liable for any such obligations by reason of its management, supervision and operation of the Hotel except in the case of Manager’s Grossly Negligent or Willful Acts.
6.5. Reimbursement of Manager. Manager shall be reimbursed for all Out-of-Pocket Expenses and Travel Expenses incurred in rendering services to the Hotel or Owner to the extent such Out-of-Pocket Expenses and Travel Expenses are provided for in the Annual Budget, required or permitted by this Agreement or otherwise approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement, however, shall require Manager to advance or otherwise expend any of its own funds in connection with the operation of the Hotel or ownership of the Property. If Manager pays any amount for which Owner is responsible under this Agreement, Manager shall be entitled to reimbursement thereof by Owner. Manager may pay to itself the Out-of-Pocket Expenses and Travel Expenses or other reimbursements from the Operating Account. The Out-of-Pocket Expenses and Travel Expenses shall be payable to Manager monthly, in arrears.
6.6. Reserve Fund. (a) Subject to Section 6.6(b) Manager shall, at the discretion of Owner, establish and maintain either in the operating account or in a separate reserve account, (in either case, the “Reserve Fund”) reserves in the name of and for the benefit of Owner, for the purpose of funding routine Capital Expenditures and the replacement of and additions to FF&E on an annual basis in accordance with the Franchise Agreement and the Mortgage (for avoidance of doubt, there shall be only one Reserve Fund, and such Reserve Fund shall be subject to the Franchise Agreement and the Mortgage). All interest earned or accrued, if any, on amounts invested from the Reserve Fund shall be added to the Reserve Fund (but shall not be credited against Owner’s obligations to fund the Reserve Fund in accordance with this Section 6.6). If the Reserve Fund is maintained in a separate account, Hotel Employees and Home Office Employees designated by Manager from time to time, which shall be bonded or otherwise insured, shall be the sole and exclusive authorized signatories of such account. The amount deposited in or imputed to the Reserve Fund in each year shall be specified in the Annual Budget; provided, however, that unless Manager and Owner otherwise agree, or unless a greater amount is required by the Lender, the amount of the Reserve Fund shall be four percent (4%) of the total Gross Revenue derived from the operation of the Hotel during each Contract Year (“Replacement Reserves”). Manager shall comply with any requirements imposed by any Lender relating to the Reserve Fund. Notwithstanding Section 6.6(a), if the Franchise Agreement and the Mortgage do not require a reserve for funding Capital Expenditures and the replacement of and additions to FF&E, then Manager shall not deposit funds into a Reserve Fund, but for purposes of calculating Net Operating Income, an amount equal to four percent (4%) of total Gross Revenues for each Contract Year through the end of the Term shall be treated as Replacement Reserves.

6.7. Working Capital Funds. Owner further agrees to provide funds to Manager sufficient to maintain a cash balance in the Operating Account equal to or greater than the Working Capital Amount upon submission by Manager to Owner of a cash flow statement and such other information as Owner shall reasonably request demonstrating that the Hotel does not have sufficient cash flow to pay the costs of operations of the Hotel for the succeeding three-month period, which amount shall be used by Manager solely in connection with operation of the Hotel and performance of the responsibilities of Manager under this Agreement.
ARTICLE VII
BOOKS AND RECORDS
7.1. Books of Account. The books of account for the Hotel shall be kept and maintained by Manager on an accrual basis and in accordance with GAAP and the Uniform System, applied on a consistent basis, subject to year-end adjustments and disclosures. All books of account for the Hotel shall be closed on a monthly basis.
7.2. Monthly Financial Information. Manager shall provide, or cause to be provided, in a written format and an electronic file format its standard monthly financial reporting package to Owner at the earliest practicable time (with Manager using commercially reasonable efforts to provide the following within twenty (20) days after the end of each calendar month), but in no event later than thirty (30) days after the end of each calendar month (commencing not later than thirty (30) days after the first full calendar month after the Commencement Date) and containing the following:
(A) a balance sheet, (B) an income statement, (C) a comparison of the actual monthly results with the Annual Budget and prior Contract Years, (D) a statement of cash flow (i.e., reconciling net income to distributable cash), (E) a group booking pace report, and (F) to the extent available, a “STAR” report.
7.3. Annual Financial Information. At Owner’s request, at the earliest practicable time, but in no event later than April 30th of each year, Manager shall provide annual audited financial statements for the Property including, as supplementary schedules, a consolidated balance sheet, cash flow statement and income statement for the Hotel. Such annual financial statements shall be audited by PricewaterhouseCoopers or any of the other so called “Big Four” accounting firms, or such other independent firm of certified public accountants selected by Manager and reasonably approved by Owner. The costs of such audit (the “External Audit Fee”) shall be paid from the Operating Account.
7.4. Location of Books and Records. The books and records of the Property shall be kept at all times at the offices of Manager located at 545 East John Carpenter Freeway, Suite 1400, Irving, Texas 75062, and shall, during ordinary business hours and upon reasonable advance notice, along with any bookkeeping or accounting equipment used by Manager, be open to examination for the purposes of inspection or audits by Owner or its representatives. Any such inspection or audit shall be at Owner’s sole expense, unless such inspection or audit reveals a discrepancy in excess of five percent (5%) adverse to Owner in a Distribution Amount, the Management Fees or other calculation made by Manager, in which case Manager shall bear the cost of such audit. Manager shall cooperate with Owner or its representatives in such inspection or audit. Manager shall ensure such control over accounting and financial transactions as shall be reasonably required to protect Owner’s assets from loss or diminution due to error, negligence or willful misconduct on the part of employees of the Property or its Affiliates.

7.5. Sarbanes Oxley. In connection with Owner’s responsibility to maintain effective, internal controls over financial reporting and to comply with the requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), Manager hereby agrees to provide reasonable access to the Hotel, including the Hotel’s books and records, and such reasonable assistance that Owner may require in order to conduct the activities necessary to satisfy such responsibility, including but not limited to activities stipulated by the Public Company Accounting Oversight Board in its release 2004-1, or other similarly promulgated guidance by other regulatory agencies. Manager shall use commercially reasonable efforts in its design and execution of internal controls to avoid any significant deficiencies that could adversely affect the Hotel’s ability to record, process, summarize and report financial data, as such terms are interpreted by Sarbanes-Oxley. However, at Manager’s expense, Manager may instead elect to pay for substantive audit procedures designed to confirm the accuracy of financial data which could be adversely affected by any significant deficiency in the internal controls. In addition to any other fees and expenses paid to Manager pursuant to this Agreement, Manager shall be reimbursed by Owner for any reasonable expenses that Manager may incur in providing such assistance requested by Owner pursuant to this Section 7.5 to the extent such expenses are not paid as part of the Centralized Services or some other allocation. Owner agrees to provide Manager with appropriate notice regarding the timing of the conduct of the activities anticipated in this Section 7.5.
7.6. Other Reports and Information. Manager shall prepare and promptly deliver such other reports and financial information as Owner may reasonably request from time to time, and the cost of any such additional reports shall be paid by Owner as an Owner’s Expense.
ARTICLE VIII
CAPITAL EXPENDITURES
8.1. Routine Capital Expenditures and Acquisitions of FF&E. Manager shall use the funds in the Reserve Fund for (i) new or replacement FF&E when Manager reasonably believes such purchase to be necessary or desirable and as required under the Property Documents and as set forth in the Annual Budget, (ii) Routine Capital Expenditures as are set forth in the Annual Budget, (iii) such purposes as are otherwise permitted or required in accordance with this Agreement, and (iv) such purposes as are otherwise approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Manager shall recommend that Owner purchase major items of new or replacement FF&E when Manager reasonably believes such purchase to be necessary or desirable and as required under the Franchise Agreement or to maintain the Operating Standard. All items of FF&E replaced or added at the Hotel shall be and become the property of Owner.

8.2. Capital Expenditures. Manager shall make all approved Capital Expenditures that are (i) included in the Renovations Budget, (ii) otherwise approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed, (iii) subject to Section 3.3(z), required under the Franchise Agreement, or (iv) permitted as emergency expenditures pursuant to Section 5.7. Notwithstanding the foregoing or anything to the contrary herein, if Manager makes, undertakes, supervises or oversees any Capital Expenditures in excess of $1,000,000 in the aggregate in accordance with this Agreement, Manager shall receive the Capital Expenditure Fee in connection with such Capital Expenditures. Manager shall not incur any Capital Expenditures except in accordance with the preceding sentence. Manager shall notify Owner of the amount of any Capital Expenditures required in connection with any renovations to be performed under this Agreement, and within ten (10) Business Days after such notice, Owner shall provide sufficient amounts to Manager for such Capital Expenditures.
8.3. Additional Capital Expenditure Requirements. Owner may arrange to purchase and install items constituting Renovations by itself or by third parties hired by Owner or may authorize Manager to do so subject to reasonable supervision and specification requirements and conditions prescribed by Owner. Unless otherwise excused from the following requirements by Owner, Manager shall obtain at least three (3) written estimates from qualified bidders for any Renovation included in the Renovations Budget or otherwise approved by Owner or permitted by this Agreement if the cost of such project is reasonably expected to exceed $50,000. All Renovations shall, at Owner’s election, be planned and supervised by an architect, designer, inspector or general contractor recommended by Manager and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Manager shall coordinate and supervise all construction activities (including, without limitation, tenant improvements, tenant refurbishment, common area refurbishment, maintenance and repairs) on the Property.
8.4. Capital Expenditure Fee. All Capital Expenditures (including, without limitation, alterations required for the occupancy of new tenants) requiring expenditures in excess of $100,000 shall, at Owner’s election, be planned and supervised by an architect, designer, inspector or general contractor recommended by Manager and approved in writing by Owner. If Owner approves any Capital Expenditure project which is projected to cost in excess of $1,000,000 then Owner may, but shall not be obligated to, engage Manager or an Affiliate of Manager, to be the project manager for such project, in which case Manager shall be entitled to be paid the Major Capital Management Fee for such project.
8.5. Technical Advice. Owner acknowledges that any review, advice, assistance, recommendation or direction provided by Manager after the Commencement Date with respect to the design, construction, equipping, furnishing, decoration, alteration, improvement, renovation or refurbishing of the Hotel (i) is intended solely to assist Owner in the development, construction, maintenance, repair and upgrading of the Hotel and Owner’s compliance with its obligations under this Agreement, and (ii) does not constitute any representation, warranty or guaranty of any kind whatsoever that (a) there are no errors in the plans and specifications, and (b) there are no defects in the design or construction of the Hotel or installation of any building systems of FF&E, or (c) the plans, specifications, construction and installation work will comply with all Applicable Laws (including the ADA). Accordingly, neither Manager nor its Affiliates shall have any liability whatsoever to Owner or any other person for any (1) errors in the plans and specifications, (2) defects in the design or construction of the Hotel or installation of any building systems or FF&E, or (3) noncompliance with any engineering and structural design standards or Applicable Laws, except in each cast to the extent such liability arises from Manager’s Grossly Negligent and Willful Acts.

8.6. Competitive Bidding. All contracts for FF&E and Capital Improvements in excess of $50,000 shall be awarded on the basis of competitive bidding, solicited in the following manner:
(a) A minimum of three (3) written bids shall be obtained for each purchase or contract over $50,000.
(b) Each bid will be solicited in a uniform format.
(c) Manager may accept a low bid without prior approval from Owner if the expenditure is provided in the applicable approved Annual Budget or is an approved Capital Expenditure.
(d) If Manager desires to accept a bid other than the lowest bid, then Manager shall so advise Owner in writing and recommend that such bid be accepted with support for such recommendation.
(e) Owner shall have the right to accept or reject any and all bids for repair or capital expenditures that are not the lowest bid; such acceptance shall not be unreasonably withheld or delayed.
(f) Manager may request in writing that Owner waive competitive bidding rules.
In its operation of the Hotel under this Agreement, Manager may not purchase goods or supplies from itself, or any of its Affiliated or subsidiary companies or individuals without the prior written consent of Owner.
ARTICLE IX
INSURANCE
9.1. Insurance Coverage. Manager shall procure and maintain, such commercial general liability, and other insurance coverage as is set forth on Exhibit C attached hereto. Owner shall procure and maintain such property insurance coverage as set forth on Exhibit C; provided, however, that Owner may direct Manager to obtain such property insurance coverage. In connection with any significant construction at the Hotel, Manager shall cause the general contractor to maintain, with a reputable insurer, Builder’s Risk and General Liability insurance as set forth on Exhibit C attached hereto. Owner or Manager may increase or decrease the limits of the required insurance coverage and may carry other or additional reasonable and customary insurance. All premiums of for insurance coverage obtained pursuant to this Agreement shall constitute Fixed Expenses or Operating Expenses, as applicable. In no event shall insurance coverage be less than that required by any Lender, if applicable, or less than necessary to comply with Applicable Laws.

9.2. Insurance Policies.
(a) All insurance coverages provided for under this Article IX shall be effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located, and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Best Rating A-VII or better, or a comparable rating if Best ceases to publish its ratings or materially changes its rating standards or procedures. Subject to Section 9.3, insurance may be carried under blanket policies covering the Hotel and other locations, provided such policies otherwise comply with the requirements of Exhibit C attached hereto.
(b) All Certificates of Insurance shall be delivered on or before the Commencement Date by the Party procuring such insurance in accordance with this Article IX to Owner and Manager and to any Lender at such address as such Lender shall designate. All insurance policies shall be renewed and proof of such renewals shall be delivered to Owner, Manager and any Lender at least ten (10) days prior to their respective expiration dates or as otherwise required under any Mortgage.
(c) All insurance policies procured by either Owner or Manager shall be written in the name of Owner or Manager, as applicable, with Owner, Manager, Lender and any other appropriate parties designated by Owner or Manager being named thereon as additional insureds (as their respective interests may appear), as applicable, except for worker’s compensation insurance and other insurance which shall name Manager as the insured party as it is impractical and inappropriate to name other parties as additional insureds.
(d) All casualty insurance policies shall be endorsed specifically to the effect that the proceeds of any building, contents or business interruption losses shall be made payable to Owner. All such policies of insurance shall also be endorsed specifically to the effect that such policies shall not be canceled or materially changed without at least thirty (30) days prior written notice to Owner, any Lender and Manager. Neither Party shall have any claim against the other Party with respect to the failure of any insurance carrier to provide the coverage or protection placed with such carrier as contemplated by this Agreement.
(e) All coverage limits and deductible amounts set forth in Exhibit C attached hereto shall be reviewed by the Parties from time to time for the purpose of determining the coverage limits and deductible amounts then appropriate for properties similar in type and construction to the Hotel and for the nature of the business being conducted. The Parties shall cooperate reasonably to arrive at an agreement on such matters.
9.3. Manager’s Blanket Insurance Coverage. Manager may, at its option (but shall not be obligated to), make available to Owner the opportunity to participate in blanket insurance policies carried by Manager for other properties including, without limitation, the Managed Hotels, and which cover all or any portion of the insurance coverage specified in Exhibit C attached hereto, which coverage amounts shall apply to the Hotel on a per property basis. In such event, notwithstanding the provisions of Section 9.1 and Exhibit C attached hereto, Manager shall be responsible for procuring and maintaining as an Operating Expense all insurance coverage represented by such blanket policies.

9.4. Notice of Claims. Each Party shall each give prompt notice to the other Party of any claims made against either Party, both Parties or the Hotel and shall cooperate fully with the other Party and with any insurance carrier to the end that all such claims will be properly investigated and defended. Manager shall use commercially reasonably efforts to cause all Hotel Employees to cooperate with the investigation and defense of such claims. Neither Owner nor Manager shall hire any attorneys to defend any such claim against the other without the other’s consent, which shall not be unreasonably withheld or delayed.
9.5. Settlement of Claims. Manager may settle any insurance claim; provided, that any such settlement which results in uninsured liability to Owner or the Hotel in excess of $10,000 shall require the approval of Owner, which approval may be withheld, conditioned or delayed in Owner’s sole discretion.
9.6. Occurrence Basis. All policies of insurance procured under this Article IX or as set forth on Exhibit C attached hereto shall be written on an “occurrence” basis to the extent obtainable.
9.7. Waiver of Subrogation. The public liability and “all risk” property insurance policies required to be carried hereunder shall, to the extent obtainable, contain an agreement by the insurers insuring such policies waiving any and all rights of subrogation against any Party in case of such Party’s negligence or default in connection with any loss or damage covered by such insurance policy.
ARTICLE X
DAMAGE OR DESTRUCTION AND CONDEMNATION
10.1. Partial Destruction. If the Hotel experiences a Partial Destruction at any time or times during the Term, then Owner shall with due diligence repair, rebuild or replace the damaged or destroyed portions of the Hotel (such repairing, rebuilding or replacing being herein called “Restore” or “Restoration”) so that after such Restoration the Hotel shall be substantially the same as prior to the occurrence of such Partial Destruction; provided, however, that if the insurance proceeds actually received by Owner plus any deductible amount are insufficient to restore the Hotel to the same condition as prior to such Partial Destruction, then Owner will not be obligated to Restore the Hotel. If Owner does not commence such Restoration (including the planning, retention of architects and other consultants and other similar work necessary to repair, rebuild or replace the Hotel) within ninety (90) days after the occurrence of such Partial Destruction, or fails to complete the work diligently, Manager may, at its option and as its sole and exclusive remedy, terminate this Agreement by written notice to Owner and, ten (10) days after the giving of such notice (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)), this Agreement shall terminate. Subject to the provisions of this Article X, Owner shall use its reasonable efforts to obtain all consents necessary to make insurance proceeds available for application to such repairing, rebuilding or replacing.

10.2. Complete Destruction. If the Hotel experiences a Complete Destruction at any time during the Term, regardless of whether the proceeds of any insurance policies actually received by Owner are sufficient or insufficient to Restore the damaged or destroyed portions of the Hotel, Owner will, at its election, either (a) with due diligence Restore the damaged or destroyed portions of the Hotel so that after such Restoration the Hotel shall be substantially the same as prior to such damage or destruction, or (b) terminate this Agreement. If Owner elects to pursue the repair, rebuilding and replacement of the Hotel pursuant to clause (a) of this Section 10.2, and thereafter fails to either commence such work (including the planning, retention of architects and other consultants and other similar work necessary to repair, rebuild or replace the Hotel) or terminate this Agreement within ninety (90) days after the occurrence of a Complete Destruction, or fails to complete the work diligently, Manager, as its sole and exclusive remedy, may terminate this Agreement by written notice to Owner and, ten (10) days after the giving of such notice (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)), this Agreement shall terminate. Subject to the provisions of this Article X, Owner shall use reasonable efforts to obtain all consents necessary to make insurance proceeds available for application to such Restoration if Owner elects not to terminate this Agreement.
10.3. Condemnation. If at any time during the Term the whole or any part of the Property shall be taken by any lawful power or authority by means of condemnation, taking of property, down-zoning, or other compulsory acquisition, and such condemnation, taking of property, down-zoning or other compulsory acquisition renders it unreasonable or imprudent, in the opinion of Manager and Owner each acting reasonably, to use and operate the remaining portion of the Hotel in accordance with the Operating Standard, then either Owner or Manager may, within thirty (30) days of the occurrence of such condemnation, taking of property, down-zoning or other compulsory acquisition, terminate this Agreement and, ten (10) days after the giving of such notice (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)), this Agreement shall terminate. In any condemnation proceeding, each of Owner and Manager shall, to the extent permitted by Applicable Laws, claim separately for any award to which it is entitled and cooperate with the other to enable the other to pursue its claim.
10.4. Reinstatement. If Owner terminates this Agreement in accordance with this Article X, but notwithstanding such termination, Owner commences Restoring the Property as a Hotel within twelve (12) months after such termination, then at the option of Manager exercised in writing within thirty (30) days following Manager’s awareness that such Restoration has commenced, such termination shall be of no further force or effect, this Agreement shall be reinstated (subject to any other termination rights contained in this Agreement) and Manager shall be entitled to recover the Base Management Fee that would have been payable during the period between such termination and reinstatement had this Agreement been in effect, based on the actual Gross Revenue received by Owner during such period (including business interruption insurance proceeds received by Owner during such period).

10.5. Operating Expenses following Casualty. If the Property suffers damage or loss that results in an interruption in the operation of the Property, then (a) Owner shall nevertheless be obligated to pay all expenses of operating and maintaining the Property (at the level that is reasonably determined by Manager and Owner to be practicable given the damage or loss that has occurred) regardless of whether there are available to Owner any business interruption insurance proceeds to cover such amounts unless and until this Agreement is terminated in accordance with this Article X and (b) if Owner does not terminate this Agreement in accordance with this Article X, Owner shall pay to Manager all amounts that would be due to Manager hereunder had such damage or loss not occurred, including the Management Fees and Out of Pocket Expenses for the period of the business interruption, provided that such payments shall be based upon the actual proceeds received by Owner under any business interruption insurance or condemnation award which are specifically attributable to such amounts.
ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF OWNER AND MANAGER
11.1. By Owner. Owner hereby makes the following representations and warranties, each of which is material and is being relied upon by Manager:
(a) Owner is a Delaware limited liability company, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business in the State of New York;
(b) Owner has the full legal right, power and authority to enter into this Agreement (and all other agreements and instruments to be executed by Owner hereunder) on its behalf, as applicable, and as purchaser under the Purchase Agreement, to perform its obligations hereunder (and thereunder) and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement (and all such other agreements and instruments) have been duly and validly authorized by all necessary organizational action on the part of Owner, and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement (and all such other agreements and instruments) by Owner, except as otherwise expressly set forth herein. The execution and delivery by Owner of this Agreement (and all such other agreements and instruments) and the consummation by Owner of the transactions contemplated hereunder, do not violate (i) any agreement or instrument to which Owner is a party, (ii) any Applicable Laws, or (iii) any laws, rules, regulations or orders of Governmental Authorities binding upon Owner;
(c) Except as expressly herein otherwise provided, the representations and warranties of Owner set forth in this Agreement shall be true in all material respects on and as of the Commencement Date as if those representations and warranties were made on and as of such time;
(d) As of the Commencement Date, Owner has delivered a true and complete copy of the Franchise Agreement, if any, to Manager and shall promptly deliver copies of any amendments or other modifications to Manager upon execution thereof;

(e) As of the Commencement Date, the Franchise Agreement, if any, is in full force and effect and neither Franchisor nor Owner is in default thereunder and Owner has not received or delivered any written notice of default thereunder; and
(f) As of the Commencement Date, there are no other management agreements in effect (other than this Agreement) providing for the management and operation of the Hotel.
11.2. By Manager. Manager hereby makes the following representations and warranties, each of which is material and is being relied upon by Owner:
(a) Manager is a Delaware limited partnership, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business in the State of New York;
(b) Manager has the full legal right, power and authority to enter into this Agreement (and all other agreements and instruments to be executed by Manager hereunder), to perform its obligations hereunder (and thereunder) and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement (and all such other agreements and instruments) have been duly and validly authorized by all necessary organizational action on the part of Manager, and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement (and all such other agreements and instruments) by Manager, except as otherwise expressly set forth herein. The execution and delivery by Manager of this Agreement (and all such other agreements and instruments) and the consummation by Manager of the transactions contemplated hereunder, do not violate (i) any agreement or instrument to which Manager is a party, (ii) any Applicable Laws, or (iii) any laws, rules, regulations or orders of Governmental Authorities binding upon Manager;
(c) Except as expressly herein otherwise provided, the representations and warranties of Manager set forth in this Agreement shall be true in all material respects on and as of the Commencement Date as if those representations and warranties were made on and as of such time.
ARTICLE XII
TRANSFERS
12.1. Restrictions on Transfers.
(a) Except as expressly provided herein, neither Party may effect a Transfer without the prior written consent of the other Party; provided that:
(1) So long as no Event of Default attributable to Manager has occurred and remains uncured, Manager shall have the right, without Owner’s consent, to effect a Transfer to: (i) any Affiliate of Manager, or (ii) any Person that acquires, whether by merger, consolidation, reorganization or purchase of assets, all or substantially all of the business and assets of the hotel management operations of Manager and its Affiliates; provided, however, that such Person must have experience and expertise commensurate to the expertise of Manager and its Affiliates in the operation of hotels comparable to the Hotel. The assignee must assume and agree to be bound by all of the terms and provisions of this Agreement pertaining to Manager accruing from and after the date of such Assignment. At Owner’s request, Manager shall deliver to Owner an executed counterpart of the instrument effecting any Transfer by Manager and assumption by the assignee.

12.2. Transfer By Owner
(a) So long as no Event of Default attributable to Owner has occurred and remains uncured, Owner shall have the right, without Manager’s consent, to effect a Transfer to: (i) any Affiliate of Owner, or (ii) a Qualified Transferee. The assignee must assume and agree to be bound by all of the terms and provisions of this Agreement pertaining to Owner accruing from and after the date of such Assignment. At Manager’s request, Owner shall deliver to Manager an executed counterpart of the instrument effecting any Transfer by Owner and assumption by the assignee.
(b) If either Party desires to effect a Transfer, such Party shall deliver to the other Party no less than thirty (30) days advance written notice of its intention, which notice shall identify in reasonable detail the proposed transferee and the owners of the proposed transferee.
(c) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 12.1(a) hereof), but subject to the provisions of Article 14 hereof, Owner shall be permitted, from and after the fifth anniversary of the Commencement Date, to sell the Hotel to any unaffiliated third party and to terminate this Agreement in connection with such sale; provided that if such sale occurs prior to the ninth anniversary of the Commencement Date, Owner shall pay Manager, as Manager’s sole and exclusive remedy, the Termination Fee contemporaneously with such termination, which Termination Fee shall constitute reasonable liquidated damages and not a penalty, together with all other amounts payable to Manager under this Agreement, including, without limitation, the Management Fees, Centralized Services Fees, the Out-Of-Pocket Expenses and Travel Expenses accrued but unpaid through the effective date of such termination. Owner’s right to terminate the Agreement pursuant to this Section 12.2(c) shall only be exercised by written notice not less than thirty (30) days prior to the date such Transfer is to occur (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)). Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, Owner shall not be obligated to pay Manager the Termination Fee upon a termination of this Agreement except as expressly provided by this Section 12.2(c).
12.3. Collateral Assignments by Owner. Owner shall have the right to assign its interest in this Agreement to any Lender without the consent of Manager. Owner shall have the right to encumber the Property, all related personal property and any part thereof or any interest therein, including all FF&E and hotel equipment and operating supplies placed in or used in connection with the operation of the Property and all accounts, receivables and other personal property relating to the Property, as contemplated in any mortgage that is entered into by or on behalf of Owner, and to assign to any Lender as collateral security for any loan, all of Owner’s right, title, and interest in and to this Agreement and this Agreement shall be automatically subordinate to any such secured financing. On request at any time and from time to time during the term of this Agreement, Manager shall execute, acknowledge and deliver to Owner or any Lender a subordination agreement and/or an estoppel certificate that confirms the subordination described in this Section 12.3. Owner shall provide Manager with the name and address of any Lender. The subordination agreement shall confirm the provisions of Section 4.2 that provides that the Base Management Fee are not subordinated to Debt Service. Manager shall execute and deliver the subordination agreement and/or estoppel certificate within ten (10) Business Days of receiving a request from Owner or Lender, as the case may be. Any estoppel certificate executed and delivered in accordance with this Section 12.3 shall (i) certify that this Agreement has not been modified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and specifying the modifications), (ii) state whether, any default exists, including any Event of Default, and if so, specifying each Event of Default of which the signatory has actual knowledge, and (iii) provide any additional information reasonably requested by Owner or Lender
ARTICLE XIII
EVENTS OF DEFAULT AND TERMINATION
13.1. Events of Default. An event of default (“Event of Default”) under this Agreement is defined as the occurrence of any of the following:
(a) the failure by a Party (the “Defaulting Party”) to perform, keep or fulfill any covenant or agreement set forth in this Agreement in any material respect (other than the failure to make any payments required hereunder), and the continuance of such failure for the longer of (i) a period of thirty (30) days after receipt by the Defaulting Party of notice thereof from the other Party hereto (the “Non-Defaulting Party”) specifying such failure, or (ii) in the event such failure is of a nature that it cannot, with due diligence and in good faith, be cured within such thirty (30) day period, for so long a period of time as reasonably necessary to prosecute the curing of such failure with due diligence and in good faith, provided such Defaulting Party shall commence the curing of such failure within such thirty (30) day period and shall thereafter proceed with due diligence and good faith and shall cure the same within 60 days of receiving the notice from the Non-Defaulting Party;
(b) the failure by a Party to make any payments required to be made hereunder to the other Party and such default is not cured within five (5) days after written notice thereof is given to the Defaulting Party by the Non-Defaulting Party;
(c) the occurrence of a Bankruptcy/Dissolution Event by or with respect to either Party; or
(d) with respect to Manager only, if, because of any act or omission on the part of Manager, there shall occur a default under the Franchise Agreement, other than any default which could have been avoided if Owner had provided Manager with funds requested by Manager to prevent or cure such default, which may, if uncured, permit Franchisor to terminate the Franchise Agreement and such default shall continue beyond applicable grace periods, if any;

(e) with respect to Manager only, the fraud, gross negligence, willful misconduct, criminal conduct or misappropriation of funds of or by, or under the direction of, Manager’s Home Office Employees or Senior Managers; or
(f) with respect to Manager only, if any act or omission on the part of Manager results in a violation of Manager’s obligations under Section 17.24 and such violation is not cured within thirty (30) days after written notice specifying such violation is given by Owner to Manager.
13.2. Notice of Termination. Upon the occurrence and during the continuation of an Event of Default, the Non-Defaulting Party may, at its option, terminate this Agreement by giving the Defaulting Party written notice of such termination. The notice of termination shall specify a date of termination that shall be at least ten (10) days following the date of delivery of such notice (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)). If the Defaulting Party is Manager and Owner elects to terminate this Agreement in accordance with this Section 13.2, Manager shall not be entitled to a Termination Fee. In addition to its right of termination, but subject to Sections 17.13 and 17.14, the Non-Defaulting Party shall be entitled to pursue all other remedies available to it under Applicable Laws as a result of such Event of Default.
13.3. No Waiver. No waiver by either Party of any Event of Default on the part of the other Party in the performance, keeping or fulfillment of any covenant, promise, term, condition, undertaking or obligation of this Agreement shall be construed to be a waiver by such Party of any other or subsequent Event of Default in performance, keeping or fulfillment of the same or any other covenant, promise, term, condition, undertaking or obligation of this Agreement.
13.4. Termination by Owner.
(a) Except as expressly provided in this Agreement, including without limitation Article X and Article XII, neither Party shall have any right to terminate this Agreement.
(b) Notwithstanding anything herein to the contrary, Owner shall have the absolute right to terminate this Agreement, without payment of any Termination Fee, upon the failure of the following performance test (the “Performance Test”): if, in any twelve (12) month period beginning on July 1 of one calendar year and ending on June 30 of the immediately succeeding calendar year (each a “Termination Test Period”) commencing with the twelve (12) month period beginning July 1, 2015, the Hotel suffers (i) a Shortfall, and (ii) a REVPAR Failure (it being understood that both a Shortfall and a REVPAR Failure must occur in the same Termination Test Period in order for a failure of the Performance Test to occur).

(c) Notwithstanding the provisions of subsection (b) above:
(1) On or before each September 1, commencing with September 1, 2016, Manager shall provide Owner with a statement of REVPAR and Net Operating Income and Owner’s Total Investment for the immediately preceding Termination Test Period. Owner’s right to terminate the Agreement with respect to any Termination Test Period shall only be exercised by written notice (a “Termination Notice”) given by Owner to Manager within one hundred eighty (180) days following receipt by Owner of such statements from Manager and shall specify a date of termination not less than thirty (30) days after the date such notice is delivered (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e));
(2) Owner shall not have the right to terminate this Agreement with respect to any Termination Test Period if, during the Termination Test Period (A) material renovation or construction takes place in the Hotel in such year and as a result of such renovation or construction the Performance Test is failed in such Termination Test Period, or (B) an Event of Default by Owner has occurred and is continuing and as a result of such Event of Default, the Performance Test is failed;
(3) If, during any Termination Test Period, one or more Force Majeure Events occurred that, in the aggregate, after giving effect to the proceeds received from any applicable business interruption insurance or condemnation award or other compensation payable in connection with any casualty or condemnation, materially and adversely affects Gross Revenue or REVPAR in such Termination Test Period, then the Performance Test for such Termination Test Period shall be equitably adjusted to the extent of such Force Majeure Event. Notwithstanding the foregoing, the occurrence of any adverse changes in general economic or market conditions that would otherwise constitute a Force Majeure Event under this Agreement shall not apply for purposes of this Section 13.4(c)(3); and
(4) Owner shall not have the right to terminate this Agreement under this Section 13.4 with respect to any Termination Test Period if Manager or any of its Affiliates pays to Owner, within thirty (30) days after Manager’s receipt of a Termination Notice, the amount of the Shortfall for the Termination Test Period. If Manager or any of its Affiliates exercises its right to make a Shortfall payment under this Section 13.4(c)(4), then there shall not be deemed to be a Shortfall for the Termination Test Period for which Manager or its Affiliates has made such payment. Manager may not exercise the foregoing cure right on more than one (1) occasion during the Term.
(d) Owner may also terminate this Agreement at any time that (i) Mehdi Khimji, Mahmood Khimji or trusts for the benefit of either of them or their immediate family members no longer own, directly or indirectly, at least fifty percent (50%) of the ownership interests in Manager; (ii) neither Mehdi Khimji nor Mahmood Khimji Controls Manager; or (iii) Manager and/or its Affiliates, collectively, do not manage at least 1,500 guest rooms in upper-upscale, upscale or luxury hotels in Manhattan (excluding the Hotel) that each contain at least 100 guest rooms. The market segment and number of guest rooms of such hotels shall be determined in accordance with Smith Travel Research definitions. Owner’s right to terminate the Agreement pursuant to this Section 13.4(d) shall be exercised by Termination Notice given by Owner to Manager which Termination Notice shall specify a date of termination not less than thirty (30) days after the date such notice is delivered (or such longer period as may be required to protect against liability under the WARN Act as required pursuant to Section 3.7(e)). If, prior to Owner’s giving such Termination Notice or, if Owner gives such Termination Notice, prior to the date specified for such termination, the circumstances giving rise to Owner’s right to terminate this Agreement pursuant to this Section 13.4(d) cease to exist, then Owner’s right to terminate this Agreement pursuant to this Section 13.4(d) shall terminate unless and until such circumstances re-occur. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, Owner shall not be required to pay Manager the Termination Fee upon a termination of this Agreement in accordance with this Section 13.4(d).
(e) This Agreement shall terminate if the Purchase Agreement is terminated prior to closing thereunder for any reason or fails to close for any reason. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, Owner shall not be required to pay Manager the Termination Fee upon a termination of this Agreement in accordance with this Section 13.4(e).

13.5. Obligations Upon Termination. Upon the termination of this Agreement for any reason, all assets acquired hereunder, including all cash in the Operating Account or the Reserve Fund or otherwise, shall be the property of Owner; provided, however, that Owner shall pay Manager all Management Fees, Centralized Services Fees, Travel Expenses and Out-of-Pocket Expenses payable through the date of termination. Any obligations incurred in the operation of the Hotel in accordance with the provisions of this Agreement shall be assumed by Owner following the termination of this Agreement.
13.6. Transition Upon Termination. Except as otherwise expressly provided herein or in a written notice to Manager from Owner, on the termination of this Agreement for any reason:
(a) Manager shall have five (5) Business Days after such termination in which Manager shall remove all personal property owned by Manager from the Property;
(b) Manager shall leave the Hotel in a clean and orderly condition;
(c) Manager shall surrender to Owner all property, documents and any other information (other than the Manager Proprietary Information) held by Manager on behalf of Owner in connection with Manager’s operation of the Property and the Hotel including, without limitation, all Hotel Guest Data, vendor lists, and advance bookings;
(d) Manager shall comply with Section 3.12;
(e) Manager shall otherwise reasonably cooperate with Owner to effect the orderly transition of management of the Property to a successor manager and shall cooperate with such successor manager, and the Operating Account, the Reserve Fund shall be immediately transferred as directed by Owner. Manager shall execute all documents or instruments reasonably requested by Owner in connection with the management transition, all without consideration therefor, to Owner or its nominee;

(f) Manager shall execute all documents and instruments reasonably necessary to transfer (if transferable) and/or assign to Owner or its nominee all licenses, permits and approvals held by Manager in connection with the operation of the Hotel at no expense to Manager. With respect to any non-transferable licenses or permits, Manager shall surrender or agree to surrender corresponding licenses or permits to the extent applicable solely to the Hotel that are then carried in Manager’s name. Subject to Applicable Law and at Owner’s cost and expense, Manager shall reasonably cooperate with Owner to continue to hold each liquor license (or cause an Affiliate of Manger to continue to hold the liquor license, if applicable) for Owner’s benefit until such liquor licenses can be transferred to Owner, the new manager or Owner’s designee for a period not to exceed one hundred eighty (180) days following such termination of this Agreement but only to the extent any such arrangement is permitted by Applicable Law and Manager receives a creditworthy indemnity in form and substance reasonably acceptable to Manager;
(g) Manager shall assign to Owner or its nominee, if any, and Owner or its nominee, if any, shall assume, all leases and concession agreements in effect with respect to the Hotel then in Manager’s name;
(h) Manager shall deliver to Owner or, as Owner may direct, to Owner’s designee, all keys to the safe deposit boxes in the Hotel, all receipts and agreements relating to such safe deposit boxes and a complete list of such safe deposit boxes which list shall contain the name and room number of each depositor. One (1) day prior to the termination date of this Agreement, Manager will send written notice to guests at the Hotel who have safe deposit boxes advising of the change of Hotel management and requesting the removal and verification of the contents thereof before the termination date of this Agreement. All such removals shall be under the supervision of a representative of Manager and Owner;
(i) All baggage, valises, trunks and other items (collectively, “Baggage”) of guests and others which have been checked with or left in the care of Manager, and all “lost and found” items, shall be inventoried, sealed and tagged jointly by Manager and Owner (or Owner’s designee) on the termination date of this Agreement On such date Manager will deliver to Owner or, as Owner may direct, to Owner’s designee, all records and books as to the Baggage and any keys to the Baggage; provided, however, that no Baggage shall be opened. After the termination date of this Agreement, Owner shall be responsible for all Baggage listed in such inventory;
(j) All books and records for the Hotel that are maintained by Manager pursuant to Article VII (including Hotel guest records) shall be turned over to Owner so as to ensure the orderly continuance of the operation of the Hotel. Manager shall deliver, and assign to Owner where applicable, all maintenance and equipment warranties;
(k) Manager shall prepare and deliver to Owner, within ninety (90) days after such termination of this Agreement, a final accounting statement with respect to the Hotel (which shall include, without limitation, any reports required to be delivered by Manager pursuant to this Agreement), along with a statement of any sums due and payable from Owner to Manager (or Manager to Owner) pursuant hereto, which statement shall be subject to the approval of Owner, such approval not to be unreasonably withheld, conditioned or delayed. Within thirty (30) days following the approval by Owner of such final accounting statement, the Parties shall make whatever cash adjustments are necessary pursuant to such final accounting statement. Manager and Owner acknowledge that there may be certain adjustments for which the information may not be available at the time of the final accounting and the Parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final as of the first (1st) anniversary of the effective date of such termination of this Agreement except in the case of an ongoing dispute about the accounts in which case the accounts will not be deemed final until such dispute is resolved;

(l) Manager shall peacefully vacate and surrender the Hotel to Owner on the effective date of such termination of this Agreement;
(m) Manager shall provide reasonable cooperation and assistance to Owner (i) in facilitating the orderly transfer of Owner’s records and data contained in any software owned or operated by Manager, and (ii) to provide for an orderly transition of management functions; and
13.7. Termination Liability. Contemporaneous with and as a condition to any such termination of this Agreement by Owner, Owner shall (i) comply in all respects, and make all payments required under, Section 3.7(f)(4)(ii), and (ii) deliver any indemnity agreement required pursuant to Section 3.7(e).
ARTICLE XIV
RIGHT OF FIRST NEGOTIATION
14.1. Ownership Interest. Owner shall not list the Hotel for sale or otherwise engage in any active and consistent effort to solicit offers for a sale of all or any part of the Hotel except that Owner may solicit such an offer if Owner has first complied with the procedures set forth in this Article XIV.
14.2. Right of First Negotiation. If Owner (or any Affiliate of Owner, as the case may be) desires to sell all or any portion of Owner’s (or any such Affiliate’s) interest in the Hotel (or any portion thereof) to an unrelated third party, then Manager (or any Affiliate of Manager) shall have a fifteen (15) day exclusivity period to negotiate with Owner (or any Affiliate of Owner) for the acquisition of the Hotel; provided, that Owner (or any Affiliate of Owner) shall have no obligation to sell the Property to Manager (or any Affiliate of Manager) and Owner (or any Affiliate of Owner) shall be free to sell the Property on any terms and with any person or entity.
14.3. Continuing Applicability of Right of First Negotiation. Notwithstanding any provision of this Agreement to the contrary, other than in connection with a sale or transfer of the Hotel in accordance with Section 12.2(c) hereof, if Owner sells or transfers the Hotel in accordance with this Agreement and the buyer or transferee assumes Owner’s obligations under this Agreement, the provisions of this Article XIV shall be applicable to such buyer or transferee. Manager shall continue to enjoy the rights granted in Article XIV for so long as this Agreement remains in full force and effect.

14.4. No Right of First Refusal. This Article XIV shall not be construed as a right of first refusal or in any way limit or prohibit Owner from responding to and accepting offers to purchase the Hotel or all or a portion of the Ownership Interests as long as such transaction was not solicited by Owner without first complying with this Article XIV.
ARTICLE XV
INDEMNIFICATION
15.1. Indemnification by Manager. Manager shall indemnify, defend and hold harmless Owner and its Affiliates and any of their respective directors, officers, employees, consultants, agents and representatives from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys fees (collectively, “claims’), which arise, result from or relate to Manager’s Grossly Negligent and Willful Acts.
15.2. Indemnification by Owner. Owner shall indemnify, defend and hold harmless Manager and its Affiliates from and against any and all Claims which arise, result from or relate to (i) the ownership of the Property except to the extent any such Claim arises out of, results from or relates to Manager’s Grossly Negligent and Willful Acts, and (ii) any other claim or matter which is expressly made subject to indemnification by Owner under the terms of this Agreement except to the extent any such Claim arises out of, results from or relates to Manager’s Grossly Negligent and Willful Acts.
15.3. Indemnification Process. Upon the occurrence of an event giving rise to indemnification under this Agreement, the Party seeking indemnification shall notify the other Party hereto and provide the other Party hereto with copies of any documents reflecting the claim, damage, loss or expense. The Party providing such indemnification is entitled to engage such attorneys and other persons to defend against the claim, damage, loss or expense as it may choose. The Party providing indemnification shall pay the reasonable charges and expenses of such attorneys and other persons on a current basis within twenty (20) days of submission of invoices or bills.
15.4. Survival. The provisions of this Article XV shall survive the expiration or sooner termination of this Agreement. Notwithstanding any contrary provision of this Article XV, Owner and Manager mutually agree for the benefit of each other to look first to the appropriate insurance coverages in effect pursuant to this Agreement in the event any claim or liability occurs as a result of injury to person or damage to property or as otherwise covered by the insurance to be maintained hereunder, regardless of the cause of such claim or liability.

ARTICLE XVI
NOTICES
All notices to be given hereunder shall be given in writing and shall be deemed given when delivered by messenger, by facsimile with confirmed transmission, by over-night courier, or by the U.S. mail (and, if mailed, shall be deemed received four (4) Business Days after the post-marked date thereof), with postage prepaid, registered or certified, addressed to the Parties at their respective addresses referenced below:

If to Owner:	c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Facsimile: 240-744-1199
Telephone: 240-744-1188
Email: btennis@drhc.com

with a copy to
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Steven D. Klein, Esq.
Facsimile: 212-728-9221
Telephone: 212-728-8221
Email: sklein@willkie.com

If to Manager:	c/o Highgate Holdings, Inc.
545 East John Carpenter Freeway
Irving, Texas 75062
Attention: Lynne Messina, Esq.
Facsimile: 972-401-2400
Telephone: 972-501-5525
Email: lmessina@highgateholdings.com
The Parties may change their addresses for notices hereunder by such Parties giving notice of such changes to the other Parties in the manner hereinabove provided. If Manager is given the name and address of any Lender, Manager shall provide copies of all notices given to Owner to such in the manner set forth in this Article XVI.

ARTICLE XVII
MISCELLANEOUS
17.1. Relationship of Parties. Manager and Owner hereby agree that this Agreement creates an agency relationship and nothing contained in this Agreement shall constitute or be construed to be or to create a partnership, joint venture or lease between Owner, on the one hand, and Manager, on the other hand, with respect to the Hotel, the Property or the operation thereof.
17.2. Intentionally Omitted.
17.3. No Waiver. Failure on the part of either Party to complain of any action or non-action on the part of the other Party, no matter how long the same may continue, shall not be deemed to be a waiver by such Party of any of its rights hereunder. The consent or approval by either Party to or of any action of the other Party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar act.
17.4. Successors and Assigns. Except as herein otherwise expressly provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of Owner and Manager. Nothing in this Section 17.4 shall be construed to waive the conditions elsewhere contained in this Agreement applicable to Transfers.
17.5. Time of the Essence. Time is and shall be of the essence of this Agreement and of each term and provision hereof.
17.6. Governing Law. This Agreement shall be governed exclusively by the provisions hereof and by the laws of the State of New York, as the same may from time to time exist.
17.7. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Laws.
17.8. Interpretation. Words of any gender used in this Agreement shall be held and construed to and include any other gender, and words singular shall be held to include the plural, unless the context otherwise requires. The captions or headings used in this Agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing the provisions hereof if any question of intent should arise.

17.9. Entire Agreement. No verbal or parole agreements pertaining to this Agreement shall be binding on Owner or Manager, the entire agreement to be such as is written into this Agreement, and Owner and Manager hereby agree that each has carefully read this instrument and that the same terms and conditions herein set out are satisfactory.
17.10. Inspection by Owner or Lender. On reasonable advance notice from Lender or Owner, Manager shall accord to such Person and its agents the right to enter on any part of the Property at any reasonable time for the purposes of examining, inspecting or making extracts from the books of account and financial records of the Hotel, which inspection shall be performed in a manner which minimizes to the greatest extent possible any disruption in the operations of the Hotel.
17.11. Counterparts/Facsimiles. This Agreement may be executed in counterparts, each of which when taken together shall constitute one complete agreement. Facsimile or “pdf” signatures shall be acceptable as if originals, but the Parties agree to deliver an original signature to the other Parties within two (2) Business Days by reputable courier service.
17.12. Force Majeure Events. In the event that Owner or Manager shall be prevented from the performance of any act required hereunder (other than the payment of money) by one or more Force Majeure Events, then performance of such act shall be excused for the period of the delay resulting therefrom. Manager shall promptly notify Owner following the occurrence of a Force Majeure Event and the reasonably estimated duration of such event.
17.13. WAIVER OF JURY TRIAL CERTAIN DAMAGES. TO THE EXTENT PERMITTED BY LAW, EACH OF MANAGER AND OWNER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT WHICH ANY OF THE UNDERSIGNED MAY HAVE TO A TRAIL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES WITH RESPECT TO ANY LITIGATION BETWEEN THE PARTIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY AND ALL CAUSE OR CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, AND INTERVENOR’S CLAIMS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, REGARDLESS OF THE CAUSE OR CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ARE BASED ON, OR ARISE OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, OUT OF ANY ALLEGED CONDUCT OR COURSE OF CONDUCT, DEALING OR COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR OTHERWISE. ANY PARTY HERETO MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES.

17.14. ARBITRATION. EXCEPT WITH RESPECT TO MATTERS OR DISPUTES FOR WHICH THIS AGREEMENT PERMITS THE PARTIES TO REFER THE SAME TO AN EXPERT FOR DETERMINATION (IN WHICH CASE THE PROVISIONS OF SECTION 17.15 HEREOF SHALL CONTROL) AND WITH RESPECT TO ANY EVENT OF DEFAULT BY OWNERDUE TO FAILURE TO COMPLY WITH ARTICLE 14, IN THE EVENT OF ANY DISPUTE RELATING TO OR ARISING FROM THIS AGREEMENT, INCLUDING THE INTERPRETATION OR ENFORCEMENT OF ANY PROVISION CONTAINED IN THIS AGREEMENT, THE DISPUTE SHALL BE SUBMITTED TO BINDING ARBITRATION PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, EXCEPT AS OTHERWISE MODIFIED BY THIS SECTION 17.14. THE ARBITRATION SHALL BE CONDUCTED BY A SINGLE ARBITRATOR, SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE CONDUCTED IN THE ENGLISH LANGUAGE. THE ARBITRATOR SHALL BE SELECTED BY THE PARTIES WITHIN TEN (10) DAYS OF THE SUBMISSION OF THE DISPUTE TO THE AMERICAN ARBITRATION ASSOCIATION, EXCEPT THAT IF THE PARTIES ARE UNABLE TO AGREE UPON AN ARBITRATOR, THE AMERICAN ARBITRATION ASSOCIATION SHALL SELECT THE ARBITRATOR. THE ARBITRATOR SHALL BE A RETIRED JUDGE OF THE FEDERAL OR STATE COURT OF NEW YORK, NEW YORK. DISCOVERY SHALL BE ALLOWED BY THE PARTIES PURSUANT TO THE LAWS OF THE STATE OF NEW YORK. THE ARBITRATION AWARD SHALL BE FINAL AND BINDING UPON THE PARTIES HERETO AND SUBJECT TO NO APPEAL, AND SHALL DEAL WITH THE QUESTION OF COSTS OF ARBITRATION AND ALL MATTERS RELATED THERETO. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED INTO ANY COURT HAVING JURISDICTION, OR APPLICATIONS MAY BE MADE TO SUCH COURT FOR AN ORDER OF ENFORCEMENT.
17.15. Expert Resolution. Where this Agreement calls for a matter to be referred to an Expert for determination, the following provisions shall apply:
A. In the event that either party calls for a determination by Expert pursuant to the terms hereof, the parties shall have 10 days to agree on an Expert. Each party agrees that it may not appoint an individual as an Expert if the individual is, as of the date of appointment or within 3 years prior to such date, employed by such party, either directly or as a consultant, advisor, or representative. If the parties cannot agree within such 10-day period, then each party shall have an additional ten (10) days to select a firm or individual and, within ten (10) days after such respective selections, the two (2) respective firms and/or individuals so selected shall select the Expert. If a party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the Expert selected by the other party shall select the Expert. Also, if the two (2) respective firms of individuals selected by the parties shall fail to select a third firm or individual to be an Expert, then such Expert shall be appointed by the American Arbitration Association. With respect to any issue hereunder to be referred to an Expert for determination, the use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

B. Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission (all within the time periods established pursuant to Section 11.20.D below). The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as an Operating Expense;
C. The Expert shall make its decision with respect to the matter referred for determination by applying the standard set forth in this Agreement regarding such matter. If this Agreement does not contain a specific standard regarding such matter, then the Expert shall apply the standards applicable to first-class hotels in accordance with the Operating Standard, taking into consideration the long-term profitability of the Hotel and the requirement that the Hotel be managed, operated and maintained in accordance with the Operating Standard; and
D. The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of its decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.
17.16. Interest. Unless otherwise required herein, all payments which are required or permitted to be made by one Party to another Party pursuant to this Agreement (including, without limitation, the Management Fees, Centralized Services Fees, Travel Expenses and any Out-of-Pocket Expenses) and that are not made on the due date of payment shall, unless the sole cause of the failure to make such payments is the failure of Manager to transfer funds from the Operating Account to itself (but not to Owner) on a timely basis as authorized in this Agreement, bear interest at the Prime Rate plus six percent (6%) per annum (the “Interest Rate”) from the due date of payment to the date that payment is made compounded annually and calculated on the basis of a three-hundred-sixty (360) day year.
17.17. Confidentiality. The Parties agree that the matters set forth in this Agreement and all statements, reports, projections and other information relating to the operation of the Hotel are strictly confidential. Except as disclosure may be required to obtain the advice of professionals or consultants, or financing for the Hotel from prospective lenders, buyers and investors, or in furtherance of a Transfer or Mortgage permitted by this Agreement, or as may be required by Applicable Law or by the order of any Governmental Authority, or as may be recommended by Owner’s counsel in connection with any public filing made by Owner, or as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotel, each Party shall make every effort to ensure that such information is not disclosed to the press or to any other third person or entity without the prior consent of the other Party, which consent may be withheld, conditioned or delayed in such Party’s sole discretion. The obligations set forth in this Section 17.16 shall survive any expiration or sooner termination of this Agreement. The Parties shall coordinate with one another on all public statements, whether written or oral and no matter how disseminated, regarding their contractual relationship as set forth in this Agreement, or the performance by either of them of their respective obligations under this Agreement. Notwithstanding the foregoing, the Parties hereby acknowledge that Manager shall have the authority to release the information regarding the operation of the Hotel to Smith Travel Research, Inc. (or a similar organization mutually agreed upon by the Parties) and other owners and managers of comparable properties in the ordinary course of mutual exchange of hotel data as long as such other owners and managers are advised of the confidential nature of such information.

17.18. Approvals and Recommendations. (a) Owner acknowledges if Manager grants any consents, approvals or authorizations under this Agreement, or provides any advice, assistance, recommendation, comments or direction under this Agreement, then neither Manager nor its Affiliates guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation, comments or direction. Accordingly, neither Manager nor its Affiliates shall have any liability whatsoever to Owner or any other person by reason of (i) any consent, Approval or authorization, or advice, assistance, recommendation, comments or direction, given or withheld by Manager or an Affiliate, or (ii) any delay or failure by Manager or an Affiliate to provide any consent, approval or authorization, or advice, assistance, recommendation, comments or direction except in the case of Manager’s Grossly Negligent or Willful Acts.
(b) Manager acknowledges if Owner grants any consents, approvals or authorizations under this Agreement, or provides any advice, assistance, recommendation, comments or direction under this Agreement, then neither Owner nor its Affiliates guarantee success or a satisfactory result from the subject of such consent, approval, authorization, advice, assistance, recommendation, comments or direction. Accordingly, neither Owner nor its Affiliates shall have any liability whatsoever to Manager or any other person by reason of (i) any consent, Approval or authorization, or advice, assistance, recommendation, comments or direction, given or withheld by Owner or an Affiliate, or (ii) any delay or failure by Owner or an Affiliate to provide any consent, approval or authorization, or advice, assistance, recommendation, comments or direction except in the case of Owner’s gross negligent or willful misconduct.
17.19. LIMITATION ON FIDUCIARY DUTIES. OWNER AND MANAGER ACKNOWLEDGE AND AGREE AS FOLLOWS: THE RELATIONSHIP BETWEEN THE PARTIES SHALL BE THAT OF PRINCIPAL, IN THE CASE OF OWNER, AND AGENT, IN THE CASE OF MANAGER. NOTHING CONTAINED IN THIS AGREEMENT SHALL CONSTITUTE, OR BE CONSTRUED TO CONSTITUTE OR CREATE, A PARTNERSHIP, JOINT VENTURE OR LEASE BETWEEN OWNER AND MANAGER WITH RESPECT TO THE HOTEL. THIS AGREEMENT IS FOR THE BENEFIT OF OWNER AND MANAGER AND SHALL NOT CREATE THIRD PARTY BENEFICIARY RIGHTS.
THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH GENERAL PRINCIPLES OF CONTRACT INTERPRETATION, AND ANY LIABILITY BETWEEN THE PARTIES SHALL BE BASED SOLELY ON PRINCIPLES OF CONTRACT LAW AND THE EXPRESS PROVISIONS OF THIS AGREEMENT. TO THE EXTENT ANY FIDUCIARY DUTIES EXIST OR MAY BE IMPLIED FOR ANY REASON WHATSOEVER, INCLUDING WITHOUT LIMITATION THOSE RESULTING FROM THE RELATIONSHIP BETWEEN THE PARTIES OR OTHERWISE (COLLECTIVELY, THE “IMPLIED FIDUCIARY DUTIES”), THAT ARE INCONSISTENT WITH, OR WOULD HAVE THE EFFECT OF MODIFYING, THE EXPRESS PROVISIONS OF THIS AGREEMENT, THE TERMS OF THIS AGREEMENT SHALL PREVAIL AND OWNER AGREES THAT MANAGER MAY TAKE OR REFRAIN FROM TAKING ANY ACTION WITHOUT REGARD TO ANY SUCH IMPLIED FIDUCIARY DUTY. THE FOREGOING PROVISION SHALL NOT BE CONSTRUED AS A WAIVER OF SUCH DUTIES EXCEPT AND ONLY IN THE CASE WHERE SUCH DUTIES ARE INCONSISTENT WITH, OR WOULD HAVE THE EFFECT OF MODIFYING, THE EXPRESS PROVISIONS OF THIS AGREEMENT.

FOR THE PURPOSES OF ASSESSING MANAGER’S DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT, THE PARTIES ACKNOWLEDGE THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE DUTIES AND OBLIGATIONS SET FORTH HEREIN ARE INTENDED TO SATISFY ANY IMPLIED FIDUCIARY DUTIES THAT MAY EXIST BETWEEN THE PARTIES AND THE PARTIES INTEND THAT NO IMPLIED FIDUCIARY DUTIES BE CREATED HEREBY; PROVIDED THAT MANAGER WILL ACT AS A FIDUCIARY IN CONNECTION WITH THE HANDLING OF FUNDS HEREUNDER.
THE PARTIES ALSO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND RELEASE ANY RIGHT, POWER OR PRIVILEGE EITHER MAY HAVE TO CLAIM OR RECEIVE FROM THE OTHER PARTY ANY PUNITIVE, EXEMPLARY, STATUTORY, OR TREBLE DAMAGES OR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY BREACH OF THE IMPLIED FIDUCIARY DUTIES.
FURTHERMORE, OWNER SPECIFICALLY CONSENTS TO ALL TRANSACTIONS AND CONDUCT BY MANAGER AND ITS AFFILIATES DESCRIBED IN AND SUBJECT TO THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH BELOW, AND WAIVES ANY IMPLIED FIDUCIARY DUTIES THAT MANGER MAY OWE TO OWNER NOW, OR THAT MAY ARISE IN THE FUTURE, IN CONNECTION WITH SUCH TRANSACTIONS OR CONDUCT. OWNER ACKNOWLEDGES AND AGREES THAT ITS CONSENT TO THE TRANSACTIONS AND CONDUCT BY MANAGER DESCRIBED IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SPECIFICALLY SET FORTH BELOW, AND ITS WAIVER OF ANY IMPLIED FIDUCIARY DUTIES OTHERWISE OWED BY MANAGER: (I) HAS BEEN OBTAINED BY MANAGER IN GOOD FAITH; (II) IS MADE KNOWINGLY BY OWNER BASED ON ITS ADEQUATE INFORMED JUDGMENT AS A SOPHISTICATED PARTY AFTER SEEKING THE ADVISE OF COMPETENT AND INFORMED COUNSEL; AND (III) ARISES FROM THE OWNER’S KNOWLEDGE AND UNDERSTANDING OF THE SPECIFIC TRANSACTIONS AND ACTIONS OR INACTIONS OF MANAGERS THAT ARE NORMAL, CUSTOMARY, AND REASONABLY EXPECTED IN THE HOTEL INDUSTRY GENERALLY.
(a) MANAGER AND ITS AFFILIATES MAY ESTABLISH OR ENGAGE IN ANY BUSINESS OF ANY KIND OR PARTICIPATE IN ANY INVESTMENT OF ANY KIND AT ANY LOCATION, IN MANAGER’S SOLE DISCRETION. MANAGER AND ITS AFFILIATES MAY EXERCISE SUCH RIGHTS EVEN THOUGH THESE BUSINESSES OR INVESTMENTS MAY DIRECTLY OR INDIRECTLY COMPETE WITH THE HOTEL, WITH OWNER OR ITS AFFILIATES OR WITH ANY OTHER BUSINESS OR INVESTMENT OF OWNER OR ITS AFFILIATES.

(b) MANAGER MAY ELECT TO USE THE SERVICES OF ITS AFFILIATES IN FULFILLING ITS OBLIGATIONS UNDER THIS AGREEMENT, SUBJECT IN EACH CASE TO THE TERMS OF THIS AGREEMENT.
(c) MANAGER AND ITS AFFILIATES MAY RECEIVE FEES, CHARGES AND REIMBURSEMENTS IN CONNECTION WITH THE PROVISION OF ITS MANAGEMENT SERVICES AND ITS CENTRALIZED SERVICES TO THE HOTEL AND FOR OTHER MANAGED HOTELS, SUBJECT IN EACH CASE TO THE TERMS OF THIS AGREEMENT.
(d) MANAGER AND ITS AFFILIATES MAY RECEIVE PAYMENTS, FEES, COMMISSIONS AND REIMBURSEMENTS FROM VENDORS IN CONNECTION WITH MANAGER’S PURCHASING SERVICES FOR THE HOTEL AND FOR OTHER MANAGED HOTELS, PROVIDED (I) MANAGER SHALL PROMPTLY DISCLOSE THE SAME TO OWNER, (II) SUCH SERVICES SHOULD BE PROVIDED TO THE HOTEL ON TERMS NO LESS FAVORABLE THAN THOSE THAT CAN BE OBTAINED FROM OTHER THIRD PARTY VENDORS NOT PROVIDING SUCH PAYMENTS, FEES, COMMISSIONS OR REIMBURSEMENTS, AND (III) THE SAME SHALL OTHERWISE BE SUBJECT IN EACH CASE TO THE TERMS OF THIS AGREEMENT.
(e) OWNER SHALL OWN THE HOTEL GUEST DATA AS DESCRIBED IN THIS AGREEMENT, AND MANAGER AND ITS AFFILIATES MAY USE THE HOTEL GUEST DATA IN ANY REASONABLE MANNER, SUBJECT IN EACH CASE TO THE TERMS OF THIS AGREEMENT.
(f) MANAGER SHALL BE PERMITTED TO USE THE FUNDS IN THE OPERATING ACCOUNT FOR THE PURPOSES DESCRIBED IN THIS AGREEMENT (INCLUDING PAYMENT TO MANAGER OR ITS AFFILIATES OF ALL MANAGEMENT FEES AND OUT-OF-POCKET EXPENSES DESCRIBED IN THIS AGREEMENT), SUBJECT IN EACH CASE TO THE TERMS OF THIS AGREEMENT.
(g) MANAGER SHALL BE PERMITTED TO INSTITUTE, PROSECUTE AND SETTLE THE LEGAL ACTIONS OR PROCEEDINGS DESCRIBED IN THIS AGREEMENT, IN ITS NAME OR IN THE NAME OF OWNER, TO THE EXTENT PERMITTED BY THIS AGREEMENT.
(h) MANAGER AND ITS AFFILIATES SHALL HAVE THE AUTHORITY TO NEGOTIATE AND MAKE AGREEMENT WITH ANY LABOR UNIONS AND ENTER INTO OR AMEND OR MODIFY IN ANY MATERIAL RESPECT ANY COLLECTIVE BARGAINING AGREEMENTS WITH LABOR UNIONS IN CONNECTION WITH THE HOTEL, TO THE EXTENT PERMITTED BY THIS AGREEMENT AND SUBJECT TO THE LIMITATIONS SET FORTH IN THIS AGREEMENT.
17.20. Further Assurances. The Parties shall execute and deliver all other appropriate documents and other instruments and take any other action necessary to enable the Parties to perform their respective obligations under this Agreement and to make this Agreement fully and legally effective, binding and enforceable as between them and as against third parties.

17.21. Amendments. This Agreement may not be modified or amended except by a written instrument executed by Owner and Manager.
17.22. Owner’s and Manager’s Limited Liability. No member, who is an individual in or of Owner or Manager, nor general partner, limited partner, member or corporation of any such member nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Owner or Manager shall be personally liable for the performance of any of Owner’s or Manager’s respective obligations under this Agreement.
17.23. Estoppel Certificate. Owner shall execute and deliver an estoppel certificate within ten (10) Business Days of receiving a request from Manager. Any estoppel certificate executed and delivered in accordance with this Section 17.23 shall (i) certify that this Agreement has not been modified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and specifying the modifications), (ii) state whether, to the best knowledge of the signatory of such certificate, any default exists, including any Event of Default, and if so, specifying each Event of Default of which the signatory has actual knowledge, and (iii) provide any additional information reasonably requested by Manager.
17.24. REIT Compliance. Manager acknowledges that an indirect owner of the Owner (“DRHC”) is a real estate investment trust (a “REIT”) within the meaning of Sections 856-860 of the IRC and the provisions of this Section 25.14 shall apply for so long as the Hotel is owned by Fee Owner and leased to Owner (or its Affiliate) as part of any ownership structure that is subject to REIT tax requirements.
a.
Eligible Independent Contractor Qualification. Manager acknowledges that in order for DRHC to qualify as a REIT, Manager must be an “eligible independent contractor” within the meaning of Section 856(d)(9) of the IRC and that, in order to be an “eligible independent contractor,” Manager (i) collectively with any “related person” in respect of Manager (within the meaning of Section 856(d)(9)(A)), must be actively engaged in the trade or business of operating hotels for parties that are not “related persons” (within the meaning of Section 856(d)(9)(A)) with respect to DRHC, Owner or the “taxable REIT subsidiary” that owns Owner, (ii) may not own (directly or indirectly, subject to constructive ownership rules of Section 856(d)(5)) more than 35% of the shares of DRHC, (iii) may not permit one or more persons owning (directly or indirectly, subject to constructive ownership rules of Section 856(d)(5)) 35% or more of DRHC to also own (directly or indirectly, subject to constructive ownership rules of Section 856(d)(5)) 35% of the total combined voting power (or number of shares) or interest in assets or net profits, as applicable, of Manager, (iv) may not permit wagering activities to be conducted at or in connection with the Hotel, and (v) may not cause DRHC, Fee Owner, Owner, Owner or any other subsidiary to DRHC to derive or receive (directly or indirectly) any income from Manager, other than and (v) may not cause DRHC, Fee Owner, Owner or any other subsidiary of DRHC to derive or receive (directly or indirectly) any income from Manager, other than generally non-recurring payments that may be made by Manager to Owner pursuant to this Agreement that are customarily included in hotel management agreements between unrelated hotel Managers and owners (such as “cure” payments and reimbursements for miscalculated amounts) that, as of the date hereof, are not expected to be made. Manager agrees that, as of the date hereof, Manager satisfies the foregoing conditions and further agrees that it shall use its reasonable commercial efforts to maintain such status.

b.
Subleases. Manager agrees that Manager shall not enter into any assignment, lease, sublease or license (including, but not limited to, with Manager or an affiliate of Manager, but excluding any equipment lease or license or other non-income producing lease or license entered in the ordinary course of the operation of the Hotel and in accordance with this Agreement) with respect to the Hotel (or any part thereof) without first providing Owner with a copy thereof. Owner shall have twenty (20) days from the date of its receipt of such proposed assignment, lease, sublease or license to give written notice to Manager indicating whether such assignment, lease, sublease or license could, in Owner’s reasonable judgment, cause Fee Owner to receive or accrue any amount that would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the IRC, or any similar or successor provisions thereto. If Owner provides timely notice of its determination that such proposed assignment, lease, sublease or license could cause Fee Owner to receive such an amount, then Manager will not enter into such proposed assignment, lease, sublease or license. If Fee Owner shall fail to give Manager such written notice within such twenty (20) day period, Fee Owner shall be estopped from claiming that such assignment, lease, sublease or license violates the terms of this Section 17.24.

17.25 Owner Agreement. Owner shall, and Owner shall cause Fee Owner to, execute and deliver the Owner Agreement attached hereto on the Commencement Date. Manager shall execute and deliver the Owner Agreement on the Commencement Date.
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WITNESS the execution hereof in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument, as of the date first above written.

MANAGER:

HIGHGATE HOTELS, L.P., a Delaware limited partnership

By:	Norwich GP LLC,
a Delaware limited liability company, its general partner

By:

Name:
Title:

OWNER:

DIAMONDROCK NY LEX TENANT, LLC, a Delaware limited liability company

By:

Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the southerly side of East 48th Street with the easterly side of Lexington Avenue;
RUNNING THENCE easterly along the southerly side of East 48th Street, 174 feet 6 inches;
THENCE southerly parallel with Lexington Avenue, 100 feet 5 inches to the center line of the block;
THENCE westerly along said center line of the block, 174 feet 6 inches to the easterly side of Lexington Avenue; and
THENCE northerly along the easterly side of Lexington Avenue, 100 feet 5 inches to the point or place of BEGINNING.

EXHIBIT B
OWNER AGREEMENT
THIS OWNER AGREEMENT (this “Agreement”) is being entered into this  _____  day of May, 2011 (the “Effective Date”), by and among DiamondRock NY Lex Owner, LLC, a Delaware limited liability company (the “Owner”), DiamondRock NY Lex Tenant, LLC, a Delaware limited liability company (the “Tenant”), and Highgate Hotels, L.P., a Delaware limited partnership (the “Manager”).
RECITALS:
WHEREAS, on the Effective Date, Owner acquired the fee interest in certain real property in New York, New York (the “Acquisition”) that is the current site of the Radisson Lexington Hotel, located at 511 Lexington Avenue at 48th Street, New York, New York (the “Hotel”);
WHEREAS, Owner and Tenant have entered into a lease agreement, dated as of the Effective Date, whereby Owner leases the Hotel to Tenant (the “Lease”);
WHEREAS, Tenant and Manager have entered into that certain Hotel Management Agreement, dated as of the Effective Date (the “Management Agreement”); and
WHEREAS, Owner, Tenant and Manager desire to set forth certain obligations of the parties with respect to the ownership and operation of the Hotel and to address certain portions of the Management Agreement that affect the rights and obligations of all three parties.
NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:
1. Definitions. Capitalized terms that are not specifically defined herein shall have the meaning ascribed to such terms in the Management Agreement.
2. Owner Consideration. Owner hereby acknowledges that it: (i) derives and expects to derive benefits from this Agreement, and (ii) has determined that its execution, delivery and performance of this Agreement directly benefit Owner, are within the organizational purposes of Owner, and are in the best interest of Owner.
3. Lease. The Lease shall not be construed to impose any additional obligations or liabilities upon Manager, and shall not be construed to modify or amend any of the rights and duties of the parties under the Management Agreement. To the extent that any of the provisions of the Management Agreement impose a greater or inconsistent obligation on Tenant than the corresponding provisions of the Lease, Tenant shall be obligated to comply with, and to take all actions necessary to prevent breaches or defaults under the relevant provisions of the Management Agreement. Manager shall have no duty, obligation or liability to Owner or Tenant to (a) make any determination as to whether any expense required to be paid by Manager hereunder is a cost of Owner or a cost of Tenant or (b) require that any costs or expenses of Owner be paid from funds that can be identified as belonging to Owner, or that other costs and expenses required to be paid by Tenant be paid from funds that can be identified as belonging to Tenant; it being the intent of the parties to this Agreement that (i) Owner and Tenant shall look only to each other and not to Manager with respect to moneys that may be owed one to the other under the Management Agreement or the Lease and (ii) Manager need only look to Tenant to pay operating costs of the Hotel and other “Owner” obligations under the Management Agreement.

4. Owner and Tenant Representations and Warranties. Owner and Tenant each hereby represents and warrants that Owner or its affiliates has and will maintain a direct or indirect controlling and majority interest in Tenant.
5. Termination of the Lease. The parties agree that the Management Agreement and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect except in accordance with the terms of the Management Agreement, and not as a result of any termination of the Lease. Accordingly, if the Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the “rejection” thereof following Bankruptcy (as defined below) of Tenant (collectively, a “Lease Termination”), Owner: (a) shall recognize Manager’s rights under the Management Agreement, (b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the Hotel pursuant to the Management Agreement, and (c) shall at the time of or prior to such Lease Termination either (i) elect not to take either of the actions described in clause (c)(ii) below, in which case all of “Owner’s” rights, benefits, privileges and obligations under the Management Agreement with respect to periods after the Lease Termination shall be assumed directly by Owner, or (ii) cause an Approved Lessee (as defined below), to (x) succeed to and assume Tenant’s rights and obligations under the Lease, the Management Agreement, and this Agreement, or (y) enter into a new lease with Owner in substantially the same form as the Lease, and assume the rights and obligations of Tenant under the Management Agreement and this Agreement, the intent being that the relationship between any successor Tenant, Owner and Manager be under the same terms and conditions as the relationship between Tenant, Owner and Manager hereunder and under the Management Agreement and the Lease. Any successor to Tenant under clause (c)(ii) above shall be subject to Manager’s consent, which consent shall not be unreasonably withheld or delayed (an “Approved Lessee”); provided that so long as DiamondRock Hospitality Company (“DiamondRock”) is a real estate investment trust for federal income tax purposes (a “REIT”) and Owner is, directly or indirectly, a majority-owned and controlled subsidiary of DiamondRock, an Approved Lessee shall include any “taxable REIT subsidiary” (or any subsidiary of such “taxable REIT subsidiary”) that is controlled by DiamondRock and formed for the purpose of serving as a successor to Tenant.
6. Certain Owner Obligations. Owner agrees that it shall comply with and be bound by the provisions of the Management Agreement, as it may be amended, in accordance with the terms thereof and hereof, which relate to restrictions on transfer and restrictions on financing, as if Owner were “Owner” thereunder.

7. Lease Modifications. Manager agrees that the Lease may be amended or modified from time to time by agreement between Owner and Tenant, and Owner may exercise any one or more of its rights under the Lease from time to time at Owner’s discretion (subject, in all events, to the terms and conditions of Section 5 above), all without consent of Manager, and this Agreement shall continue in full force and effect as to all such renewals, extensions and/or modifications and all such exercise of rights; provided, however, that the prior consent of Manager shall be required for any amendment or modification to the Lease with respect to any provision that, if amended, would be inconsistent with the obligations of the Owner or Tenant hereunder or under the Management Agreement. Owner and Tenant agree to deliver copies to Manager of any amendments or modifications of the Lease promptly following the execution and delivery thereof.
8. Consents Under Management Agreement. Manager will look solely to Tenant to satisfy the obligations and duties of “Owner” under the Management Agreement, except as otherwise specifically provided in this Agreement. Without limiting the foregoing, Manager shall seek all approvals and/or consents required from the “Owner” under the Management Agreement, and elections to be made by the “Owner” under the Management Agreement, solely from Tenant, and shall be entitled to rely and act on all approvals and/or consents obtained or received from, or elections made by, Tenant under any provisions or requirements of the Management Agreement, without any obligation to confirm the granting of any approval or consent or the making of such election by Owner that may be required under the Lease or to obtain the signature of any representative of Owner, and Manager shall not be required to grant any additional time for Owner to instruct Tenant with respect to such matters. Owner agrees that, in its exercise of rights under the Lease that affect Tenant’s exercise of rights under the Management Agreement, Owner shall exercise such rights under the same conditions and principles that apply to Tenant’s exercise of the same rights under the Management Agreement, and shall, where a dispute is referred for resolution in accordance with the Management Agreement, agree to be bound by such resolution.
9. Agreements Relating to Tenancy. In order to address the fact that Tenant’s interest in the Hotel is a leasehold interest, and to address certain other related matters, the parties agree to the following modifications of the Management Agreement, to be effective for so long as Tenant’s interest in the Hotel is held through tenancy title as that of Tenant or its successors or assigns:
A. In connection with a sale, assignment, or transfer of the Hotel, Owner and Tenant agree that an agreement in form and substance similar to this Agreement (or an assumption of this Agreement) will be required from the transferee, assignee and/or lessee in order to ensure that Manager will incur no greater liability, cost or risk of termination of the Management Agreement as a result of such sale, assignment, or transfer of the Hotel.
B. Owner agrees, where applicable, upon request by Manager pursuant to the terms and conditions of the Management Agreement, not to unreasonably withhold, condition or delay the prompt signing, without charge, of applications for licenses, permits or other instruments necessary for operation of the Hotel, which applications shall be prepared by Manager as necessary from time to time.
C. Owner and Tenant covenant that (i) Owner holds good and marketable fee title to the Hotel and (ii) Tenant holds leasehold title to the Hotel, both free and clear of any and all liens, encumbrances or other charges, except for those specifically permitted pursuant to the Management Agreement.

10. Certain Provisions Regarding Bankruptcy. In the event the Lease shall be rejected on behalf of Owner under Section 365 of the United States Bankruptcy Code (the “Code”) or any other applicable law or authority (a “Rejection”), Tenant shall promptly notify Manager in writing of such Rejection and Tenant shall, as directed by Manager, either treat the Lease as terminated by such Rejection or retain its rights under the Lease as permitted by the Code or other applicable law or authority. In the event the Management Agreement is terminated as a result of Rejection on behalf of Tenant, the Management Agreement shall be assumed by Owner, and Owner shall, if directed by Manager (but only to the extent such right may be exercised under the Code or other applicable law and authority), terminate the Lease, subject to the provisions of Section 5 hereof. Each of Owner and Tenant agrees that it will not join in any involuntary petition against the other under the Code or any other similar federal or state law providing for debtor relief, without the consent of Manager.
11. Term. The term of this Agreement shall commence on the date set forth above and shall run concurrently with the term of the Management Agreement, except as otherwise expressly set forth herein.
12. Indemnification by Tenant. Tenant acknowledges that, notwithstanding Owner’s contractual liability to Manager hereunder, Manager is operating the Hotel for the benefit of Tenant, and Tenant agrees to hold Owner harmless for any loss suffered by Owner as a result of Tenant’s failure to timely perform all of the obligations of Tenant under the Management Agreement.
13. Notices. All notices and other communications provided for hereunder shall be in writing, and shall be sent or delivered by the methods and to the addresses for Tenant and Manager as required under the Management Agreement. The address for Owner for purposes of such notices is, as of the date hereof:
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center, Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Facsimile No. 240-477-1199

14. REIT Compliance. Manager has been advised that DiamondRock is a REIT and agrees that the provisions of this Section 14 shall apply for so long as the Hotel is owned by Owner and leased to Tenant as part of any ownership structure that is subject to REIT tax requirements.
A. Owner has advised Manager that in order for DiamondRock to qualify as a REIT, Manager must be an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the “IRC”), and that, in order to be an “eligible independent contractor,” Manager (i) collectively with any “related person” in respect of Manager (which term includes corporations which are members of the same controlled group of corporations or trades or businesses (whether incorporated or not) that are under common control and treated as a single employer with Manager), must be actively engaged in the trade or business of operating hotels for parties that are not “related persons” with respect to DiamondRock, Owner, Tenant or the “taxable REIT subsidiary” that owns Tenant, (ii) may not own (directly or indirectly) more than thirty-five percent (35%) of the shares of DiamondRock or Owner, (iii) may not permit a person who owns (directly or indirectly) thirty-five percent (35%) or more of DiamondRock or Owner to also own thirty-five percent (35%) of the total voting power or number of shares (directly or indirectly) of Manager and (iv) may not permit wagering activities to be conducted at or in connection with the Hotel. Manager agrees that, as of the date hereof, the foregoing conditions are satisfied and further agrees that it shall use its commercially reasonable best efforts to maintain such status for the term of the Management Agreement, provided that each of Owner and Tenant acknowledges that events outside of Manager’s control could affect Manager’s eligible independent contractor status. Owner, Manager and Tenant agree to cooperate in good faith to ensure that Manager retains such status, including in response to a change in law. In furtherance of the foregoing, Manager agrees that it shall use its commercially reasonable best efforts to ensure that any assignee under Section 12.1(a)(1) of the Management Agreement shall satisfy the conditions of this Section 14.A at the time of assignment, provided that Owner and Tenant acknowledge that events outside of Manager’s control could affect the status of a proposed assignee.
Notwithstanding the foregoing, Manager shall not be required to agree to actions which impair its rights or increase its obligations under the Management Agreement or this Agreement, shall have no independent obligation to be or remain familiar with requirements arising from DiamondRock’s status as a REIT and shall be entitled to reimbursement by Owner or Tenant of all reasonable costs incurred by Manager in connection with, or as a result of, cooperation pursuant to this Section 14.A.
B. Manager agrees that Manager shall not enter into any assignment, lease, sublease or license (including, but not limited to, with Manager or an affiliate of Manager) with respect to the Hotel (or any part thereof), but expressly excluding the rental of Hotel rooms and meeting or banquet space in the ordinary course of business of the Hotel, without first providing Owner with a copy thereof. Owner shall have twenty (20) days from the date of its receipt of such proposed assignment, lease, sublease or license to give written notice to Manager indicating whether such assignment, lease, sublease or license could, in Owner’s reasonable judgment, cause Owner to receive or accrue any amount that would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the IRC, or any similar or successor provisions thereto. If Owner provides timely notice of its determination that such proposed assignment, lease, sublease or license could cause Owner to receive such an amount, then Manager will not enter into such proposed assignment, lease, sublease or license. If Owner shall fail to give Manager such written notice within such twenty (20) day period, Owner shall be estopped from claiming that such assignment, lease, sublease or license violates the terms of this Section 14.B.

15. Miscellaneous.
A. Modification of this Agreement. No amendment, modification, alteration or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom enforcement of such amendment is sought, and no waiver of any provision of this Agreement by any party hereto, and no consent to any departure therefrom by any party hereto, shall be effective unless it is in writing and signed by the party against whom enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
B. No Waiver. No failure by any party hereto to exercise, and no delay in exercising, any right under the Management Agreement or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.
C. Remedies Cumulative. The rights and remedies of any party hereto provided in the Management Agreement and this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or equity.
D. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
E. Severability. The invalidity, illegality or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity, legality or enforceability of the remaining portions of this Agreement.
F. Successors and Assigns. The parties hereto shall not assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties hereto, except that Tenant and Manager shall each have the right and obligation to assign its respective interest in this Agreement to any party to which its respective interest in the Management Agreement may be assigned under the terms of the Management Agreement (and such party shall assume such interest), and Owner shall have the right and obligation to assign its interest in this Agreement to any party to which its interest in the Hotel may be assigned (and such party shall assume such interest), subject to the requirements of the Management Agreement.
G. Captions. The captions and headings of the sections and subsections of this Agreement are for purposes of convenience and reference only and shall not limit or otherwise affect the meaning hereof.
H. Time of the Essence. Time shall be of the essence in the performance of this Agreement.
I. Incorporation of Recitals. The recitals hereto are incorporated herein as part of this Agreement.
J. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but each of which, taken together with the others shall constitute one and the same instrument.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

OWNER:

DIAMONDROCK NY LEX OWNER, LLC, a Delaware limited liability company

Name:

Title:

TENANT:

DIAMONDROCK NY LEX TENANT, LLC, a Delaware limited liability company

Name:

Title:

MANAGER:

HIGHGATE HOTELS, L.P., a Delaware limited partnership

By:	Norwich GP LLC,
a Delaware limited liability company, its general partner

By:

Name:
Title:

EXHIBIT C
INSURANCE COVERAGES AND LIMITS
The Parties shall procure the insurance coverages hereinafter set forth in accordance with this Agreement and ensure that they are in full force and effect on the Commencement Date and that they remain in full force and effect throughout the Term of this Agreement:

Coverages:	Amounts of Insurance

Property	Waiver of Coinsurance
Builders Risk	Full replacement cost/Agreed Amount
Earthquake/Flood	Completed value of the Hotel
Business Interruption	As required
Calculated yearly based on estimated revenues
Subject to Article IX, Manager (or Owner, as the case may be), on behalf of Owner and at Owner’s expense, shall procure the insurance coverages hereinafter stet forth and ensure that they are in full force and effect on the Commencement Date and that they remain in full force and effect throughout the Term. All cost(s) and expense(s) incurred by Manager in procuring the following insurance coverages shall be Operating Expenses or Fixed Expenses, as applicable, and shall be paid from the Operating Account:

Coverages:	Amounts of Insurance

Workers’ Compensation	Statutory
Employ’s Liability	$1,000,000
Fidelity (Employee Dishonesty)	As required
Money and Securities	As required
Umbrella/Excess Liability	$25,000,000
Commercial General Liability	$1,000,000 each occurrence
$2,000,000 aggregate
Including:
Products/Completed Operations	$2,000,000
Contractual
Personal Injury
Liquor Liability/Dram Shop (if applicable)	$1,000,000

Limits apply per location
Automobile Liability	$1,000,000
Owned Vehicles
Hired Non-Owned Vehicles
Uninsured motorist where required by statute
Garagekeepers
Automobile Physical Damage (Optional)	(To value if insured)
Comprehensive and Collision
Employment Practices Liability	$1,000,000

1

SCHEDULE 1
Centralized Services

2

SCHEDULE 2
Permitted Encumbrances
[to be attached]

3

EXHIBIT 15
REPRESENTATION BRING DOWN CERTIFICATE
Reference is made to that certain Purchase and Sale Agreement, dated as of May  ________, 2011 (the “Purchase Agreement”), by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company (“Seller”), and [_____________], a [_____________] (“Purchaser”).
Pursuant to [Section 18(a)(xv)] [Section 18(b)(vi)] of the Purchase Agreement, [Seller] [Purchaser] hereby certifies, as of the date hereof, that each of [Seller’s] [Purchaser’s] representations and warranties set forth in [Section 13(a)] [Section 13(e)] of the Purchase Agreement are true, complete and correct in all material respects as of the date hereof.
Dated: __________, 2011
[Signature Page Immediately Follows]

Exhibit 15-1

[SELLER:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:]

[PURCHASER:

,
a

By:

Name:
Title:	]

Exhibit 15-2

EXHIBIT 16
RADISSON CONSENT
FORM OF ASSIGNMENT AND ASSUMPTION
OF FRANCHISE AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF FRANCHISE AGREEMENT (this “Assignment”), is made and entered into this  _____  day of May 2011 by and between LEXINGTON HOTEL, LLC, a Delaware limited liability company, having an address c/o Highgate Holdings, Inc., 870 Seventh Avenue, 2nd Floor, New York, New York 10019 (“Assignor”), DIAMONDROCK NY LEX TENANT, LLC, a Delaware limited liability company, having an address c/o DiamondRock Hospitality Company, 3 Bethesda Metro Center, Suite 1500, Bethesda, Maryland 20814 (“Assignee”), and RADISSON HOTELS INTERNATIONAL, INC., a Delaware corporation, having an address [_________] (“Franchisor”).
R E C I T A L S :
WHEREAS, pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”) by and between Assignor and DiamondRock NY Lex Owner, LLC (“Purchaser”), dated May  ______, 2011, Assignor has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Assignor, that certain piece and parcel of land located at 511 Lexington Avenue, New York, New York, together with the hotel located thereon commonly known as “The Radisson Lexington Hotel” (the “Hotel”), which Hotel includes, without limitation, approximately 712 guest rooms, meeting facilities, conference rooms, restaurants, a fitness center and retail facilities. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement;
WHEREAS, the Hotel is subject to that certain Amended and Restated License Agreement, effective as of February 1, 2002, as amended by that certain First Amendment to Amended and Restated License Agreement, dated as of April 1, 2005, and as further amended by that certain Second Amendment to Amended and Restated License Agreement, dated and effective as of March 31, 2010 (as amended, the “Franchise Agreement”) by and between Assignor and Franchisor;
WHEREAS, Purchaser and Assignee are each wholly owned indirect subsidiaries of DiamondRock Hospitality Company;
WHEREAS, it is contemplated that immediately following Purchaser’s acquisition of the Hotel, Purchaser will enter into a lease of the Hotel with Assignee, with the operations of the Hotel being conducted on behalf of the Assignee;
WHEREAS, Purchaser and Assignee each desire to continue to operate the Hotel under the Radisson Hotel brand as a “System Hotel” (as defined in the Franchise Agreement) and Franchisor has agreed to permit Assignee to so operate the Hotel, subject to and in accordance with the terms set forth in this Assignment;

Exhibit 16-1

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
A G R E E M E N T S :
1. Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Franchise Agreement.
2. Assumption. Assignee hereby assumes the benefits of Assignor and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Assignor under the Franchise Agreement that arise and accrue from and after the date of this Assignment. Assignor shall remain liable for the covenants, obligations, liabilities and burdens of Assignor under the Franchise Agreement to the extent that they arose or accrued prior to the date of this Assignment.
3. Consent and Release. Franchisor hereby consents to the assignment of the Franchise Agreement from Assignor to Assignee and to the modifications hereinafter set forth. Franchisor hereby releases Assignor from any and all liability with respect to the representations, covenants, obligations, liabilities and burdens under the Franchise Agreement, including, without limitation, the payment of the Termination Fee (as such term is hereinafter defined) to the extent that the same may arise or accrue from and after the date hereof and from any obligation to pay any liquidated damages, fees or other sums in connection with any assignment of the Franchise Agreement and any termination of the Franchise Agreement. Franchisor represents and warrants to Assignor that it has no claims against Assignor with respect to the Franchise Agreement, other than payment of any franchise fees accrued but not yet due and payable.
4. Modifications. Franchisor and Assignee hereby agree that, notwithstanding any provision to the contrary contained in the Franchise Agreement, Assignee shall be entitled to terminate the Franchise Agreement, in its sole and absolute discretion, at any time prior to March 31, 2012, by furnishing thirty (30) days prior written notice thereof to Franchisor (“Assignee’s Termination Option”). As a condition to the effectiveness of any such termination, Assignee shall pay to Franchisor Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the “Termination Fee”), which Franchisor acknowledges and agrees shall be in lieu of, and not in addition to, the payment of any other penalty or termination fee or any other amount required to be paid to Franchisor pursuant to and in accordance with the terms of the Franchise Agreement in connection with the termination thereof by the Licensee (as such term is defined in the Franchise Agreement). If Assignee elects not to exercise Assignee’s Termination Option or fails to timely deliver such notice of termination in the manner described herein, Assignee shall have no further right to exercise Assignee’s Termination Option and the Franchise Agreement shall continue in full force and effect.

Exhibit 16-2

5. Notices. All notices, demands or other communications required or permitted to be given in connection with the Franchise Agreement shall be made in accordance with the terms of the Franchise Agreement, if to Franchisor, to the address set forth in the Franchise Agreement, and, if to Assignee, addressed as follows:
DiamondRock NY Lex Tenant, LLC
c/o DiamondRock Hospitality Company
3 Bethesda Metro Center
Suite 1500
Bethesda, Maryland 20814
Attention: General Counsel
Telephone No.: (240) 744-1188
Facsimile No.: (240) 477-1199
with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099
Attention: Steven D. Klein, Esq.
Telephone: No. (212) 728-8221
Facsimile No.: (212) 728-9221
6. Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
4. Governing Law. This Assignment shall be governed by the laws of the State of New York.
[Signature Page Immediately Follows]

Exhibit 16-3

IN WITNESS WHEREOF, Assignor, Assignee and Franchisor have executed this Assignment as of the date first written above.

ASSIGNOR:

LEXINGTON HOTEL, LLC, a Delaware limited liability company

By:	Lexington Hotel (Holdings), LLC, a Delaware limited liability company, its sole member

	By:	Lex Intermediate Mezz, LLC, a Delaware limited liability company, its sole member

		By:	Lex Intermediate Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

			By:	Lex Sub Mezz (Holdings), LLC, a Delaware limited liability company, its sole member

				By:	WH/LEX, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:

				By:	MERISTAR LEXINGTON PARTNERS, LLC, a Delaware limited liability company, its managing member

By:
Name:
Title:
[Signature Page Continues]

Exhibit 16-4

PURCHASER:

DIAMONDROCK NY LEX TENANT, LLC, a Delaware limited liablity company

By:
Name:
Title:
[Signature Page Continues]

Exhibit 16-5

FRANCHISOR:

RADISSON HOTELS INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

Exhibit 16-6